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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

WCA Waste Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

WCA Waste Corporation
One Riverway, Suite 1400
Houston, Texas 77056

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of WCA Waste Corporation:

The Board of Directors has determined that a Special Meeting of Stockholders (“Special Meeting”) of WCA Waste Corporation (the “Corporation”) will be held on Thursday, July 13, 2006 at One Riverway, Suite 2080, Houston, Texas 77056, at 9:00 a.m. local time for the following purposes:

1. To approve the issuance of 750,000 shares of the Corporation’s preferred stock pursuant to the Preferred Stock Purchase Agreement by and between the Corporation and Ares Corporate Opportunities Fund II, L.P. dated June 12, 2006; and

2. To transact other business that may properly come before the Special Meeting, or any adjournments or postponements thereof.

These items are fully described in the proxy statement, which is part of this notice.

The Board of Directors of the Corporation has fixed the close of business on June 26, 2006 as the record date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. A complete list of stockholders will be open to examination by any stockholder for any purpose germane to the Special Meeting between the hours of 9:00 a.m. and 5:00 p.m., local time, at the offices of the Corporation at One Riverway, Suite 1400, Houston, Texas 77056 for ten days prior to the Special Meeting. The list will also be available at the Special Meeting and may be inspected by any stockholder who is present.

Regardless of the number of shares of WCA Waste Corporation common stock you hold, as a stockholder your vote is important and the Board of Directors of the Corporation strongly encourages you to exercise your right to vote. To ensure your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Special Meeting.

By Order of the Board of Directors

J. Edward Menger
Vice President−General Counsel and Assistant Secretary

June 29, 2006

IMPORTANT

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO VOTE USING THE TELEPHONE OR INTERNET VOTING PROCEDURES DESCRIBED ON THE ENCLOSED PROXY CARD OR COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE TO ENSURE ITS ARRIVAL IN TIME FOR THE SPECIAL MEETING. PLEASE USE THE ENCLOSED POSTAGE-PAID ENVELOPE.

WCA Waste Corporation
One Riverway, Suite 1400
Houston, Texas 77056
(713) 292-2400

PROXY STATEMENT FOR
SPECIAL MEETING OF STOCKHOLDERS

This proxy statement and the accompanying proxy card are being mailed to stockholders on or about June 29, 2006 in connection with the solicitation by the Board of Directors (the “Board of Directors”) of WCA Waste Corporation of proxies to be used at the Special Meeting of Stockholders (the “Special Meeting”) of WCA Waste Corporation to be held on Thursday, July 13, 2006 at One Riverway, Suite 2080, Houston, Texas 77056, at 9:00 a.m. local time. Unless the context requires otherwise, references in this proxy statement to “WCA Waste,” “the Corporation,” “we,” “us,” or “our” refer to WCA Waste Corporation.

QUORUM AND VOTING

Holders of record of our common stock, par value $0.01 per share (the “Common Stock”), at the close of business on June 26, 2006 will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. On the record date, there were 16,639,290 shares of Common Stock outstanding, held by 108 holders of record. The number of holders does not include any beneficial owners for whom shares of Common Stock may be held in “nominee” or “street” name. The Common Stock is the only class of our capital stock entitled to vote at the Special Meeting. Each holder of Common Stock is entitled to one vote per share on each matter that is called to vote at the Special Meeting.

The holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote must be present, in person or by proxy, to constitute a quorum at the Special Meeting. Abstentions and broker non-votes (shares held by a broker or nominee that does not have the authority to vote on a matter and has not received instructions from the beneficial owner) are counted as present in determining whether the quorum requirement is met.

Our amended and restated bylaws require the affirmative vote of a majority of the votes cast for all matters to be determined at the Special Meeting. On these matters, abstentions and broker non-votes will be treated as unvoted for purposes of determining approval of the proposal and will have neither the effect of a vote for or vote against the proposal.

The Inspector of Elections for the Special Meeting will be Kevin D. Mitchell, our vice president and controller, and he will tabulate the votes. We will announce preliminary voting results at the Special Meeting. The final official results will be disclosed in our first quarterly report on Form 10-Q that is filed with the Securities and Exchange Commission (“SEC”) after the Special Meeting.

If a stockholder completes, signs, dates and returns the proxy card, or calls the toll-free telephone number or uses the Internet voting procedures described on the proxy card, at or prior to the time of the Special Meeting, his or her shares will be voted at the Special Meeting in accordance with his or her instructions. If a stockholder returns a proxy card unsigned, his or her vote cannot be counted. If a stockholder signs and dates a proxy card, but does not fill out the voting instructions on the proxy card, the shares represented by the proxy will be voted in accordance with the Board of Directors’ recommendation FOR the issuance of 750,000 shares of the Corporation’s preferred stock pursuant to the Preferred Stock Purchase Agreement by and between the Corporation and Ares Corporate Opportunities Fund II, L.P. dated June 12, 2006.

In addition, if any other matters come before the Special Meeting, Tom J. Fatjo, III, our senior vice president — finance and secretary, and J. Edward Menger, our vice president and general counsel, the named proxies, have discretionary authority to vote on those matters in accordance with their best judgment. The Board of Directors is not currently aware of any other matters that may come before the Special Meeting.

REVOCABILITY OF PROXY

The form of proxy enclosed is for use at the Special Meeting if a stockholder will be unable to attend in person. The proxy (whether submitted by mail, telephone, or Internet) may be revoked by a stockholder at any time before it is used to vote at the Special Meeting by:

•	delivering a written notice of revocation to the Secretary of WCA Waste at our principal executive offices;

•	submitting a later-dated proxy to the Secretary of WCA Waste at our principal executive offices; or

•	voting in person at the Special Meeting.

Attendance at the Special Meeting will not revoke a proxy unless a stockholder provides written notice of revocation to the Secretary of WCA Waste before the proxy is exercised or unless the stockholder votes his or her shares in person at the Special Meeting. Street name holders that vote by proxy may revoke their proxies by informing the holder of record in accordance with that entity’s procedures.

SOLICITATION

This solicitation is made on behalf of the Board of Directors. The cost of preparing, assembling, printing and mailing the Notice of Special Meeting of Stockholders, this proxy statement, the enclosed form of proxy and any additional materials, as well as the cost of soliciting the proxies will be borne by us, including reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred in forwarding the proxy materials to, and solicitation of proxies from, the beneficial owners of shares held by such persons. The solicitation will be initially by mail and it may later be decided to make further solicitations by mail, telephone, telex, facsimile or personal call by our directors, officers and employees. We will not pay additional compensation to our directors, officers and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The information provided below indicates the beneficial ownership, as of May 31, 2006, of the Common Stock by each director, by each named executive officer, by all directors and executive officers as a group and by each person known by us to own more than 5% of the outstanding shares of Common Stock.

For purposes of the tables below, the amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including through the exercise of options or warrants. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

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Owners of More Than 5% of Common Stock

Based solely upon filings made with the SEC, the following persons are the only persons known by us to own beneficially more than 5% of the outstanding shares of Common Stock as of May 31, 2006.

	Amount of
	Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Class

Neuberger Berman, Inc.	2,284,350	13.7%
Neuberger Berman, LLC(1)
605 Third Avenue
New York, New York 10158-3698
Wasatch Advisors, Inc.(2)	1,266,230	7.6%
150 Social Hall Avenue
Salt Lake City, Utah 84111
Deutsche Asset Management, Inc.(3)	1,219,300	7.3%
Taunusanlage 12
60325 Frankfurt am Main, Germany
Dreman Value Management LLC(4)	850,000	5.1%
520 East Cooper Avenue, Suite 230-4
Aspen, Colorado 81611
Esping Family and Related Entities(5)
2828 Routh StreetSuite 500
Dallas, Texas 75201
William P. Esping	2,136,061	12.8%
Julie E. Blanton	1,097,547	6.6%
Jennifer E. Kirtland	1,094,742	6.6%
Kathryn E. Woods	812,096	4.9%
WPE Kids Partners, L.P.	1,136,221	6.8%
WPF Holdings, Inc.	1,136,221	6.8%
Esping Marital Deduction Trust No. 2	812,096	4.9%

(1)	Based on the amended Schedule 13G filed with the SEC on February 15, 2006, Neuberger Berman Management, Inc. and Neuberger Berman, LLC have sole voting power with respect to 1,939,250 shares of Common Stock and shared dispositive power with respect to 2,284,350 shares of Common Stock. Neuberger Berman, Inc. made the Schedule 13G filing pursuant to Rule 13d-1(b)(ii)(G) since it owns 100% of both Neuberger Berman, LLC and Neuberger Berman Management, Inc. and does not own over 1% of our common stock. Neuberger Berman, LLC, is an investment advisor and broker/dealer with discretion and Neuberger Berman Management, Inc. is an investment advisor to a Series of Public Mutual Funds. Neuberger Berman, LLC is deemed to be a beneficial owner for purpose of Rule 13(d) since it has shared power to make decisions whether to retain or dispose, and in some cases the sole power to vote, the securities of many unrelated clients. Neuberger Berman, LLC does not, however, have any economic interest in the securities of those clients. The clients are the actual owners of the securities and have the sole right to proceeds from the sale of such securities. Neuberger Berman, LLC and Neuberger Berman Inc. serve as a sub-advisor and investment manager, respectively of Neuberger Berman’s various Mutual Funds which hold such shares in the ordinary course of their business and not with the purpose nor with the effect of changing or influencing the control of the issuer. No other Neuberger Berman, LLC advisory client has an interest of more than 5% of our common stock.

(2)	Based on the Schedule 13G filed with the SEC on February 14, 2006, Wasatch Advisors, Inc. has sole voting and dispositive power with respect to 1,266,230 shares of Common Stock.

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(3)	The amount shown as beneficially owned by Deutsche Asset Management, Inc. is based solely on a Form 13F filed by Deutsche Bank Aktiengesellschaft on February 16, 2006. In that form, Deutsche Asset Management, Inc. reported shared investment discretion and sole voting power with respect to 1,219,300 shares.

(4)	Based on the Schedule 13G filed with the SEC on February 10, 2006, Dreman Value Management LLC has shared voting and sole dispositive power with respect to 850,000 shares of Common Stock. In a Form 13F filed with the SEC on February 10, 2006, Dreman Value Management, L.L.C. reported sole investment discretion with respect to 1,425,450 shares, sole voting authority with respect to 41,550 shares, shared voting authority with respect to 104,900 shares and no voting authority with respect to 1,279,000 shares.

(5)	Based on the Schedule 13D filed with the SEC on May 9, 2005, (a) William P. Esping holds sole voting and dispositive power with respect to 1,171,478 shares of common stock and shared voting and dispositive power with respect to 964,583 shares of common stock, (b) Julie E. Blanton holds sole voting and dispositive power with respect to 282,645 shares of common stock and shared voting and dispositive power with respect to 814,902 shares of common stock, (c) Jennifer E. Kirtland holds sole voting and dispositive power with respect to 282,646 shares of common stock and shared voting and dispositive power with respect to 812,096 shares of common stock, and (d) Kathryn E. Woods holds shared voting and dispositive power with respect to 812,096 shares of common stock. William P. Esping holds sole ultimate voting and investment control over all shares of common stock owned by WPE Kids Partners, L.P. and WPE Holdings, Inc. William P. Esping, Julie E. Blanton, Jennifer E. Kirtland and Kathryn E. Woods are the four trustees of the Esping Marital Deduction Trust No. 2. They share voting and investment control over the 812,096 shares of common stock held by the trust. For discussion of Mr. Esping’s relationship with Waste Corporation of America, LLC, see “Waste Corporation of America, LLC,” below.

Directors and Executive Officers

Except under applicable community property laws or as otherwise indicated in the footnotes to the table below, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned. The address of all directors and executive officers in this table is c/o WCA Waste Corporation, One Riverway, Suite 1400, Houston, Texas 77056.

	Amount and
	Nature of
	Beneficial	Percent of
Name of Beneficial Owner	Ownership	Class(**)

Tom J. Fatjo, Jr.(1)	853,849	5.1%
Jerome M. Kruszka(2)	500,208	3.0%
Charles A. Casalinova(3)	217,438	1.3%
Tom J. Fatjo, III(4)	365,587	2.2%
Richard E. Bean(5)	116,683	*
Roger A. Ramsey(6)	30,316	*
Ballard O. Castleman(7)	60,192	*
All directors and executive officers as a group (7 persons)	2,081,999	12.2%

*	Represents beneficial ownership of less than 1%.

**	Assumes a total of 400,000 shares underlying options vesting within 60 days, which shares are not yet outstanding, but for each individual the shares underlying their options are assumed to be outstanding in disclosing their ownership and calculating their percentage of outstanding.

(1)	Includes: (a) 98,368 shares owned by Tom J. Fatjo, Jr. Trust; (b) 12,296 shares owned by Jacqueline Fatjo 1998 Gift Trust; and (c) 12,296 shares owned by Channing Fatjo 1998 Gift Trust. Mr. Fatjo, Jr. is the trustee of each of these trusts, and as such, he has voting and investment power over the assets of such trusts, including shares of Common Stock. Also includes: (w) 211,491 shares owned by Fatjo WCA Partners, L.P., a limited partnership, controlled by Mr. Fatjo, Jr.; (x) 58,131 shares owned by First Sugar Hill Partners, LP (formerly FFAP, Ltd.), a limited partnership, the sole general partner of which is a corporation controlled by Mr. Fatjo, Jr., referred to in the remainder of this proxy statement as FSH Partners; (y) 51,288 shares representing Mr. Fatjo’s

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proportionate indirect interest in shares owned by Waste Corporation of America, LLC, referred to in the remainder of this proxy statement as WCA LLC; and (z) 100,000 shares underlying options currently exercisable. Mr. Fatjo, Jr. disclaims beneficial ownership of the securities held by WCA LLC, Fatjo WCA Partners, L.P. and FSH Partners except to the extent of his pecuniary interest therein. Does not include 63,733 shares of restricted stock that will not be vested within 60 days of June 29, 2006.

(2)	Includes: (a) 26,938 shares representing Mr. Kruszka’s proportionate indirect interest in shares owned by WCA LLC, of which Mr. Kruszka disclaims beneficial ownership; and (b) 100,000 shares underlying options currently exercisable. Does not include 63,733 shares of restricted stock that will not be vested within 60 days of June 29, 2006.

(3)	Includes: (a) 9,343 shares representing Mr. Casalinova’s proportionate indirect interest in shares owned by WCA LLC, of which Mr. Casalinova disclaims beneficial ownership; and (b) 75,000 shares underlying options currently exercisable. Does not include 47,804 shares of restricted stock that will not be vested within 60 days of June 29, 2006.

(4)	Includes: (a) 3,074 shares owned by Thomas J. Fatjo, IV Descendant’s Trust; (b) 3,074 shares owned by Berkeley E. Fatjo Descendant’s Trust; (c) 3,074 shares owned by Travis C. Fatjo Descendant’s Trust; (d) 3,074 shares owned by Justin D. Ruud Descendant’s Trust; (e) 3,074 shares owned by Landon C. Ruud Descendant’s Trust; (f) 12,296 shares owned by Jacqueline Fatjo 1998 Gift Trust; and (g) 12,296 shares owned by Channing Fatjo 1998 Gift Trust. Mr. Fatjo, III is the trustee of each of these trusts, and as such, he has voting and investment power over the assets of such trusts, including their shares of Common Stock. Also includes: (w) 11,510 shares held by Mr. Fatjo, III as a limited partner of FSH Partners; (x) 26,172 shares held by Mr. Fatjo, III as a limited partner of Fatjo WCA Partners, L.P., (y) 18,617 shares representing Mr. Fatjo’s proportionate indirect interest in shares owned by WCA LLC, of which Mr. Fatjo disclaims beneficial ownership; and (z) 65,000 shares underlying options currently exercisable. Does not include 39,821 shares of restricted stock that will not be vested within 60 days of June 29, 2006.

(5)	Includes: (a) 6,222 shares representing Mr. Bean’s proportionate indirect interest in shares owned by WCA LLC, of which Mr. Bean disclaims beneficial ownership; (b) 20,000 shares underlying options currently exercisable; and (c) 6,316 shares of restricted stock that will vest within 60 days of June 29, 2006.

(6)	Includes 20,000 shares underlying options currently exercisable and 6,316 shares of restricted stock that will vest within 60 days of June 29, 2006.

(7)	Includes: (a) 2,333 shares representing Mr. Castleman’s proportionate indirect interest in shares owned by WCA LLC, of which Mr. Castleman disclaims beneficial ownership; (b) 20,000 shares underlying options currently exercisable; and (c) 6,316 shares of restricted stock that will vest within 60 days of June 29, 2006.

Waste Corporation of America, LLC

WCA LLC owned all of the outstanding capital stock of the Corporation prior to our initial public offering in June 2004. In anticipation of and in connection with the initial public offering, we completed an internal corporate reorganization, pursuant to which the Corporation briefly became the parent of WCA LLC and pursuant to which the Corporation spun off WCA LLC as a separate company with operations in Florida, Colorado and New Mexico. The shares of common stock indicated above as being indirectly owned through WCA LLC were issued in connection with the reorganization and the Corporation’s acquisition of a 227-acre landfill located in Ft. Meade, Florida from WCA LLC on September 30, 2005. The acquisition consideration paid to WCA LLC by the Corporation consisted of approximately $3.4 million in cash (subject to certain adjustments), the assumption of $6.3 million in debt and 591,611 shares of our common stock. The terms of the acquisition and other related transactions were described in a Current Report on Form 8-K filed on October 6, 2005, which is available from www.sec.gov. The directors and executive officers of the Corporation own approximately 19% of WCA LLC. As a result of the Ft. Meade Acquisition, WCA LLC owns approximately 3.5% of the issued and outstanding shares of the Corporation. The indirect ownership of the directors and executive officers was attributed based on the indirect beneficial ownership of interests of WCA LLC held by the directors and executive officers.

Prior to our initial public offering, WCA Partners, L.P., a closely held investment fund, and other related entities controlled approximately 60.2% of both the Corporation’s and WCA LLC’s outstanding equity; after the

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initial public offering, such entities owned approximately 18.1% of the Corporation’s common stock and continue to hold 60.2% of WCA LLC’s outstanding equity. In 2005, WCA Partners liquidated and distributed the stock held by it to the equity owners of WCA Partners. As indicated above, in a Schedule 13D filing made on May 9, 2005, William P. Esping, one of the principals of WCA Partners, reported beneficial ownership of 2,136,061 shares of the Corporation’s common stock (or approximately 12.7% of the outstanding common stock). Mr. Esping is a director of WCA LLC. Another principal of WCA Partners, Mr. Ballard Castleman, is one of our directors and is also a director of WCA LLC. In addition, Tom J. Fatjo, Jr. and Jerome Kruszka are also directors and executive officers of WCA LLC.

PROPOSAL
ISSUANCE OF 750,000 SHARES OF THE CORPORATION’S
PREFERRED STOCK PURSUANT TO THE STOCK PURCHASE AGREEMENT

Introduction

On June 12, 2006, we entered into a privately-negotiated Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Ares Corporate Opportunities Fund II, L.P. (“Ares”), which provides for the Corporation to issue and sell 750,000 shares (the “Preferred Shares”) of Series A Convertible Preferred Stock, par value $0.01 per share (“Preferred Stock”), to Ares. The purchase price per Preferred Share is $100.00, for an aggregate purchase price of $75 million. The Purchase Agreement and the reduced purchase letter agreement described below are the only documents that the Corporation has executed as of the date hereof, but several other documents will be filed or executed in connection with closing the purchase by Ares of the Preferred Shares, and forms of these documents are attached as exhibits to the Purchase Agreement. Collectively, the purchase by Ares of the Preferred Shares and the filing and execution of these other documents is referred to herein as the “Transaction,” and the Purchase Agreement, the certificate of designations, the registration rights agreement, and the stockholder’s agreement are referred to herein as the “Transaction Documents.”

The Purchase Agreement and Anticipated Capital Plan

We entered into the Purchase Agreement as part of an anticipated capital plan to provide additional equity, to refinance existing senior secured debt, and to provide additional capital availability to permit us to continue to execute our acquisition strategy. This capital plan was announced on June 14, 2006 and has, at this time, three components:

•	the issuance of the Preferred Shares for an aggregate purchase price of $75 million, as more fully described in “Description of the Preferred Stock and Other Transaction Documents”;

•	the replacement of our current senior secured credit facility with a $100 million secured facility with Comerica Bank as lead agent, as more fully described below;

•	the issuance, subject to market and other conditions, of $150 million of 9.25% senior unsecured notes due 2014, which are being offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as more fully described below.

None of these transactions has closed, and the closing of the senior secured facility and the senior notes issuance are not conditioned on the closing of the issuance of the full number of Preferred Shares. However, the replacement senior secured credit facility is conditional upon the issuance of at least $25 million of Preferred Stock (see “— Ares’s Commitment for Reduced Purchase of Preferred Stock” below). In addition, the closing of the sale and issuance of the full amount of Preferred Shares is contingent on the satisfaction of the following conditions:

•	receiving approval of the holders of our currently outstanding Common Stock to the extent required by Nasdaq rules;

•	all of our currently outstanding senior debt must have been previously refinanced or repaid on terms reasonably satisfactory to Ares; and

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•	other customary conditions, including the filing of a certificate of designations and the entering into of a registration rights agreement and stockholder’s agreement in the agreed upon form.

Senior Notes Offering.  We have recently offered, $150 million aggregate principal amount of our 9.25% senior unsecured notes due 2014 through an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The indenture relating to the notes will contain standard covenants for high yield note financings, including covenants regarding the incurrence of additional debt. As of the date of this proxy statement, the initial purchaser of the notes has entered into an agreement to acquire the notes, subject to the satisfaction of customary closing conditions. Although we anticipate the conditions will be satisfied and the note offering will be completed prior to the date of the special meeting, there is no assurance that the notes will in fact be issued. Ares’s obligation to close its acquisition of the Preferred Shares is conditioned on the closing of the note offering, but Ares has indicated to us that the currently proposed terms of this note offering will be acceptable to it.

New Secured Credit Facility.  We expect to repay our existing credit facilities and enter into a new secured credit facility with Comerica Bank as lead agent and a syndicate of lenders. The new secured credit facility will consist of a five-year revolving credit facility in the amount of $100 million, with an “accordion” feature allowing us the right to seek commitments for an additional $100 million of capacity. The new secured credit facility will be secured by substantially all of our assets and the assets of our subsidiaries as well as shares of capital stock (or similar equity interests) of our subsidiaries held by us. The terms, conditions and covenants of the new secured credit facility are subject to the negotiation, execution and delivery of definitive documentation, and accordingly, actual terms may differ from those described in this proxy statement.

Ares’s Commitment for Reduced Purchase of Preferred Stock.  Since having additional equity will enhance our ability to negotiate better terms in any refinancing that is part of our anticipated capital plan and because of the condition for the replacement senior secured credit facility described above, in the event that stockholder approval of the issuance of all 750,000 Preferred Shares is not received, we have agreed in a letter agreement with Ares to issue, and Ares has committed to purchase, 250,000 shares of Preferred Stock for an aggregate purchase price of $25 million on terms substantially as set forth in the Transaction Documents, and subject to the same terms and conditions in the Transaction Documents, including as to the refinancing or repayment of all currently outstanding senior debt. We anticipate that this reduced sale of shares of Preferred Stock would not be subject to the Nasdaq requirement of stockholder approval.

Background to and Reasons for the Proposed Transaction

Review of Strategic Alternatives

For the year-ended December 31, 2005, we reported revenue of $114.1 million, representing a 55.4% increase over the $73.5 million reported for year-ended 2004. EBITDA, a non-GAAP measure, was $32.2 million for 2005; EBITDA for 2004 was $18.6 million, even after adjusting EBITDA to exclude a stock-based compensation charge of $11.5 million ($7.5 million net of tax benefit) incurred during 2004 in connection with a reorganization related to our initial public offering. For an explanation of why we view EBITDA as a useful measure of financial performance and for a reconciliation to GAAP, see “— Reconciliation of Non-GAAP Information” below. The significant increases in revenue and EBITDA were largely the result of the implementation of our acquisition strategy. During 2005, we completed 10 acquisitions in four new markets.

Our acquisitions have been almost exclusively financed with borrowings under our credit facility, resulting in an increase in debt by $143.3 million from June 2004 (when we completed our initial public offering) to March 31, 2006. This rise in the level of borrowings, when coupled with the steady increase in interest rates during 2005, adversely affected net income. We have estimated that the average borrowing cost increased from 4.56% for the fourth quarter of 2004 to 7.90% for the same quarter in 2005. Net income was $3.5 million in 2005 and we estimated that the increase in borrowing costs was $1.9 million, or $0.12 per share, assuming the same level of debt at end of 2005. Our long term debt represented 66% of our total capitalization ratio (long term debt including current maturities and stockholders’ equity).

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We believe that the significant increase in our average borrowing costs and our level of debt negatively affected our share price. As share prices for several publicly traded waste companies increased in 2005 and early 2006, our stock price continued to decline. We believed that this steady decline in our stock price from the post-IPO levels failed to reflect our fundamental operating performance and characteristics, as well as our prospects, including steady increases in revenue, EBITDA, and EBITDA margins; the geographic concentration of our operations in relatively high growth regions of the country; and our relatively high waste internalization rate (meaning the percentage of waste we collected being disposed of in landfills we control), which affects operating margins.

In March 2006, we commenced a process of exploring a variety of strategic alternatives to enhance shareholder value and engaged Friedman, Billings, and Ramsey Co., Inc. (“FBR”) to assist in considering all available strategic alternatives. Our Board of Directors appointed a Special Committee consisting of Richard Bean (Chairman), Ballard Castleman, and Roger Ramsey, the three non-management members of the Board, to oversee the strategic review process and to review, if necessary, any potential “going private” or similar transaction in which management would participate. During March 2006, we also entered into an agreement with Ares that permitted Ares to conduct due diligence, while still allowing the Special Committee to conduct its strategic review and to receive proposals (but did not allow us to enter into any strategic transaction agreement) during a forty-five day diligence period.

Through mid-May of 2006, the Special Committee met several times with representatives of FBR, the Special Committee’s special counsel, Morris, Nichols, Arsht & Tunnell LLP, and Andrews Kurth LLP, which has provided legal services to us in the past. During these meetings, the Special Committee, with the advice of FBR, analyzed a variety of alternatives, including a continuation of our operating strategy and maintaining our capital structure, which might limit the size and pace of acquisitions; reducing interest expense with a convertible debt issue; reducing debt through asset sales or issuance of equity; recapitalizing debt through a notes offering; and conducting a sale, whether in parts or in whole, to a strategic or financial buyer and perhaps with the participation of management. At one point, the Special Committee was informed by management that it was engaged in discussions with Ares to explore the possibility of a “going private” transaction, with management staying in place and making a significant investment in the post-acquisition entity.

The Special Committee weighed the potential benefits and risks of these various alternatives. In the course of deliberations, the Special Committee concluded that several alternatives might have had the prospect of reducing our leverage and improving short-term share prices, or providing immediate returns to shareholders, but those alternatives also involved significant costs and risks, or could have resulted in a transaction that would not adequately reflect our long-term value or that would severely limit our long-term growth. In the Special Committee’s estimation, the most promising alternatives would result in an increase in available capital capacity to allow us to pursue our acquisition strategy, while fixing interest expense.

Preferred Share Proposal; Debt Recapitalization.

In May 2006, Ares delivered a formal proposal to invest in a new issue of preferred stock. The Board of Directors authorized management to negotiate the terms of the proposal, which resulted in several exchanges of drafts of terms throughout May and early June. The Special Committee also met to analyze the terms of the proposal in light of the strategic alternatives review, including as the proposal was altered through negotiation. Present during such meetings were representatives of FBR, Morris, Nichols and Andrews Kurth. Of particular interest to the Special Committee were the terms of proposed governance agreements, because on an as-converted basis Ares would initially own securities representing over 30% of our current common equity, which would increase to over 37% over the course of five years (or earlier upon an acceleration event) based on the pay-in-kind dividend feature described in “— Description of the Preferred Stock and Other Transaction Documents — Certificate of Designations.” In completing its review, the Special Committee took into account the following factors, some of which were negative, but most of which were positive:

•	the results of the strategic alternatives review, which identified an equity transaction as an attractive alternative to reduce debt immediately and to provide additional capital to support an active acquisition strategy;

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•	the forecasted accretion to GAAP earnings per share from the equity issuance, even after taking into account the dilution from the pay-in-kind feature;

•	the institutional sponsorship provided by an investment by a private equity fund such as Ares, especially since it is managed by persons with expertise in the waste industry;

•	the effective discounts that could be expected if we pursued a registered common equity issuance;

•	the governance arrangements, including a limitation on the number of directors that Ares could appoint while the preferred is outstanding and the limitations imposed on Ares by the standstill and voting agreements described in “Terms of the Preferred Shares — Stockholder’s Agreement”;

•	the substantial ownership position of the Purchaser after the transaction, partially counterbalanced for some period by the governance arrangements described above;

•	the ease of execution;

•	the limited number and nature of the closing conditions that would need to be satisfied before the issuance of the Preferred Shares;

•	the need for stockholder approval under Nasdaq rules;

•	the closing condition that we effect a recapitalization of our senior debt;

•	the financial terms of the Preferred Shares described in the “Terms of the Preferred Shares,” including the ability to redeem shares after the fifth anniversary;

•	the commitment from Ares that if stockholder approval is not received, Ares will make a $25 million investment in preferred stock on substantially the same terms, which investment is not anticipated to require stockholder approval under Nasdaq rules;

•	the additional dilution from the issuance of a convertible preferred and the effective purchase price, and possible discount from current market prices, represented by the pay-in-kind dividend feature, with the effective conversion price being approximately $7.50 per share;

•	the absence of any improvement in the public float and the potential overhang effect of issuing a convertible security as to which immediate registration rights are available.

At several meetings of the Special Committee and the Board of Directors in early June 2006, the directors received detailed descriptions of the negotiated terms of the Purchaser’s proposal and took into account the factors described above, among others. Neither the Special Committee nor the Board assigned any relative weight to the above factors or the other factors considered by it. The directors did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual members of the Special Committee and the Board may have given different weights to different factors.

After taking into account all of the factors set forth above, as well as others, the Board of Directors agreed that the benefits of the proposed transactions outweigh the risks. The directors also considered the Purchaser’s proposal in light of a related commitment with respect to a new senior secured debt facility and a proposal with respect to a senior notes offering described the “Preferred Stock Purchase Agreement and Capital Plan,” which collectively would recapitalize the terms of our senior debt. After discussion and deliberation, the Board of Directors unanimously voted to approve the execution and delivery of the Transaction Agreements with the Purchaser and to recommend that the stockholders vote to approve the issuance of the Preferred Shares.

The Board of Directors has unanimously approved the Transaction Agreements and the issuance of the Preferred Shares and recommends that our stockholders vote to approve the issuance of the Preferred Shares.

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Compensation of the Special Committee

In March 2006, when the Board of Directors appointed the Special Committee, it also approved a compensation arrangement for each member of the Committee to receive $40,000 for his service (with the Chairman to be paid an additional $20,000), plus $500 for attendance in person at each meeting, $250 for attendance via teleconference at each meeting, and reimbursement of out-of-pocket expenses.

Compensation of FBR

We paid FBR $250,000 upon its engagement and have agreed to pay FBR 1% of the purchase price of the Preferred Shares, less the fees already paid.

Description of the Preferred Stock and Other Transaction Documents

The terms of the Preferred Stock will be contained in a certificate of designations that will be filed with the Secretary of State of Delaware (“Certificate of Designations”), a copy of the form of which is attached hereto as Appendix A.

Price and Conversion.  The Preferred Stock is convertible into the Corporation’s Common Stock at a price of $9.60 per share and carries a 5% “payment-in-kind” (or “PIK”) dividend payable semi-annually. The Preferred Shares are immediately convertible at Ares’s discretion into 7,812,500 shares of the Corporation’s Common Stock, which would currently represent approximately 31.9% of the outstanding Common Stock on a post-conversion basis. Dividends are “payment in kind” for the first five years, meaning that they are payable solely by adding the amount of dividends to the stated value of each share. At the end of five years of PIK dividends, the Preferred Shares would be convertible into approximately 10,000,661 shares of Common Stock (representing an effective price of approximately $7.50 per share (before expenses of the issuance) if the Preferred Shares are converted). Based on the currently outstanding shares, 10,000,661 shares of Common Stock would represent approximately 37.5% of the post-conversion shares outstanding.

In the event that one of the “acceleration events” (as described below) were to occur prior to the end of the fifth year, five years of PIK dividends would accelerate at that time and the Preferred Shares would be immediately convertible into 10,000,661 shares, or 37.5% of outstanding as of the Record Date.

Other Terms.  Other material terms of the Preferred Stock are as follows:

•	cumulative dividends of 5.00% per annum, payable semi-annually;

•	as indicated above, for the first five years the dividends are “payment in kind,” and after the fifth anniversary, dividends are payable in kind or in cash at our election (subject to any applicable covenants in any of our credit or other agreements);

•	all dividends that would otherwise be payable through the fifth anniversary of issuance shall automatically be accelerated and paid in kind immediately prior to the occurrence of any of the following acceleration events:

•	liquidation

•	bankruptcy

•	closing of a public offering of Common Stock pursuant to an effective registration statement (except for Form S-4, solely for sales by third parties, or pursuant to Ares’s own registration rights agreement)

•	the average of the closing price of the Common Stock for each of 20 consecutive trading days exceeds $14.40 per share

•	fundamental transaction, including a “group” (defined in the Securities Exchange Act) acquiring more than 35% of outstanding voting rights; replacement of more than one-half of the Corporation’s directors without approval of the existing Board; a merger, consolidation, sale of substantially all assets, going-private transaction, tender offer, reclassification, or other transaction that results in the transfer of a majority of voting rights;

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•	Ares can convert the Preferred Shares into Common Stock at any time at a conversion price of $9.60 per share, with conversion being calculated by taking the stated value (initially $100.00 per share) plus any amount added to stated value by way of dividends, then dividing by $9.60 to produce the number of shares of Common Stock issuable;

•	we can force a conversion into Common Stock following either (i) the average of the closing price of the Common Stock for each of 20 consecutive trading days exceeding $14.40 per share or (ii) a fundamental transaction that Ares does not treat as a liquidation;

•	after the fifth anniversary of issuance, we can redeem for cash equal to the liquidation preference;

•	upon a liquidation, prior to any holder of Common Stock or other junior securities, Ares shall receive in cash the greater of (i) the stated value plus any amount added by way of dividends (accelerated to include a full five years) or (ii) the amount it would receive if all Preferred Shares were converted into Common Stock (calculated to include dividends accelerated to include a full five years);

•	Ares can elect to treat any fundamental transaction (defined above) as a liquidation and receive its liquidation preference as described in the preceding bullet point. However, if common shares of another company are issued as consideration in a fundamental transaction, we have the option of requiring Ares to accept such common shares to satisfy the liquidation preference if (i) the shares are then quoted on the Nasdaq Stock Market or listed on the New York Stock Exchange, (ii) the value of such shares at such time is determined at 98% of the closing price on the trading day preceding the transaction and (iii) the shares are freely transferable without legal or contractual restrictions;

•	the Preferred Stock voting as a separate class elects (i) two directors to the Board for so long as Ares continues to hold Preferred Stock representing at least 20% of “post-conversion equity” (the Corporation’s outstanding Common Stock assuming conversions into common shares of all securities, including the Preferred Stock and assuming Preferred Stock dividends accelerated to include a full five years), (ii) 1 director for so long as it continues to hold at least 10% of post-conversion equity, and (iii) no directors below 10%;

•	the Preferred Stock voting as a separate class must approve (i) any alteration in its powers, preferences or rights, or in the certificate of designation, (ii) creation of any class of stock senior or pari passu with it, (iii) any increase in the authorized shares of Preferred Stock, and (iv) any dividends or distribution to Common Stock or any junior securities, except for pro rata dividends on Common Stock paid in Common Stock. These protective rights terminate on the first date on which there are outstanding less than 20% of the number of shares of Preferred Stock outstanding on the date the Preferred Stock is first issued; and

•	except for the election of directors and special approvals described above, the Preferred Stock votes on all matters and with the Common Stock on an as-converted basis.

Stockholder’s Agreement.  We and Ares have also agreed to enter into a stockholder’s agreement (the “Stockholder’s Agreement”) on the closing date to provide for certain rights and restrictions on the ownership of the Preferred Shares and any shares of Common Stock into which they are converted, a copy of the form of which is attached hereto as Appendix B. The material terms of the Stockholder’s Agreement are as follows:

•	until the earliest of the seventh anniversary of issuance of the Preferred Shares or 180 days after Ares owns less than 10% of post-conversion equity (the “Standstill Period”), Ares will agree to numerous “standstill” restrictions, including acquiring additional voting securities, proposing or encouraging any fundamental transaction, participating in a “group,” soliciting proxies, attempting to change the size of the Board or its composition, entering into a voting agreement, transferring any of its voting securities (except in compliance with the stockholder’s agreement), or discussing or encouraging any of the foregoing;

•	in connection with its right to elect directors as a holder of Preferred Stock, Ares will also agree to certain limits on the qualifications of such directors, and it will receive rights to director insurance and indemnification and observer rights on committees;

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•	during the Standstill Period, Ares will vote its shares of Preferred Stock or Common Stock at any stockholder meeting in the following manner:

•	in favor of director nominees put forth by the Board (as long as Ares continues to have the right to elect at least one director as a holder of Preferred Stock)

•	in the manner recommended by the Board, if the vote is in connection with any fundamental transaction

•	in its own discretion, if the vote relates to an amendment of the certificate of designation for the Preferred Stock or is not inconsistent with the stockholder’s agreement

•	in the manner recommended by the Board, if the vote is not otherwise covered above;

•	during the Standstill Period, Ares will not transfer any shares of Preferred Stock or Common Stock to any other person except:

•	pursuant to the registration rights agreement

•	in accordance with Rule 144 under the Securities Act

•	after the second anniversary of the Preferred Shares issuance, transfers of common stock issued upon conversion of the Preferred Shares may be made to persons that are not “related persons” to Ares or affiliates of the Corporation that, in any 12 month period, do not, in the aggregate, exceed 7.5% of the outstanding voting securities of the Corporation; however, such transfers may not be made to a person (or its affiliates or to a groups in which such person or an affiliate is a member) that, after giving effect to such transfer, would beneficially own voting securities representing more than 7.5% of the total voting power of the Corporation’s securities

•	pursuant to a merger or other reorganization approved by the Board

•	in any event as allowed above (except for pursuant to a merger or reorganization), without the transferee executing an agreement similar to the Stockholder’s Agreement.

Any of these restrictions may be waived by a majority vote of the members of our Board of Directors who are not affiliated with Ares.

Registration Rights Agreement.  We have agreed to enter into a registration rights agreement with Ares on the closing date to allow for the registered resale by Ares of the Common Stock following conversion of the Preferred Shares. After conversion of the Preferred Shares and upon a request from Ares, we will file a shelf registration statement for the resale of the Common Stock within 30 days of such request and will use commercially reasonable efforts to cause the shelf registration statement to become or be declared effective by the SEC within 120 days after the request. In addition, Ares shall have two demand registration requests and unlimited piggyback registration rights. We will agree to pay the expenses of any registration except for underwriting discounts.

Fees and Expenses of Ares.  If the closing of the sale of the Preferred Shares occurs, we will pay Ares a transaction fee equal to 1% of the total purchase price, or $750,000, and we will reimburse it for all reasonable legal, accounting, consulting, travel and other out-of pocket expenses, which are anticipated to be approximately $1,000,000. If Ares acquires less than all of the full number of Preferred Shares, it has agreed to a ratable reduction in the transaction fee and expenses.

The descriptions of the Certificate of Designations and the Stockholder’s Agreement above do not purport to be complete and are qualified in their entirety by reference to the complete text of those documents, which are attached as appendices hereto. In addition, the Purchase Agreement and the forms of other Transaction Documents have been filed as exhibits to a Form 8-K, dated June 12, 2006 and filed by the Corporation on June 16, 2006, which filing is incorporated herein by reference and can be found on www.sec.gov.

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About Ares

Ares is principally engaged in the business of investing in securities. ACOF Management II, L.P. (“ACOF Management”) is the general partner of Ares. ACOF Operating Manager II, L.P. (“ACOF Operating”) is the general partner of ACOF Management and the manager of Ares. Ares Inc. is the general partner of ACOF Operating. Ares Partners Management Company LLC (“Ares Partners” and, together with Ares, ACOF Management, ACOF Operating and Ares, Inc., the “Ares Entities”) is the sole stockholder of Ares Inc. The principal business of each of the Ares Entities other than Ares is investment management.

The address of the principal business office of each of the Ares Entities is 1999 Avenue of the Stars, Suite 1900, Los Angeles, California 90067. The Ares Entities are organized in Delaware.

Antony P. Ressler is the manager of Ares Partners, and Mr. Ressler, Michael Arougheti, Seth Brufsky, David B. Kaplan, John Kissick, Bennett Rosenthal and David Sachs are members of Ares Partners. Each of the members of Ares Partners have the right to receive dividends from, or proceeds from, the sale of investments by the Ares Entities in accordance with their membership interests in Ares Partners. Under applicable law, certain of these individuals and their respective spouses may be deemed to be beneficial owners having indirect ownership of the securities owned of record by Ares by virtue of such status. Each of the Ares Entities (other than Ares), and Messrs. Ressler, Arougheti, Brufsky, Kaplan, Kissick, Rosenthal and Sachs and their respective spouses, expect to disclaim ownership of all Preferred Shares, and the filing of this proxy statement shall not be deemed an admission that any such person or entity will be the beneficial owner of, or will have any pecuniary interest in, the Preferred Shares for any purpose.

During the five years prior to the date hereof, none of the Ares Entities nor any of the persons referred to above has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to a civil proceeding ending in a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Why We Need Stockholder Approval

Nasdaq Marketplace Rules.  Rule 4350(i)(1)(D) of The Nasdaq Stock Market (“Nasdaq”) Marketplace Rules requires stockholder approval for the issuance of common stock (or securities convertible into common stock), other than in a public offering, at a price per share less than the market value of a company’s stock where the issuance, or potential issuance, by a company of its common stock (or securities convertible into common stock) represents 20% or more of the common stock or voting power outstanding before the issuance. In addition, Rule 4350(i)(1)(B) of the Nasdaq Marketplace Rules requires stockholder approval when the issuance or potential issuance will result in a “change of control” of a company. Nasdaq has not provided definitive guidance as to the definition of change of control or a percentage threshold of ownership or voting power at which it believes such a change of control has occurred, although the Corporation recognizes that control of greater than 50% is widely viewed as the minimum threshold.

The Common Stock is listed on the Nasdaq National Market and, therefore, the Corporation is subject to the Nasdaq Marketplace Rules. We are seeking stockholder approval pursuant to Rule 4350(i) so that we may issue Common Stock in an amount sufficient to allow for full conversion of the Preferred Shares. Stockholder approval is necessary because, should an acceleration event occur, the number of shares of Common Stock into which the Preferred Shares would convert could result in an effective price per share of Common Stock that could be below $7.94, the market price of the Common Stock as of the close of trading on the day prior to the date hereof (which could potentially be different as of the closing date of the Transaction), and the number of shares of Common Stock issued upon conversion would equal or exceed 20% of the Common Stock outstanding and voting power before the closing of the Transaction. The Company is also seeking stockholder approval pursuant to Rule 4350(i) in the event that the Nasdaq takes the position that the Transaction is a “change of control” under the Rule. We believe that Ares’s potential 31-37% ownership and voting of the Corporation’s outstanding Common Stock, when viewed in the context of the voting and other restrictions on Ares imposed by the Stockholder’s Agreement and the limitation of Ares to two members of the Corporation’s board (which will have at least seven, and potentially more, members), would not result in a change of control of the Corporation. However, since we have determined that stockholder approval is required under Rule 4350(i)(1)(D), we have also determined that it is prudent to seek approval under

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Rule 4350(i)(1)(B) as well in order to remove any issue that might be raised regarding compliance with all applicable Nasdaq rules.

Covenant of the Transaction.  As a condition to consummating the Transaction, we agreed to seek such stockholder approval at a special meeting of stockholders, and the Board of Directors agreed to recommend that such proposal be approved.

Vote Required

The affirmative vote of a majority of the votes cast is required to approve the issuance of the Preferred Shares proposed to be issued in the Transaction.

Reconciliation of Non-GAAP Information

EBITDA is a non-GAAP financial measure that we define as earnings (net income) before interest expense (including write-off of deferred financing costs), taxes, depreciation and amortization. In 2003, we also excluded discontinued operations and the cumulative effect of change in accounting principle.

EBITDA, as used and defined by us, may not be comparable to similarly titled measures employed by other companies and are not measures of performance calculated in accordance with GAAP. EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. However, our management believes EBITDA are useful to an investor in evaluating our operating performance because:

•	EBITDA is widely used by investors in our industry to measure a company’s operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

•	EBITDA helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization of our landfills and vehicles) from our operating results; and

•	EBITDA helps investors identify items that are within operational control; depreciation charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

Our management uses EBITDA:

•	as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

•	as one method we use to estimate a purchase price (often expressed as a multiple of EBITDA) for solid waste companies we intend to acquire. The appropriate EBITDA multiple will vary from acquisition to acquisition depending on factors such as the size of the operation, the type of operation, the anticipated growth in the market, the strategic location of the operation in its market as well as other considerations;

•	in presentations to our Board of Directors to enable them to have the same consistent measurement basis of operating performance used by management;

•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations;

•	in evaluations of field operations since it represents operational performance and takes into account financial measures within the control of the field operating units;

•	as a component of incentive cash bonuses paid to our executive officers and other employees;

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•	to assess compliance with financial ratios and covenants included in our credit facility; and

•	in communications with investors, lenders, and others, concerning our financial performance.

There are significant limitations to using EBITDA as a measure of performance, including the inability to analyze the effect of certain items that materially affect our net income or loss, and the lack of comparability of results of operations of different companies. The following table reconciles our net income (loss), the most directly comparable GAAP financial measure, to EBITDA:

  Reconciliation of Net Income (Loss) to EBITDA

						Twelve Months
				Three Months		Ended
	Year Ended December 31,			Ended March 31,		March 31,
	2003	2004	2005	2005	2006	2006
	(In thousands)

Net income (loss)	$5,078	$(4,364)	$3,468	$708	$612	$3,372
Cumulative effect of change in accounting principle, net of tax	(2,324)	—	—	—	—	—

Income (loss) before cumulative effect of change in accounting principle	$2,754	$(4,364)	$3,468	$708	$612	$3,372
Discontinued operations, net of tax	(93)	—	—	—	—	—

Income (loss) from continuing operations before cumulative effect of change in accounting principle	$2,661	$(4,364)	$3,468	$708	$612	$3,372
Interest expense, net	5,220	4,453	10,366	1,352	4,107	13,121
Write-off of deferred financing costs and debt discount (an additional interest charge)	—	618	1,308	—	—	1,308
Depreciation and amortization	7,812	8,828	14,795	2,838	4,568	16,525
Income tax (benefit) expense	1,753	(2,476)	2,248	461	408	2,195

EBITDA	$17,446	$7,059	$32,185	$5,359	$9,695	$36,521

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at our next annual meeting of stockholders. In order for a stockholder proposal to be eligible for inclusion in the proxy statement and form of proxy for our next annual meeting pursuant to Rule 14a-8(e) of the Exchange Act, the proposal must be received by the Secretary of the Corporation at One Riverway, Suite 1400, Houston, Texas 77056, a reasonable time prior to when we begin to print and mail our proxy materials for such meeting. Such proposals must meet all of the requirements of the SEC (including the requirements of Rule 14a-8) to be eligible for inclusion in our 2006 proxy materials. While the Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement and form of proxy stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Alternatively, under our amended and restated bylaws, proposals of stockholders intended to be presented at next year’s annual meeting that do not comply with the procedure mentioned above must be received by the Secretary of the Corporation at its principal executive office in Houston, Texas not more than 10 days following the first date that we publicly announce the date of such meeting, to be considered timely and must contain the information required by our amended and restated bylaws (set forth below) and Regulation 14A under the Exchange Act. We will not entertain any proposals at the annual meeting that do not meet these requirements. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) of the Exchange Act, we may exercise

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discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal.

Our amended and restated bylaws require any proposal to include the following information: (i) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption and any supporting statement, which proposal and supporting statement shall not in the aggregate exceed 500 words, and the stockholder’s reasons for conducting such business at the annual meeting, (ii) any material interest of the stockholder in such business, (iii) the name, principal occupation and record address of the stockholder, (iv) the class and number of shares of the Corporation which are held of record or beneficially owned by the stockholder, (v) the dates upon which the stockholder acquired such shares of stock and documentary support for any claims of beneficial ownership, (vi) such other matters as may be required by our amended and restated certificate of incorporation, (vii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (viii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of a least the percentage of our outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of each proposal.

Stockholders may contact the Secretary at our principal executive office in Houston, Texas for a copy of the relevant amended and restated bylaw provisions regarding the requirements for making stockholder proposals.

WHERE YOU CAN FIND FURTHER INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is superseded by information that is included directly in this proxy statement or in other later-filed documents that are incorporated by reference. Information furnished under Item 2.02 or Item 7.01 of our current reports on Form 8-K is not incorporated by reference in this proxy statement. The information incorporated by reference contains important information about our company and its financial condition.

The following documents filed with the SEC by us are incorporated by reference into this proxy statement:

•	Annual Report on Form 10-K (as amended on May 1, 2006) for the year ended December 31, 2005;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•	Current Reports on Form 8-K filed on June 16, 2006 and June 20, 2006 (excluding any information furnished pursuant to Item 7.01 or Item 2.02 of any such Current Report on Form 8-K); and

•	The description of our common stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating any such description.

All documents and reports filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this proxy statement and the date of our meeting are incorporated by reference into this proxy statement. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (excluding information furnished under Items 2.02 or 7.01), as well as proxy statements.

We are delivering along with this proxy statement a copy of our (i) Annual Report on Form 10-K for the year ended December 31, 2005 as filed on March 16, 2006 (this does not include the Form 10-K/A (Amendment No. 1) that was filed on May 1, 2006 solely to add Part III information) and (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

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Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents. You can obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone at the following address:.

WCA Waste Corporation
One River Way, Suite 1400
Houston, Texas 77056
(713) 292-2400
Attention: Secretary

If you would like to request documents in addition to those being delivered along with this proxy statement, please make sure your request is received by July 7, 2006, in order to receive them before our meeting. If you request any incorporated documents, we will mail them to you by first class mail, or another equally prompt means, within one business day after your request is received.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this proxy statement or in any of the materials that have been incorporated into or delivered along with this proxy statement. Therefore, if anyone distributes this type of information, you should not rely upon it. The information contained in this proxy statement speaks only as of the date of this proxy statement unless the information specifically indicates that another date applies.

OTHER BUSINESS

Under the Corporation’s bylaws, no other items of business may be brought before the Special Meeting other than those set forth herein.

KPMG LLP, independent registered public accounting firm, has served as our independent auditors since 2000 and audited our consolidated financial statements for the year ended December 31, 2005. We do not expect any representatives of KPMG LLP to be present at the Annual Meeting, make any statement, or be available to respond to questions.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

By Order of the Board of Directors

J. Edward Menger
Senior Vice President-General Counsel
and Assistant Secretary

Houston, Texas
June 29, 2006

17

APPENDIX A

WCA WASTE CORPORATION

CERTIFICATE OF DESIGNATIONS
OF
SERIES A CONVERTIBLE PAY-IN-KIND PREFERRED STOCK

(Pursuant to Section 151 of the Delaware General Corporation Law)

WCA Waste Corporation, a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “DGCL”) does hereby certify that, in accordance with Section 141(c) of the DGCL, the following resolution was duly adopted by the board of directors of the Corporation as of June  [  ], 2006:

RESOLVED, that the board of directors of the Corporation pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation, hereby authorizes the issuance of one series of Preferred Stock designated as the Series A Convertible Pay-In-Kind Preferred Stock, par value $0.01 per share, of the Corporation and hereby fixes the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation of the Corporation which are applicable to the Preferred Stock of all classes and series) as follows:

SERIES A CONVERTIBLE PREFERRED STOCK

1.  Designation, Amount and Par Value.  The following series of preferred stock shall be designated as the Corporation’s Series A Convertible Pay-In-Kind Preferred Stock (the “Series A Preferred Stock”), and the number of shares so designated shall be 750,000. Each share of Series A Preferred Stock shall have a par value of $0.01 per share. The “Stated Value” for each share of Series A Preferred Stock equals the sum of (i) $100 plus (ii) any amount added to the Stated Value pursuant to Section 3 hereof. The Series A Preferred Stock is to be issued only pursuant to the terms of the Purchase Agreement (as hereinafter defined).

2.  Definitions.  In addition to the terms defined elsewhere in this Certificate of Designations the following terms have the meanings indicated:

“Acceleration Event” means the occurrence of any one or more of the following events: (i) a Liquidation Event; (ii) a Bankruptcy Event; (iii) the Corporation shall consummate a public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act (other than (x) a registration relating to a transaction covered by Form S-4 (or successor form) adopted by the Securities and Exchange Commission, including a transaction covered by Rule 145 (or successor rule) adopted by the Securities and Exchange Commission, (y) a registration statement solely relating to Common Stock held by third parties (including Common Stock to be held by or issued pursuant to an employee benefit or stock ownership plan) and (z) pursuant to the Registration Rights Agreement); (iv) (a) the average of the Closing Price for each day during any period of twenty (20) consecutive Trading Days exceeds $14.40 per share on the twentieth (20th) Trading Day of such period or (b) if not sooner, immediately prior to a conversion pursuant to Section 7(b) hereof; or (v) any other Fundamental Transaction.

“Bankruptcy Event” means any of the following events: (a) the Corporation or a Subsidiary of the Corporation commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Subsidiary thereof; (b) there is commenced against the Corporation or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Corporation or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Corporation or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Corporation or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in New York City are authorized or required by law or other governmental action to close.

“Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on the Trading Market, the closing price per Common Share for such date (or the nearest preceding date) on the Trading Market or exchange on which the Common Shares are then listed or quoted; or (b) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by a majority in interest of the purchasers.

“Common Stock” means the common stock of the Corporation, par value $0.01 per share, and any securities into which such common stock may hereafter be reclassified or exchanged or converted.

“Conversion Price” means $9.60 per share (as adjusted for stock dividends, stock splits, stock combinations or other similar events pursuant to Section 13 hereof occurring after the Original Issue Date).

“Equity Conditions” means, with respect to a specified issuance of Common Stock, that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) the Common Stock is listed or quoted (and is not suspended from trading) on the Trading Market and such shares of Common Stock are approved for listing upon issuance; (iii) no Bankruptcy Event has occurred; and (iv) the Corporation is not in default with respect to any material obligation hereunder or under any other Transaction Document.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fundamental Transaction” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date of the Purchase Agreement by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than 35% of the voting rights or voting equity interests in the Corporation; (ii) a replacement of more than one-half of the members of the Corporation’s board of directors with members that are not approved by those individuals who are members of the board of directors on the date of the Purchase Agreement (or other Persons approved by such members to be directors (or their successors so appointed) or appointed pursuant to the terms of the Stockholder’s Agreement; (iii) a merger or consolidation of the Corporation or any Subsidiary or a sale of all or substantially all of the assets of the Corporation in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Corporation’s securities prior to the first such transaction continue to hold a majority of the voting rights or voting equity interests in of the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Corporation or any Subsidiary that constitutes or results in a transfer of a majority of the voting rights or voting equity interests in the Corporation; (v) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Corporation; (vi) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property and as a result thereof the holders of a majority of the shares of Common Stock prior to the offer do not hold securities representing a majority of the voting rights or voting equity interests in the Corporation; (vii) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities that do not represent a majority of the voting rights or voting equity interests of the Corporation, cash or property; or (viii) the execution by the Corporation of an agreement directly or indirectly providing for any of the foregoing events; provided that none of items (i) through (viii) shall be deemed a Fundamental Transaction if it involves Purchaser (as such term is defined in the Purchase Agreement) or its Related Persons (as such term is defined in the Stockholder’s Agreement).

“Holder” means any holder of Series A Preferred Stock.

“Junior Securities” means the Common Stock and all other equity or equity equivalent securities of the Corporation.

“Liquidation Event” means any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.

“Original Issue Date” means the date of the first issuance of any shares of Series A Preferred Stock, regardless of the number of transfers of any particular shares of Series A Preferred Stock and regardless of the number of certificates that may be issued to evidence shares of Series A Preferred Stock.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Post-Conversion Equity” means as of the date of determination that number of shares of Common Stock that are then outstanding or would be outstanding upon the exercise of all rights, options, and warrants (to the extent then exercisable and vested) and conversion of all other securities (including the Series A Preferred Stock) that are convertible into shares of Common Stock, including (if the date of determination is on or before the fifth anniversary of the Original Issue Date) the number of shares of Common Stock into which the Series A Preferred Stock could be converted if an Acceleration Event had occurred immediately prior to such determination.

“Purchase Agreement” means the Preferred Stock Purchase Agreement, dated as of June [     ], 2006, among the Corporation and the original purchaser of the Series A Preferred Stock, as the same may be amended or modified in accordance with its terms.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, to be entered into among the Corporation and the Holders upon the Closing Date.

“Rule 144” means Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholder’s Agreement” means the Stockholder’s Agreement, dated as of June [     ], 2006, among the Corporation and the original purchaser of the Series A Preferred Stock.

“Subsidiary” means any significant subsidiary of the Corporation as defined in Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on the Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on the Trading Market, then any Business Day.

“Trading Market” means The Nasdaq Stock Market (the “NASDAQ”) or, at any time the Common Stock is not listed for trading on the NASDAQ, any national securities exchange upon which the Common Stock is then primarily listed or quoted.

“Transaction Documents” means the Purchase Agreement, the Registration Rights Agreement, the Stockholder’s Agreement, this Certificate of Designations and any other documents or agreements executed or delivered in connection with the transactions contemplated under the Purchase Agreement and thereunder.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock.

3.  Dividends.

(a) Each Holder shall be entitled to receive, and the Corporation shall pay, cumulative dividends on the Series A Preferred Stock at the rate per share (as a percentage of the Stated Value per share) of 5.00% per annum, payable semi-annually in arrears commencing on December 31, 2006 and thereafter on each June 30 and December 31, except if such date is not a Trading Day, in which case such dividend shall be payable on the next succeeding Trading Day (each, a “Dividend Payment Date”). Dividends on the Series A Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date for the applicable Series A Preferred Stock, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall be payable by the Corporation solely by adding the amount of deferred dividends per share of Series A Preferred Stock to the Stated Value of that share; provided that after the fifth anniversary of the Closing Date, the Corporation may, at its option, pay dividends in cash. No dividend or other distribution (other than (y) a dividend or distribution payable solely in Common Stock or (z) a cash dividend or distribution with respect to which holders of shares of Series A Preferred Stock receive a pro rata portion of such dividend or distribution on an as-converted basis) shall be paid on or set apart for payment on Common Stock or any other Junior Securities unless all accrued and unpaid dividends on the Series A Preferred Stock (but not amounts previously added to Stated Value pursuant to this Section 3) have been paid in accordance with this Certificate of Designations.

(b) Immediately prior to the occurrence of any Acceleration Event prior to the fifth anniversary of the Original Issue Date, the Stated Value of each share of Series A Preferred Stock shall immediately and automatically be increased by an amount per share equal to all dividends that would otherwise be payable on a share of Series A Preferred Stock on each Dividend Payment Date on and after the occurrence of such Acceleration Event and prior to and including the fifth anniversary of such Original Issue Date (the “Acceleration Period”). The accelerated payment of dividends pursuant to this Section 3(b) shall be in lieu of, and not in addition to, the dividends that would otherwise be payable on each Dividend Payment Date during the Acceleration Period. For the purpose of clarity, and only in the event that the Corporation has not elected to require conversion under Section 7(b), each Holder shall be entitled to receive, and the Corporation shall pay, all dividends payable in accordance with Section 3(a) above on each Dividend Payment Date after the fifth anniversary of the Original Issue Date.

(c) All accrued but unpaid dividends shall be payable upon,

(i) a Liquidation Event in cash;

(ii) a Fundamental Transaction that the Holders elect to treat as a Liquidation Event pursuant to Section 6(c) in cash or in other securities or property as specified in Section 6(c); or;

(iii) conversion of the Series A Preferred Stock,

(1) during the Acceleration Period and prior to an Acceleration Event, in additional Underlying Shares as provided in Section 8(a); and

(2) otherwise, at the option of the Company, either (A) in cash or (B) in additional Underlying Shares as provided in Section 8(a).

For the purposes of this Section 3(c), accrued but unpaid dividends shall include any amounts added to Stated Value as a result of deferred dividends or accelerated dividends as provided in Section 3(a), provided, however, that to avoid double counting accrued but unpaid dividends shall not be counted both for the purposes of this Section 3(c) and in determining Stated Value.

4.  Registration of Issuance and Ownership of Series A Preferred Stock.  The Corporation shall register the issuance and ownership of shares of the Series A Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series A Preferred Stock Register”), in the name of the record Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Series A Preferred Stock as the absolute owner thereof for the purpose of any conversion hereof or any distribution to such Holder, and for all other purposes, absent actual notice to the contrary.

5.  Registration of Transfers.  Subject to the terms of the Stockholder’s Agreement, the Corporation shall register the transfer of any shares of Series A Preferred Stock in the Series A Preferred Stock Register, upon surrender of certificates evidencing such Shares to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of Series A Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder.

6.  Liquidation.

(a) In the event of any Liquidation Event, the Holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities by reason of their ownership thereof, an amount per share in cash equal to the greater of (i) the Stated Value for each share of Series A Preferred Stock then held by them (as adjusted for any stock split, stock dividend, stock combination or other similar transactions with respect to the Series A Preferred Stock), plus all accrued but unpaid dividends (including, without duplication, dividends added to Stated Value as provided in Section 3 above) on such Series A Preferred Stock as of the date of such event, and (ii) the amount per share that would be payable to a holder of Series A Preferred Stock had all shares of Series A Preferred Stock been converted to Underlying Shares immediately prior to such Liquidation Event (and taking into account Section 3(b), if applicable) (the “Series A Stock Liquidation Preference”). If, upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such Holders of the full Series A Stock Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the Holders of the Series A Preferred Stock in proportion to the aggregate Series A Stock Liquidation Preference that would otherwise be payable to each of such Holders.

(b) In the event of a Liquidation Event, following completion of the distributions required by the first sentence of paragraph (a) of this Section 6, if assets or surplus funds remain in the Corporation, the holders of the Common Stock and other Junior Securities shall share in all remaining assets of the Corporation.

(c) The Corporation shall provide written notice of any Liquidation Event or Fundamental Transaction to each record Holder not less than 45 days prior to the payment date or effective date thereof; provided that such information shall be made known to the public prior to or in connection with such notice being provided to the Holders. At the request of any Holder, which must be delivered prior to the effective date of a Fundamental Transaction (or, if later, within five (5) Trading Days after such Holder receives notice of such Fundamental Transaction from the Corporation), such Fundamental Transaction will be treated as a Liquidation Event with respect to such Holder for the purposes of this Section 6; provided, however, that if the consideration to be paid to the holders of the Common Stock is not to be paid in cash, but rather in securities or other property, then at the option of the Corporation, the amount payable to the Holders pursuant to this Section 6(c) shall be either (i) in cash or (ii) in the same securities or other property as is to be paid to the holders of Common Stock so long as (a) such securities or other property consist exclusively of common equity interests quoted on the Nasdaq Stock Market or listed on the New York Stock Exchange, (b) the value of such common equity interests shall be determined as 98% of the closing price of such common equity interests on the Nasdaq Stock Market or the New York Stock Exchange, as the case may be, on the Trading Day immediately preceding the consummation of such Fundamental Transaction and (c) such common equity interests shall be freely transferable by the Holders, without legal or contractual restrictions. At the request of the original purchaser under the Purchase Agreement, prior to the issuance of any common equity interests referred to in the preceding sentence, counsel to the issuer of such common equity interests familiar with United States federal securities laws shall provide the Purchaser with a legal opinion to the effect that such common equity interests are transferable without legal restriction under United States federal securities laws.

(d) In the event that, immediately prior to the closing of a Liquidation Event the cash distributions required by subsection 6(a) have not been made, the Corporation shall forthwith either: (i) cause such closing to be postponed until such time as such cash distributions have been made, or (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice by the Corporation required under subsection 6(c).

7.  Conversion; Redemption

(a)  Conversion at Option of Holder.  At the option of any Holder, any shares of Series A Preferred Stock may be converted into Common Stock based on the Conversion Price then in effect for the Series A Preferred Stock; provided that if less than [ 20% ] of the number of shares of Preferred Stock outstanding on the date the Preferred Stock is first issued by the Corporation would remain outstanding after any such conversion, then all shares must be converted at that time. A Holder may convert shares of Series A Preferred Stock into Common Stock pursuant to this paragraph at any time and from time to time after the Original Issue Date, by delivering to the Corporation a conversion notice (the “Conversion Notice”), in the form attached hereto as Exhibit A, appropriately completed and duly signed, and the date any such Conversion Notice is delivered to the Corporation (as determined in accordance with the notice provisions hereof) is a “Conversion Date.”

(b)  Conversion at Option of Corporation.  At any time that (i) the average Closing Price for the 20 Trading Day period ending on the date of the Conversion Notice (as defined below) equal to or exceeds $14.40 per share or (ii) a Fundamental Transaction occurs that the Holders do not elect to treat as a Liquidation Event, the Corporation may elect to require the Holders to convert all shares of the Series A Preferred Stock into Common Stock based on the Conversion Price by delivering an irrevocable written notice of such election to the Holders (the “Conversion Notice”). The tenth (10th) Trading Day after the delivery of such notice will be the “Conversion Date” for such required conversion. Notwithstanding the foregoing, (x) in the event of a conversion at the option of the Corporation predicated on clause (i) of the first sentence of this Section 7(b), the Corporation may not require any conversion under this paragraph (and any notice thereof will be void), unless from the beginning of such ten Trading Day period through the Conversion Date, the Closing Price for each such Trading Day is equal to or exceeds $14.40 per share and (y) in the event of a conversion at the option of the Corporation predicated on clause (i) or (ii) of the first sentence of this Section 7(b), the Corporation may not require any conversion under this paragraph (and any notice thereof will be void), unless the Equity Conditions are satisfied (or waived in writing by the applicable Holder) on each Trading Day with respect to all of the Underlying Shares then issuable upon conversion in full of all outstanding Series A Preferred Stock.

(c)  Redemption.  On or after the fifth anniversary of the Closing Date, the Corporation may, at its option, redeem any of the Series A Preferred Stock owned by the Holders, for a cash purchase price equal to the Series A Stock Liquidation Preference; provided that if less than 20% of the number of shares of Preferred Stock outstanding on the date the Preferred Stock is first issued by the Corporation would remain outstanding after any such redemption, then all shares must be redeemed at that time.

8.  Mechanics of Conversion.

(a) The number of Underlying Shares issuable upon any conversion of shares of Series A Preferred Stock hereunder shall equal (A) the sum of (i) the Stated Value of such shares of Series A Preferred Stock to be converted plus (ii) the accrued and unpaid dividends on such shares of Series A Preferred Stock that have not been added to the Stated Value on the Conversion Date, divided by (B) the applicable Conversion Price on the Conversion Date.

(b) Upon conversion of any shares of Series A Preferred Stock, the Corporation shall promptly issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion, free of restrictive legends unless such Underlying Shares are still required to bear a restrictive legend; the Corporation shall use its commercially reasonable efforts to cause the transfer agent to issue such certificates on or before the sixth Trading Day after the Conversion Date. The Holder shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date. If the shares are then not required to bear a restrictive legend, the Corporation shall, upon request of the Holder, deliver Underlying Shares hereunder electronically through The Depository Trust Corporation (“DTC”) or another established clearing corporation performing similar functions, and shall credit the number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission System (“DWAC”).

(c) A Holder shall deliver the original certificate(s) evidencing the Series A Preferred Stock being converted in connection with the conversion of such Series A Preferred Stock. Upon surrender of a certificate following one or more partial conversions, the Corporation shall promptly deliver to the Holder a new certificate representing the remaining shares of Series A Preferred Stock.

(d) The Corporation’s obligations to issue and deliver Underlying Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by any Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by any Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to any Holder in connection with the issuance of such Underlying Shares.

9.  Voting Rights; Director Designation.

(a) Except as otherwise provided in this Section 9(a) or in Section 9(b) or as required by applicable law and subject to the Stockholder’s Agreement, the Holders of the Series A Preferred Stock shall be entitled to vote on all matters on which holders of Common Stock are entitled to vote. For such purposes, each Holder shall be entitled to a number of votes in respect of the shares of Series A Preferred Stock owned of record by it equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock are convertible by the Holders as of the record date for the determination of stockholders entitled to vote on such matter, or if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise provided in this Section 9(a) or in Section 9(b), in any relevant agreement or as required by applicable law, the holders of the Series A Preferred Stock and Common Stock shall vote together as a single class on all matters submitted to a vote or consent of stockholders; provided that so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the shares of Series A Preferred Stock then outstanding, voting together as a separate class,

(i) alter or change the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation (whether by amendment of this Certificate of Designations or the Company’s certificate of incorporation or other charter documents or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action) or avoid or seek to avoid the observance or performance of any or the terms to be observed or performed hereunder by the Corporation;

(ii) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation Event or Fundamental Transaction senior to or otherwise pari passu with the Series A Preferred Stock;

(iii) increase the authorized number of shares of Series A Preferred Stock;

(iv) pay or declare any dividend or make any distribution on any Junior Securities, except pro rata stock dividends on the Common Stock payable in additional shares of Common Stock; or

(v) enter into any agreement with respect to the foregoing.

The protective rights set forth in (i) through (v) inclusive will terminate and cease to apply on the first date on which there are outstanding less than 20% of the number of shares of Series A Preferred Stock outstanding on the date the Series A Preferred Stock is first issued by the Corporation.

(b) The Holders of the Series A Preferred Stock shall not be entitled nor have the right or power to vote in any election or removal, with or without cause, of directors of the Corporation elected or removed generally by the holders of the Common Stock (and any capital stock entitled to vote in the election or removal of directors with the holders of the Common Stock) but shall instead have the special voting rights set forth in this Section 9(b). Until such time as the original purchaser under the Purchase Agreement, together with its Affiliates, owns shares of Series A Preferred Stock that collectively represent less than (y) 20% of the Post-

Conversion Equity, the Series A Preferred Stock voting together as a separate class shall be entitled to elect two directors to the Corporation’s board of directors and (z)10% of the Post-Conversion Equity, the Series A Preferred Stock voting together as a separate class shall be entitled to elect one director to the Corporation’s board of directors. The original purchaser of the Series A Preferred Stock may remove any director elected pursuant to this Section 9(b) at any time and from time to time, without cause (subject to the Bylaws of the Corporation and any requirements of law), in its sole discretion. In the event a director elected by the Series A Preferred Stock is removed, the vacancy in the board of directors shall be filled by the original purchaser of Series A Preferred Stock, and such action shall be taken only by vote or written consent in lieu of a meeting of the holders of the Series A Preferred Stock or by any remaining director or directors elected by the holders of Series A Preferred Stock pursuant to this Section 9(b). On the date that the original purchaser under the Purchase Agreement, together with its Affiliates, owns shares of Series A Preferred Stock that collectively represent less than 10% of the Post-Conversion Equity, then (i) the term of office of all directors elected pursuant to the special voting rights set forth in this Section 9(b) shall be deemed to terminate automatically and (ii) the rights set forth in this section will terminate and cease to apply.

10.  Charges, Taxes and Expenses.  Issuance of certificates for shares of Series A Preferred Stock and for Underlying Shares issued on conversion of (or otherwise in respect of) the Series A Preferred Stock shall be made without charge to the Holders for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the Series A Preferred Stock or receiving Underlying Shares in respect of the Series A Preferred Stock.

11.  Replacement Certificates.  If any certificate evidencing Series A Preferred Stock or Underlying Shares is mutilated, lost, stolen or destroyed, or a Holder fails to deliver such certificate as may otherwise be provided herein, the Corporation shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution for such certificate, a new certificate, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction (in such case) and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

12.  Reservation of Underlying Shares.  The Corporation covenants that it shall at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) all outstanding Series A Preferred Stock (taking into account the adjustments of Section 13), free from preemptive rights or any other contingent purchase rights of persons other than the Holder. The Corporation covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Corporation covenants that it shall use its best efforts to satisfy each of the Equity Conditions.

13.  Certain Adjustments.  The Conversion Price is subject to adjustment from time to time as set forth in this Section 13. Such adjustments shall be made as the Conversion Price for all shares of Series A Preferred Stock from and after the Original Issue Date.

(a)  Stock Dividends and Splits.  If the Corporation, at any time while Series A Preferred Stock is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the applicable Conversion Price for Series A Preferred Stock shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)  Pro Rata Distributions.  If the Corporation, at any time while Series A Preferred Stock is outstanding, distributes or pays as a dividend to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (including, without limitation, cash) (in each case, “Distributed Property”), then in each such case the Corporation shall simultaneously deliver to each Holder the Distributed Property that each such Holder would have been entitled to receive in respect the number of Underlying Shares then issuable pursuant to Section 7(a) above had the Holder been the record holder of such Underlying Shares immediately prior to the applicable record or payment date.

(c)  Fundamental Transactions.  If the Corporation, at any time while Series A Preferred Stock is outstanding, effects any Fundamental Transaction, then upon any subsequent conversion of Series A Preferred Stock, each Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it could have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the applicable Conversion Prices for the Series A Preferred Stock shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then each Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of Series A Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall issue to the Holder a new series of preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Series A Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(d)  Calculations.  All calculations under this Section 13 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e)  Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 13, the Corporation at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Corporation will promptly deliver a copy of each such certificate to each Holder and to the Corporation’s Transfer Agent.

(f)  Notice of Corporate Events.  If the Corporation (i) declares a dividend (other than a dividend pursuant to Section 3 above) or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Corporation or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Corporation, then the Corporation shall deliver to each Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction.

14.  Fractional Shares.  The Corporation shall not be required to issue or cause to be issued fractional Underlying Shares on conversion of Series A Preferred Stock.

15.  Notices.  Any and all notices or other communications or deliveries hereunder (including without limitation any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 4:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 4:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Corporation, to One Riverway, Suite 1400, Houston, Texas 77056, facsimile: 713-292-2455, Attention: Corporate Secretary, or (ii) if to a Holder, to the address or facsimile number appearing on the Corporation’s stockholder records or such other address or facsimile number as such Holder may provide to the Corporation in accordance with this Section.

16.  Miscellaneous.

(a) The headings herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

(b) Any of the rights of the Holders of Series A Preferred Stock set forth herein, including any Equity Conditions or any other similar conditions for the Holders’ benefit, may be waived by the affirmative vote of Holders of at least a majority of the shares of Series A Preferred Stock then outstanding. No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

IN WITNESS WHEREOF, WCA Waste Corporation has caused this Certificate of Designations to be duly executed as of this [  ] day of June, 2006.

WCA WASTE CORPORATION

By:
Name:
Title:

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder
in order to convert shares of Series A Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below into shares of common stock, par value $0.01 per share (the “Common Stock”), of WCA Waste Corporation, a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below.

Date to Effect Conversion

Number of shares of Series A Preferred Stock owned prior to Conversion

Number of shares of Series A Preferred Stock to be Converted

Stated Value of shares of Series A Preferred Stock to be Converted

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Number of shares of Series A Preferred Stock subsequent to Conversion

Name of Holder

By:
Name:
Title:

APPENDIX B

STOCKHOLDER’S AGREEMENT

This Stockholder’s Agreement, dated as of June   , 2006 (this “Agreement”), by and between WCA Waste Corporation, a Delaware corporation (the “Company”) and ARES CORPORATE OPPORTUNITY FUND II, L.P. (together with it the Related Transferees pursuant to Section 4.1(e) collectively and singly the “Stockholder”).

WHEREAS, on June   , 2006, the Company and the Stockholder entered into (i) a Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which the Stockholder purchased an aggregate of 750,000 shares of Senior Convertible Preferred Stock, par value $.01 per share, of the Company (“Preferred Stock”), which is convertible into shares of Common Stock, and (ii) a Registration Rights Agreement (the “Registration Rights Agreement”) granting certain registration rights;

WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement and the Registration Rights Agreement, the Stockholder has agreed to certain terms and conditions on its stock ownership as set forth herein.

NOW, THEREFORE, in consideration of the issuance of the Preferred Stock pursuant to the Stock Purchase Agreement and the other promises contained therein, and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS; REPRESENTATIONS AND WARRANTIES

Section 1.1  Definitions.  Unless otherwise specified all references to “days” shall be deemed to be references to calendar days. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person shall have the meaning set forth in Rule 12b-2 of the Exchange Act as in effect on the date of this Agreement, but shall not include (i) any investment fund in which a Person has invested if the Person (as the Affiliates alone or with others) does not otherwise control the investment fund or have, directly or indirectly, voting or dispositive power over any securities owned by such fund or (ii) any investor or limited partner of any Person who does not (alone or with others) otherwise have voting or dispositive power over securities owned by that Person and is not controlled by that Person. It is expressly intended that any Person who now or hereafter controls, directly or indirectly, the Stockholder (other than in its capacity as Exempt Affiliate) shall be subject to the restrictions of Section 2.1 and the provisions of Articles 3 and 4 as if it were the Stockholder, including (without limitation) any management company, advisory, and/or general partner of the Stockholder.

“Beneficial Ownership” by a Person of any Voting Securities shall be determined in accordance with the term “beneficial ownership” as defined in Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement and, in addition, “beneficial ownership” shall include securities which such Person has the right to acquire (irrespective of whether such right is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise. For purposes of this Agreement, the Stockholder shall be deemed to beneficially own any Voting Securities Beneficially owned by its Affiliates or any Group of which the Stockholder or any such Affiliate is a member.

“Board of Directors” shall mean the Board of Directors of the Company.

“Certificate of Designations” shall mean the Certificate of Designations pursuant to which the Preferred Stock has been created, as amended in accordance with its terms.

“Commission” shall mean the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Group” shall mean a “group” as such term is used in Section 13(d)(3) of the Exchange Act (as in effect, and based on legal interpretations thereof existing, on the date hereof).

“Laws” shall mean all applicable foreign, federal, state and local laws, statutes, rules, regulations, codes and ordinances.

“Majority Vote” shall mean (i) the affirmative vote of a majority of the entire Board of Directors, including the affirmative vote of a majority of all of the Unaffiliated Directors, voting separately or (ii) as regards matters within the authority of any committee of the Board of Directors consisting entirely of Unaffiliated Directors, the affirmative vote of such committee (including for purposes of clauses (i) and (ii), an action by unanimous written consent).

“Person” shall mean any individual, Group, corporation, general or limited partnership, limited liability company, governmental entity, joint venture, estate, trust, association, organization or other entity of any kind or nature.

“Related Person” means, with respect to any Person, (i) any Affiliate of such Person, (ii) any investment manager, investment advisor or partner of such Person or an Affiliate of such Person or such investment manager, investment advisor or partner, (iii) any investment fund, investment account or investment entity whose investment manager, investment advisor or general partner is such Person or a Related Person of such Person, and (iv) to the extent not covered by the foregoing, as to the Stockholder, a partner, employee, director, officer, affiliate or associate (as defined in Rule 12b-2 under the Exchange Act) of the Stockholder or any affiliate of the Stockholder or as to which the Stockholder or its Affiliates own at least ten percent of the voting equity securities.

“Reorganization Transaction” means: (i) any merger, consolidation, recapitalization, liquidation or other business combination transaction involving the Company; (ii) any tender offer or exchange offer for any securities of the Company; or (iii) any sale or other disposition of assets of the Company or any of its Subsidiaries in a single transaction or in a series of related transactions in each of the foregoing cases constituting individually or in the aggregate 10% or more of the assets or Voting Securities (as applicable) of the Company.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shares” means the 750,000 shares of Preferred Stock to be issued to the Stockholder pursuant to the Stock Purchase Agreement and any shares of Common Stock issuable upon the conversion of such Preferred Stock.

“Standstill Period” shall mean the period beginning as of the first closing under the Purchase Agreement and ending on the Standstill Termination Date.

“Stockholder Designee” shall mean a person designated for election to the Board of Directors by the Stockholder in accordance with the Certificate of Designations and in accordance with Section 3.1.

“Total Voting Power” shall mean the total combined Voting Power, on a fully diluted basis, of all the Voting Securities then outstanding.

“Transfer” shall mean, whether or not capitalized and including such correlative terms as “Transferring” or “Transferred,” means with respect to the Voting Securities or any portion thereof, (i) a transaction by which the Stockholder or its Related Person sells, assigns, grants, gives, pledges, grants an option with respect to, encumbers, hypothecates, mortgages, exchanges, distributes, disposes or transfers to another Person, entity or group Voting Securities or any legal or beneficial, or direct or indirect, right or interest therein or with respect thereto (including, without limitation, proxy, voting right, participation, cash flow, derivative, option, or hedge), (ii) a Change in Control of the Stockholder or Related Person that, prior to the Change of Control Beneficially Owned Voting Securities or (iii) entry into an agreement or understanding with respect to the foregoing.

“Unaffiliated Directors” shall mean those Persons who are elected as directors of the Board of Directors (i) who are not the Stockholder Designees and or affiliated with the Stockholder or its Related Persons (including an officer or an employee, consultant or advisor (financial, legal or other) of the Stockholder or any Related Person of the Stockholder, or any person who shall have served in any such capacity within the three-year period immediately preceding the date such determination is made) and (ii) who do not otherwise have a personal or conflicting interest in the particular matter or proposal in question.

“Voting Power” shall mean, as of the date of determination, the voting power in the general election of directors of the Company, and shall be calculated for each Voting Security by reference to the maximum number of votes such Voting Security is or would be entitled to cast in the general election of directors, and, in the case of convertible (or exercisable or exchangeable) securities, by reference to the maximum number of votes such Voting Security would be entitled to cast in unconverted or converted (or exercised, unexercised, exchanged or unexchanged) status. For purposes of determining Voting Power under this Agreement, a Voting Security which is convertible into or exchangeable for a Voting Security shall be counted as having the greater of (i) the number of votes to which such Voting Security is entitled prior to conversion or exchange and (ii) the number of votes to which the Voting Security into which such Voting Security is convertible or exchangeable is entitled.

“Voting Securities” shall mean (i) any securities entitled, or which may be entitled, to vote generally in the election of directors of the Company (including, when issued, shares of Common Stock issued upon conversion of the Preferred Stock), (ii) any securities convertible or exercisable into or exchangeable for such securities (whether or not the right to convert, exercise or exchange is subject to the passage of time or contingencies or both), or (iii) any direct or indirect rights or options to acquire any such securities; provided that unexercised options granted pursuant to any employment benefit or similar plan and rights issued pursuant to any stockholder rights plan shall be deemed not to be “Voting Securities” (or to have Voting Power).

Section 1.2  Representations and Warranties of the Company and Stockholders.  The representations and warranties of the Company and Stockholders, respectively, with respect to this Agreement and the transactions contemplated hereby are set forth in the Stock Purchase Agreement.

ARTICLE 2

STANDSTILL

Section 2.1  Standstill.

(a) As of the date of this Agreement, neither the Stockholder nor its Related Persons Beneficially Own any Voting Securities except the Shares. Until the earliest to occur of (A) the seventh anniversary of the Stock Purchase Agreement, (B) 180 days after the date on which the Stockholder, its Affiliates and Related Persons collectively own Voting Securities representing less than 10% of the Total Voting Power (as long as on such date and at all times during such 180 day period, the Stockholder, its Affiliates and Related Persons collectively owned Voting Securities representing less than 10% of the Total Voting Power) (the “Standstill Termination Date”), unless otherwise specifically approved by a Majority Vote of the Board of Directors (after full disclosure by the Stockholder), the Stockholder will not, and will cause each of its Related Persons not to, directly or indirectly:

(i) acquire, offer to acquire, or agree to acquire, by purchase or otherwise, any Voting Securities or voting rights or direct or indirect rights or options to acquire any Voting Securities of the Company or any of its Affiliates other than (A) an acquisition as a result of a stock split, stock dividend or similar recapitalization, (B) the acquisition of shares of Common Stock upon the conversion of the Preferred Stock, (C) stock options or similar rights granted by the Company to an Affiliate of the Stockholder as compensation for performance as a director or officer of the Company or its subsidiaries (and any shares issuable upon exercise thereof), (D) transfers between Stockholder and Related Transferees as permitted under Section 4.1(f); or (E) any rights which are granted to all Stockholders of the Company (and any shares issuable upon exercise thereof); provided, however, that the Stockholder may purchase up to an aggregate of 1,000,000 shares of Common Stock from the Company upon approval by Majority Vote.

(ii) make or cause to be made any proposal for a Reorganization Transaction; provided that the foregoing shall not prevent a Transfer in accordance with Article 4;

(iii) take any action (including, without limitation, by forming, joining or in any way participating) that would result in being deemed part of a Group with respect to any securities of the Company or its Affiliates;

(iv) acquire any proxy with respect to any Voting Securities (other than the Shares) or make, or in any way cause or participate in, any “solicitation” of “proxies” to vote (as those terms are defined in Regulation 14A under the Exchange Act) with respect to the Company or its Affiliates, or communicate with, seek to advise, encourage or influence any Person, in any manner, with respect to the voting of, securities of the Company or its Affiliates, or become a “participant” in any “election contest” (as those terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company or its Affiliates; provided that the Stockholder will not be precluded by the foregoing provision from (y) making non-public communications with its Affiliates and Related Persons that would not require public disclosure by any Person and would not make the Stockholder a participant in an election contest as long as the Stockholder does not take any action that would be inconsistent with Section 3.1 and (z) soliciting proxies in support of the election of all of the Stockholder Designees, Management Directors and Unaffiliated Directors nominated by the Board of Directors in accordance with Section 3.1 hereof in circumstances in which a third party is soliciting parties for the election of nominees not nominated by the Board of Directors);

(v) take action that would have the effect of increasing the number of directors except as approved by a Majority Vote and except as to insure that a majority of the Board of Directors consist of Unaffiliated Directors; initiate, propose or, except with the prior approval of a Majority Vote, otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to the Company or its Affiliates or induce or attempt to induce any other Person to initiate any stockholder proposal; take any action that would have the effect of placing, or otherwise to seek election to or seek to place, any Person on the Board of Directors of the Company (or its Affiliates) that is an Affiliate or Related Person of, or otherwise is a representative of or is affiliated with, the Stockholders, its Affiliates, or Related Persons; or seek the removal of any member of the Board of Directors of the Company or its Affiliates; provided however, that the last two clauses of this paragraph (v) shall not preclude the Stockholder from designating the Stockholder Designees (and replacing such designees) in accordance with the Certificate of Designations and Section 3.1 of this Agreement;

(vi) in any manner agree, attempt, seek or propose to deposit any securities of the Company or its Affiliates in any voting trust or similar arrangement or subject any securities of the company or its Affiliates to any other voting or proxy agreement, arrangement or understanding;

(vii) offer, sell or otherwise Transfer any Voting Securities or rights to receive Voting Securities except for Transfers in accordance with Article 4;

(viii) disclose any intention, plan or arrangement, or make any public announcement, or induce any other Person to take any action, inconsistent with the foregoing;

(ix) enter into any negotiations, arrangements or understandings with any third party with respect to any of the foregoing;

(x) advise, assist or encourage or finance (or assist or arrange financing to or for) any other Person in connection with any of the foregoing;

(xi) otherwise act in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company or its Affiliates; provided, that the foregoing paragraph (xi) shall not prevent the Stockholder Designees from acting in their capacity as directors of the Company and shall not prevent the Stockholder from exercising its voting rights to the extent provided in the Certificate of Designations and provided in this Agreement; or

(xii) request a waiver of any of the provisions of any of paragraphs (i) through (xii) of this Section 2.1.

ARTICLE 3

BOARD REPRESENTATION, VOTING AND TRANSACTIONAL APPROVALS

Section 3.1  Board Matters.

(a) Pursuant to Section 9(b) of the Certificate of Designations creating the Preferred Stock, the Stockholder is entitled to elect up to two directors in certain circumstances (the “Stockholder Designees” whether one or more) and for the period specified therein (the “Stockholder Designee Period”). The Company agrees to take such actions as may be necessary or appropriate to permit such election to be made to the extent provided in the Certificate of Designations, subject to the provisions set forth in this Section 3.1. Otherwise, the Company shall have no obligation to take any action to cause a designee or representative of the Stockholder (or its Related Persons) to become a member of the Board of Directors. Upon termination of the Stockholder Designee Period, the terms of the Stockholder Designees will cease and the Stockholder shall cause the Stockholder Designees to offer to resign immediately from any committees thereof, whether as observer or otherwise, (which offer to resign may be accepted or declined in the sole and absolute discretion of the Board of Directors) and the Company’s obligations under this Section 3.1 shall terminate.

Notwithstanding the provisions of this Section 3.1(a) or Section 9(b) of the Certificate of Designation, the Stockholder agrees that

(i) the Stockholder will give the Company at least ten (10) days prior written notice of the identity its Stockholder Designees prior to the election thereof pursuant to Section 9(b) of the Certificate of Designations and provide the Company with such information concerning the background of such Stockholder Designees as the Nominating Committee may reasonably request;

(ii) subject to (iii) below, it will elect Antony P. Ressler as the Stockholder Designee (or one of the Stockholder Designees when the Stockholder is entitled to designate more than one Stockholder Designee) for as long as Mr. Ressler remains affiliated with the Ares Management, Inc. or its Related Persons;

(iii) it will not elect (and it agrees to withdraw the nomination of or cause the removal of) any Person to the Company’s Board of Directors that the Nominating Committee determines in good faith that the proposed Stockholder Designee does not meet the qualification requirements imposed with respect to other directors or determines (upon written opinion of its outside counsel) that a proposed Stockholder Designee would not be qualified under any applicable law, rule or regulation (including under any exchange or Nasdaq rules) to serve as a director of the Company or if the Company objects to a Stockholder Designee because such Stockholder Designee has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D or such Person is currently the target of an investigation by any governmental authority or agency relating to felonious criminal activity or is subject to any order, decree, or judgment of any court or agency prohibiting service as a director of any public company or providing investment or financial advisory services. In such an event, the Stockholder shall withdraw the designation of such proposed Stockholder Designee and designate a replacement therefor (which replacement Stockholder Designee shall also be subject to the requirements of this Section). The Company shall use its reasonable best efforts to notify the Stockholder of any objection to a Stockholder Designee sufficiently in advance of the date on which proxy materials are mailed by the Company in connection with such election of directors to enable the Stockholder to propose a replacement Stockholder Designee in accordance with the terms of this Agreement.

(iv) The Stockholder also agrees that none of its Stockholder Designees shall be a director, executive officer, or consultant to any solid waste company and that it shall cause each such Stockholder Designee to resign from or terminate any such affiliation prior to designation.

(b) The parties intend that the Company’s Common Stock continue to meet the qualification requirements applicable to Nasdaq National Market securities, or if the Company’s Voting Securities become listed on the New York Stock Exchange, the listing requirements of the New York Stock Exchange. The Board of Directors will be comprised according to such requirements.

(c) Subject to any requirements described in (b) above, the parties agree that the Unaffiliated Directors will have the exclusive power to nominate directors on behalf of the Board of Directors (other than with respect to Stockholder Designees appointed pursuant to the Certificate of Designations and in accordance with the provisions hereof). In such capacity, the Unaffiliated Directors may be referred to herein as the “Nominating Committee” regardless of whether a formal committee is formed.

(d) Each Stockholder Designee serving on the Board of Directors shall be entitled to all insurance, indemnification, compensation, stock incentives granted to directors who are not employees of the Company on the same terms provided to, and subject to the same limitations applicable to, such directors.

(e) The Company shall use its reasonable best efforts to ensure that

(i) one of the Stockholder Designees is appointed as an observer to each committee of the Board of Directors other than a special committee appointed to consider any matter involving the Stockholder or its Related Persons. The observer will not be a member of such committee or entitled to vote on any matter acted upon, but will be entitled to all notices of and to attend and participate in meetings thereof, subject to the power of the committee chair to conduct executive sessions of only the full members of the committee.

(ii) meetings of the Board of Directors are held at least four times each year.

Section 3.2  Voting.

(a) The Stockholder agrees that during the Standstill Period the Stockholder shall, and shall cause its Related Persons and any Person which is a member of any Group of which the Stockholder or any of its Related Persons is a member to, be present, in person or represented by proxy, at all meetings of stockholders of the Company so that all Voting Securities Beneficially Owned by the Stockholder and its Related Persons shall be counted for the purpose of determining the presence of a quorum at such meetings. The Stockholder agrees on behalf of itself and each of its Related Persons that during the Standstill Period:

(i) For so long as the Stockholder shall have the right to appoint at least one director under Section 9(b) of the Certificate of Designations in connection with the election of directors of the Company, to vote or cause to be voted all Voting Securities Beneficially Owned by them to elect those Persons nominated in accordance with the provisions of Section 3.1.

(ii) In connection with any proposal for a Reorganization Transaction, Stockholder shall vote or cause to be voted, or consent with respect to, all Voting Securities beneficially owned by the Stockholder in the manner recommended by a Majority Vote.

(iii) In connection with other proposals submitted to stockholders of the Company,

(A) if the proposal relates to an amendment of the Certificate of Designations, or if the proposal is otherwise not inconsistent with, and does not relate to matters covered by, the provisions in this Agreement (including Articles 2 and 3), the Stockholder shall be free to vote or cause to be voted, or consent with respect to, all Voting Securities beneficially owned by the Stockholder in its discretion; and

(B) in all other cases not covered by (i), (ii) or (iii)(A), Stockholder shall vote or cause to be voted, or consent with respect to, all Voting Securities beneficially owned by the Stockholder in the manner recommended by a Majority Vote.

Section 3.3  Management of the Business.

Following the Closing and except as provided in this Agreement, management of the Company will continue to have full authority to operate the day-to-day business affairs of the Company to the same extent as prior to the Closing. In this regard, the Chief Executive Officer of the Company shall continue to be in charge of all matters within his authority on the date hereof, subject, as required by Delaware law, to the requirement that the business and affairs of the Company shall be managed by or under the direction of the Board of Directors.

ARTICLE 4

TRANSFER RESTRICTIONS

Section 4.1  Restrictions on Transfers.  During the Standstill Period, Stockholder shall not, and shall cause its Related Persons not to, directly or indirectly (including, without limitation, through the disposition or transfer of control of another Person) Transfer any of the Voting Securities, except as provided in this Section 4.1. Without limiting the generality of the foregoing, any sale of securities held by Stockholder or any of its Related Persons which is currently (or following the passage of time, the occurrence of any event or the giving of notice), directly or indirectly, exchangeable or exercisable for, or convertible into, any Voting Securities shall constitute a Transfer of such Voting Securities. Transfers may be effected by Stockholder during the Standstill Period as follows:

(a) With respect to shares of Common Stock acquired upon conversion of the Preferred Stock, Transfers may be made at any time in compliance with the Registration Rights Agreement.

(b) With respect to shares of Common Stock acquired upon conversion of the Preferred Stock, Transfers may be made pursuant to sales effected in accordance with Rule 144 under the Securities Act (a “Rule 144 Sale”).

(c) Transfers of Common Stock upon conversion thereof, made two years after the date of this Agreement by the Stockholder to Persons who are not Related Persons of the Stockholder or any Affiliates of the Company that, in any 12 month period, do not, in the aggregate, exceed 7.5% of the outstanding Voting Securities; provided that no such Transfers may be made to any Person (including such Person’s Affiliates and any Person or entities which are part of any Group which includes such transferee or any of its Affiliates) that, after giving effect to such Transfer, would Beneficially Own Voting Securities representing more than 7.5% of the Total Voting Power.

(d) Transfers of Common Stock or Preferred Stock may be made pursuant to a Reorganization Transaction (on the same terms as are available to the holders of Common Stock and subject to the terms of the Certificate of Designations) which is recommended to the Stockholders of the Company by a Majority Vote that includes the affirmative approval of at least a majority of the Unaffiliated Directors.

(e) Except as provided in subsection (d) above, no Transfers of the Preferred Stock may be made, except that Transfers of the Preferred Stock or Common Stock acquired upon conversion thereof may be made by Stockholder to any Related Person of the Stockholder that executes an instrument in form and substance satisfactory to the Company in which it makes the representations and warranties set forth in the Purchase Agreement as of the date of the execution of such instrument and agrees to be bound by the terms of this Agreement as if an original signatory to this Agreement (such transferee, a “Related Transferee”), in which case each of the Stockholder and each such Related Transferee shall thereafter be a “Stockholder” and collectively the “Stockholders” for all purposes of this Agreement.

ARTICLE 5

MISCELLANEOUS

Section 5.1  Notices.  All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, fax or air courier guaranteeing delivery:

If to the Company:	WCA WASTE CORPORATION 1 Riverway, Suite 1400 Houston, TX 77056 Attn: Tom J. Fatjo, III Phone: (713) 292-2400 Fax: (713) 292-2455

With a copy to:	ANDREWS KURTH LLP 600 Travis Suite 4200 Houston, Texas 77002 Attn: Jeff C. Dodd, Esq. and John Clutterbuck, Esq. Phone: (713) 220-4200 Fax: (713) 220-4285

or to such other person or address as the Company shall furnish to Stockholder in writing;

If to the Stockholder:	Ares Corporate Opportunities Fund II, L.P. C/O Ares Management, Inc. 1999 Avenue of the Stars Suite 1900 Los Angeles, California 90067 Attn: Jeff Serota Phone: (310) 201.4100 Fax: (310) 201.4157

With a copy to:	Cahill Gordon & Reindel llp 80 Pine Street New York, NY 10005 Attn: Jonathan Schaffzin, Esq. and Gary A. Brooks, Esq. Phone: (212) 701-3380/3186 Fax: (212) 269-5420

or to such other person or address as Stockholder shall furnish to the Company in writing. If there shall be more than one Stockholder in accordance with this Agreement, then the notice to the Stockholder named above shall be deemed notice to such Stockholder itself and to such Stockholder as Representative.

All such notices, requests, demands and other communications shall be deemed to have been duly given: at the time of delivery by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed domestically in the United States (and seven (7) Business Days if mailed internationally); when answered back, if telexed; when receipt acknowledged, if telecopied; and on the Business Day for which delivery is guaranteed, if timely delivered to an air courier guaranteeing such delivery.

Section 5.2  Legends.

(a) If requested in writing by the Company, a Stockholder shall present or cause to be presented promptly all certificates representing Voting Securities beneficially owned by such Stockholder or any of its Affiliates, for the placement thereon of a legend substantially to the following effect, which legend will remain thereon so long as such legend is required under applicable securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH A REGISTRATION THEREUNDER OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND DELIVERY TO WCA WASTE CORPORATION OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THOSE LAWS.”

(b) Each Stockholder shall present or cause to be presented promptly all certificates representing Voting Securities beneficially owned by such Stockholder or any of its Affiliates, for the placement thereon of a legend substantially to the following effect, which legend will remain thereon during the Standstill Period as long as such Voting Securities are beneficially owned by any Stockholder or an Affiliate of any Stockholder:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF          , BETWEEN WCA WASTE CORPORATION AND CERTAIN STOCKHOLDERS OF WCA WASTE CORPORATION NAMED THEREIN AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE THEREWITH. A COPY OF SAID AGREEMENT IS ON FILE AT THE OFFICE OF THE CORPORATE SECRETARY OF WCA WASTE CORPORATION.”

(c) The Company may enter a stop transfer order with the transfer agent or agents of Voting Securities against any Disposition not in compliance with the provisions of this Agreement.

Section 5.3  Enforcement.  Stockholders, on the one hand, and the Company, on the other hand, acknowledge and agree that irreparable injury to the other party would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed that, in addition to any other remedies which may be available at law or in equity, each party hereto (the “Moving Party”) shall be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms of this Agreement, and the other parties hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The parties further agree that no bond shall be required as a condition to the granting of any such relief.

Section 5.4  Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns; provided, however, that any amendment or waiver by the Company shall be made only with the prior approval of a majority of the directors of the Company other than Stockholder Designees.

Section 5.5  Severability.  Whenever possible, each provision or portion of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law, rule or regulation in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision shall have been replaced with a provision which shall, to the maximum extent permissible under such applicable law, rule or regulation, give effect to the intention of the parties as expressed in such invalid, illegal or unenforceable provision.

Section 5.6  Headings.  Descriptive headings contained in the Agreement are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

Section 5.7  Counterparts.  For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties, and each such executed counterpart will be an original instrument.

Section 5.8  No Waiver.  Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

Section 5.9  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Company and Stockholders, and to their respective successors and assigns other than, in the case of Stockholders, transferees that are not Related Transferees, including any successors to the Company or Stockholders or their businesses or assets as the result of any merger, consolidation, reorganization, transfer of assets or otherwise, and any subsequent successor thereto, without the execution or filing of any instrument or the performance of any act; provided that no party may assign this Agreement without the other party’s prior written consent, except by the Stockholders to a Stockholder or a Related Transferee as expressly provided in this Agreement (and that nothing herein restricts the transfer of any of the rights of Stockholders under the Registration Rights Agreement in accordance the terms of the Registration Rights Agreement).

Section 5.10  Governing Law.  This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

Section 5.11  Further Assurances.  From time to time on and after the date of this Agreement, the Company and Stockholders, as the case may be, shall deliver or cause to be delivered to the other party hereto such further documents and instruments and shall do and cause to be done such further acts as the other parties hereto shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure that it is protected in acting hereunder.

Section 5.12  Consent to Jurisdiction and Service of Process.  Any legal action or proceeding with respect to this Agreement or any matters arising out of or in connection with this Agreement, and any action for enforcement of any judgment in respect thereof shall be brought exclusively in the state or federal courts located in the State of Delaware, and, by execution and delivery of this Agreement, the Company and Stockholders each irrevocably consent to service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or Stockholders at their respective addresses referred to in this Agreement. The Company and Stockholders each hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Agreement shall affect the right of any party hereto to serve process in any other manner permitted by law.

Section 5.13  Stockholder Action.  If and when there is more than one Stockholder in accordance with the provisions of this Agreement, the Company shall be entitled to rely upon any written notice, designation, or instruction signed by Ares Corporate Opportunity Fund II, L.P. (the “Representative”) as a notice, designation or instruction of all Stockholders and the Company shall not be liable to any Stockholder if the Company acts in accordance with and relies upon such writing. Each of the Stockholders acknowledges that the Representative has full power and authority to act on their behalf.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.

WCA WASTE CORPORATION

By:

Name: _ _

Title: _ _

ARES CORPORATE OPPORTUNITIES FUND II, L.P.

ACOF MANAGEMENT II, L.P.,
Its General Partner

By:	ACOF OPERATING MANAGER II, L.P.,
Its General Partner

By:	ARES MANAGEMENT, INC.,
Its General Partner

By:

Name: _ _

Title: _ _

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

PROXY

WCA WASTE CORPORATION

This Proxy is solicited on behalf of the Board of Directors

The undersigned stockholder appoints Tom J. Fatjo, III and J. Edward Menger, and each of them, as true and lawful agents and proxies, each with full power of substitution and resubstitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of WCA Waste Corporation held of record by the undersigned at the close of business on June 26, 2006 at the Special Meeting of Stockholders of WCA Waste Corporation to be held on July 13, 2006 or at any adjournment thereof on all matters properly coming before the meeting as set forth in the related Notice of Special Meeting of Stockholders and Proxy Statement, both of which have been received by the undersigned.

Your vote is important. Please sign, date and return this proxy promptly whether or not you expect to attend the meeting.

(Continued, and to be marked, dated and signed, on the reverse side)

WCA Waste Corporation
Voting by Internet is quick, easy and immediate. As a WCA Waste Corporation shareholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Daylight Savings Time, on July 12, 2006.
To Vote Your Proxy by Internet
 www.continentalstock.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
To Vote Your Proxy by Phone
 1 (866) 894-0537
 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your share.
PLEASE DO NOT RETURN THE ABOVE CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.
To Vote Your Proxy by Mail
Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE FOLLOWING PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY.
Please mark your votes in blue or black ink like this	☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
Please be sure to sign and date this proxy in the spaces provided below.

		FOR	AGAINST	ABSTAIN
1.	PROPOSAL TO APPROVE THE ISSUANCE OF 750,000 SHARES OF THE CORPORATION’S PREFERRED STOCK PURSUANT TO THE PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEEN THE CORPORATION AND ARES DATED JUNE 12, 2006.	☐	☐	☐

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	, 2006.

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other duly authorized officer. If a partnership, please sign in partnership name by duly authorized person.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-K

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2005
OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from                      to
Commission File Number 000-50808
WCA Waste Corporation
(Exact name of registrant as specified in its charter)

Delaware	20-0829917
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

One Riverway, Suite 1400
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 292-2400
Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act:
Common stock, par value $0.01 per share
     Indicate by check mark whether the registrant is a well-known seasoned issuer (as defined in Rule 405 of the Securities Act). Yes ☐ No ☑
     Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☑
     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐
     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. Yes ☑ No ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer☑	Non-accelerated filer ☐
     Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☑
     The aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant as of June 30, 2005 based on the closing sales price as reported on the Nasdaq National Market on such date was approximately $85.8 million.
     Number of shares of common stock outstanding as of March 1, 2006 : 16,805,136.
DOCUMENTS INCORPORATED BY REFERENCE
     Portions of the registrant’s Proxy Statement for the Annual Meeting of Stockholders are incorporated by reference into Part III of this annual report on Form 10-K. Except with respect to the information specifically incorporated by reference in this Form 10-K, the Proxy Statement for the Annual Meeting of Stockholders is not deemed to be filed as part hereof.

PART I
Item 1. Business.
Introduction
     We are a vertically integrated, non-hazardous solid waste management company providing non-hazardous construction/demolition, industrial and municipal solid waste collection, transfer, processing, and disposal services in the south and central regions of the United States. As of December 31, 2005, we served approximately 187,000 commercial, industrial and residential customers in Alabama, Arkansas, Florida, Kansas, Missouri, North Carolina, South Carolina, Tennessee and Texas. As of December 31, 2005, we owned and/or operated 23 collection operations, 21 transfer stations/materials recovery facilities (MRFs), 7 municipal solid waste (MSW) landfills and 12 construction and demolition debris (C&D) landfills. Of these facilities, two transfer stations, one MSW landfill and one C&D landfill are fully permitted but not yet opened, and two transfer stations are idle. Additionally, we currently operate but do not own two of the transfer stations, and we hold certain prepaid disposal rights at landfills in Texas, Oklahoma and Arkansas owned and operated by other parties.
     WCA Waste was incorporated as a Delaware corporation in February 2004, and our principal operating subsidiary, WCA Waste Systems, Inc., was incorporated in Delaware in September 2000, which then acquired 32 separate solid waste management operations from Waste Management, Inc. From our formation through December 31, 2005, we have successfully integrated over 70 separate operating locations acquired in a total of 25 transactions (including the transaction with Waste Management, Inc.). For information regarding acquisitions made in 2004 and 2005, please read “—Acquisition History After Our Initial Public Offering” below. Unless the context requires otherwise, references in this Annual Report on Form 10-K to “WCA Waste,” “we,” “us,” or “our” refer to WCA Waste Corporation and its direct and indirect subsidiaries on a consolidated basis.
Industry Overview
     Based on industry sources, we believe the non-hazardous solid waste industry in the United States generates approximately $46.5 billion in annual revenue. Approximately $26.5 billion, or approximately 57%, of the estimated annual industry revenue is generated by the three largest public companies in the industry. Based on industry sources, we believe other public and privately-held companies represent 25% with municipalities representing approximately 18% of the estimated annual industry revenue.
     The solid waste industry can be divided among collection, transfer and disposal services. The collection and transfer operations of solid waste companies typically have lower margins than disposal service operations. By vertically integrating collection, transfer and disposal operations, operators seek to capture significant waste volumes and improve operating margins.
     During the past three decades, our industry has experienced periods of substantial consolidation activity, though we believe it remains extremely fragmented. We believe that there are two factors that have had a substantial impact on the trend toward consolidation:
•	Stringent industry regulations have caused operating and capital costs to rise. Many local industry participants have found these costs difficult to bear and have decided to either close their operations or sell them to larger operators.

•	Larger operators are increasingly pursuing economies of scale by vertically integrating their operations or by utilizing their facility, asset and management infrastructure over larger volumes. Larger solid waste collection and disposal companies have become more cost-effective and competitive by controlling a larger waste stream and by gaining access to significant financial resources to make acquisitions. However, acquisitions by larger companies generally have less of an impact on their growth rates and revenues because acquisitions are small relative to the size of such companies.

     Despite the ongoing consolidation, the solid waste services industry remains fragmented and regional in nature. We believe that there are considerable opportunities in the industry for additional consolidation, especially of operations that do not fit the acquisition criteria of the other waste companies. Based on industry sources, we believe private companies and public companies, other than the three largest public waste companies, represent approximately 25% of the estimated $46.5 billion in annual revenue generated by the solid waste industry. This condition contributes to the fragmented nature of the industry, with many small operations co-existing with a relatively small number of large organizations. Accordingly, we believe that there are significant opportunities for growth through additional acquisitions of assets and operations.
Our Acquisition Growth Strategy
     Vertical Integration And Internalization
     Vertical integration is a core element of our operating strategy because it allows us to manage the waste stream from the point of collection through disposal, thereby maximizing the rate of waste internalization, increasing our operating margins and improving our operating cash flows. All collected waste must ultimately be processed or disposed of, with landfills being the main depository for such waste. Generally, to be most efficient, collection services should occur within a 35-mile operating radius from the disposal site (up to 100 miles if a transfer station is used). Collection companies that do not own a landfill within such range from their collection routes will usually have to dispose of the waste they collect in landfills owned by third parties. Thus, owning a landfill in a market area provides substantial leverage in the waste management business.
     As of December 31, 2005, we owned 19 landfills throughout the regions we serve, two of which, though fully permitted, have not yet commenced operations. We believe that our relatively high number of landfills coupled with the geographic locations of those landfills in the regions we serve positions us to maintain relatively high levels of internalization within our existing markets. For each of the years ended December 31, 2005 and 2004, approximately 78% of the total volume of waste we collected was disposed of at our landfills.
     Acquisition Strategy
     Our acquisition strategy targets operations that we believe will benefit from our core operating strategy of maximizing the internalization of waste. We intend to make acquisitions for two primary purposes: (i) to expand our operations in market areas we already service (“tuck-in” acquisitions); and (ii) to gain entry into new markets (“strategic” acquisitions). Please read “—Acquisition History After Our Initial Public Offering” below for more information. We intend to focus our strategic acquisitions in markets that are generally characterized by one or more of the following characteristics: (i) the availability of adequate disposal capacity, either through acquisitions or through agreements with third parties; (ii) the opportunity for us to acquire a significant market share; and (iii) steady projected economic or population growth rates.
     Since ownership of landfills is essential for internalization of waste, we look for opportunities to enter a new market by acquiring or managing a permitted landfill operation in that market. However, while we generally prefer to use a landfill acquisition as our entry into a new market, we, nevertheless, may acquire a collection operation in a new market first if we believe we will be able to acquire a permitted landfill operation in that market within a relatively short time after acquiring the collection operation.
     Once we establish a presence in a new market, we intend to expand our presence by tuck-in acquisitions; that is, by acquiring companies that also operate in that market or in adjacent markets, especially collection companies and transfer stations that allow us to increase internalization of waste into landfills that we own or operate. Effective tuck-in acquisitions allow growth in revenue and an increase in market share and enable integration and consolidation of duplicative facilities and functions to maximize cost efficiencies and economies of scale.
     We have generally targeted markets in the south and central regions of the United States because we believe that they: (i) are served by a large number of independent non-hazardous solid waste operations, many of which we believe may be suitable for acquisition by us; (ii) generally experience less seasonal fluctuation in the demand for solid waste services than other regions; and (iii) are projected to have steady economic and population growth rates.
     In executing our acquisition strategy, we believe that the following characteristics make us an attractive partner to independent solid waste companies in our target area and enable us to continue our acquisition-based growth strategy:
•	Our management is extremely experienced in the waste industry and in making waste company acquisitions. Our co-founder and chairman of the board and chief executive officer, Tom J. Fatjo, Jr., has over 35 years of experience in the solid waste industry, beginning with Browning-Ferris Industries, Inc., or BFI, which he founded in 1966. Our other co-founder, president and chief operating officer, Jerome M. Kruszka, has over 30 years of experience in the solid waste management industry, beginning with Waste Management, Inc. and its affiliates, where he held a number of managerial positions during his tenure there. Both Mr. Fatjo, Jr. and Mr. Kruszka have overseen the acquisition and integration of several hundred solid waste operations during their careers in the industry. Additionally, our other senior executive officers, Charles A. Casalinova and Tom J. Fatjo, III, and our four regional managers have an average of approximately 20 years of experience in the industry, in each case involving substantial experience acquiring and integrating waste management assets and operations.

•	Based on industry sources, we believe approximately 25% of the estimated $46.5 billion in annual revenue for the solid waste industry is generated by privately-owned companies and public companies other than the three largest public waste companies. While many of these operations may represent attractive acquisition candidates to a company of our size, many are too small to make any material impact on the revenues of the large companies in our industry and are thus less attractive to these companies. Accordingly, we believe that we have more opportunity for growth, when calculated as a percentage of revenue, through acquisitions than companies larger than us.
Acquisition History After Our Initial Public Offering
     In June 2004, we completed an initial public offering of our common stock. We also maintain a credit facility which includes both term loans and revolving credit with a banking group. These financing activities enabled us to acquire the following operations from June 2004 through March 1, 2006:
•	In July 2004, we purchased Texas Environmental Waste, a residential and roll-off collection company in Houston, Texas.

•	In August 2004, we purchased Ashley Trash Service, a residential collection operation in Seymour, Missouri, and Power Waste, a roll-off collection operation in Birmingham, Alabama.

•	In September 2004, we acquired Blount Recycling and other related companies, which included a C&D landfill and roll-off collection operation in Trafford, Alabama, a transfer station and roll-off collection operation in Huntsville, Alabama, a transfer station in Midfield, Alabama, and a hauling operation in Tuscaloosa, Alabama.

•	In September 2004, we acquired Translift, Inc., a commercial and roll-off collection company in Little Rock, Arkansas.

•	In November 2004, we acquired Rural Disposal, Inc., a residential, commercial and roll-off collection company in Willow Springs, Missouri.

•	In November 2004, we purchased Trash Away, Inc., which consisted of a transfer station and MRF, commercial, residential and roll-off collection company, and a portable toilet operation in Piedmont, South Carolina.

•	In January 2005, we acquired Eagle Ridge MSW landfill located approximately 45 miles northwest of St. Louis near Bowling Green, Missouri.

•	In April 2005, we acquired certain assets from MRR Southern consisting of two C&D landfills, two transfer stations and two MRFs in High Point and Raleigh, North Carolina .

•	In May 2005, we completed two tuck-in acquisitions by acquiring Triad Waste and Triangle Environmental, roll-off collection companies in High Point and Raleigh, North Carolina. We also purchased Foster Ferguson, a residential and commercial collection operation in El Dorado Springs, Missouri, and Proper Disposal, a commercial and roll-off collection operation in Chanute, Kansas.

•	In October 2005, we acquired Ft. Meade landfill, a C&D landfill in Ft. Meade, Florida, from Waste Corporation of Central Florida, Inc, a subsidiary of Waste Corporation of America LLC.

•	In October 2005, we acquired certain assets from Meyer & Gabbert, which consisted of one C&D landfill, three transfer stations and a roll-off collection operation in the Sarasota/Arcadia, Florida market area.

•	In October 2005, we purchased Andy’s Hauling, a roll-off collection operation in Sarasota, Florida, and Pendergrass, a commercial and residential collection operation in Springfield, Missouri.

•	In February 2006, we acquired Transit Waste LLC consisting of one MSW landfill located near Durango, Colorado and a commercial, residential and roll-off collection operation in Bloomfield, New Mexico area from Waste Corporation of America LLC.
     Please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Executive Overview—Acquisition Strategy Overview” for more information regarding each of the completed acquisitions.
     We have integrated all of our completed acquisitions to date into our existing operations. However, it may take up to a year to fully realize operating synergies.
Our Operations
     Our operations consist of the collection, transfer, processing and disposal of construction and demolition debris and industrial and municipal solid waste. Our revenue mix for the years ended December 31, 2005 and 2004 is shown in the table below (dollars in thousands):

	2005		2004
	$	%	$	%
Collection	$69,786	61.1%	$48,081	65.5%
Disposal	30,602	26.8%	20,747	28.2%
Transfer and other, net	13,755	12.1%	4,633	6.3%

Total revenue	$114,143	100.0%	$73,461	100.0%

     We have a broad and diverse customer base; no single customer accounted for more than 2% of our revenues for the years ended December 31, 2005 or 2004. Please read note 12 to our consolidated financial statements for certain geographic information relating to our operations.
     Collection Services
     As of December 31, 2005, we provided construction and demolition debris and industrial and municipal solid waste collection services to approximately 187,000 industrial, commercial and residential customers in nine states through 23 collection operations. In 2005, our collection revenue consisted of approximately 53% from services provided to industrial customers, 20% from services provided to commercial customers and 27% from services provided to residential customers.
     In our commercial collection operations, we supply our customers with waste containers of various types and sizes. These containers are designed so that they can be lifted mechanically and emptied into a collection truck to be transported to a disposal facility. By using these containers, we can service most of our commercial customers with trucks operated by a single employee. Commercial collection services are generally performed under service agreements with a duration of one to five years with possible renewal options. Fees are generally determined by such considerations as individual market factors, collection frequency, the type of equipment we furnish, the type and volume or weight of the waste to be collected, the distance to the disposal facility and the cost of disposal.
     Residential solid waste collection services often are performed under contracts with municipalities, which we generally secure by competitive bid and which give us exclusive rights to service all or a portion of the homes in these municipalities. These contracts usually range in duration from one to five years with possible renewal options. Residential solid waste collection services may also be performed on a subscription basis, in which individual households or homeowners’ or similar associations contract directly with us. The fees received for subscription residential collection are based primarily on market factors, frequency and type of service, the distance to the disposal facility and the cost of disposal.
     Additionally, we rent waste containers and provide collection services to construction, demolition and industrial sites on a contractual basis. We load the containers onto our vehicles and transport them with the waste to either a landfill or a transfer station for disposal. We refer to this as “roll-off” collection.
     Transfer and Disposal Services
     Landfills are the main depository for solid waste in the United States. Solid waste landfills are built and operated under stringent regulations. Currently, solid waste landfills in the United States must be designed, permitted, operated, closed and maintained after closure in compliance with federal, state and local regulations pursuant to Subtitle D of the Resource Conservation and Recovery Act of 1976, as amended. Operating a solid waste landfill includes excavating, constructing liners, continually spreading and compacting waste and covering waste with earth or other inert material as required, final capping, closure and post-closure. The objectives of these operations are to maintain sanitary conditions, to ensure the best possible use of the airspace and to prepare the site so that it can ultimately be used for other purposes.
     Access to a disposal facility is a necessity for all solid waste management companies. While access to disposal facilities owned or operated by third parties can be obtained, we believe it is preferable to internalize the waste streams. When we internalize waste we collect, we pay ourselves instead of a third party landfill operator and generally are able to realize higher operating margins and stronger operating cash flows.
     In markets where we have collection operations that may be too far from our nearest landfill to economically haul the waste we collect directly to our nearest landfill, we pursue the use of transfer stations to effectively extend the distance from our own landfills that such collection operations can economically operate without having to utilize the disposal facilities of a third party. A transfer station is a facility located near residential and commercial collection routes where collection trucks take the solid waste that has been collected. The waste is unloaded from the collection trucks and reloaded onto larger transfer trucks for transportation to a landfill for final disposal. In addition to increasing our ability to internalize the waste our collection operations collect, using transfer stations reduces the costs associated with transporting waste to final disposal sites because the trucks we use for transfer have a larger capacity than collection trucks, thus allowing more waste to be transported to the disposal facility in each trip. It also increases the efficiency of our collection personnel and equipment because it allows them to focus more on collection. The following table reflects the number of transfer stations/MRFs we owned and operated by state as of December 31, 2005 and 2004. Additionally, as of December 31, 2005 and 2004, we operated but did not own two other transfer stations, one in Arkansas and one in Missouri.

	2005	2004
Alabama	2	2
Arkansas	1	1
Florida	3	—
Missouri	7	7
North Carolina	3	—
South Carolina	1	1
Texas	2	—

Total	19	11

     The fees charged at disposal facilities are based on market factors, as well as the type and weight or volume of solid waste deposited and the type and size of the vehicles used in the transportation of the waste. The fees charged to third parties who deposit waste at our transfer stations are generally based on the type and volume or weight of the waste transferred and the distance to the disposal site.
     Landfills
     As of December 31, 2005, we owned 19 non-hazardous solid waste landfills in nine states, two of which, though fully permitted, have not yet commenced operations. Additionally, we hold certain prepaid disposal rights at landfills in Texas, Oklahoma and Arkansas owned and operated by other parties. The following table sets forth certain information as of December 31, 2005 for each of our landfills. The table does not include information for the landfill acquired after December 31, 2005 as discussed in “—Acquisition History After Our Initial Public Offering” above.

				Probable		Remaining	Total
			Permitted	Expansion	Total	Permitted	Remaining
			Capacity	Capacity (1)	Capacity (2)	Life (3)	Life (2)(3)
Landfill	Location	Permitted Waste	(Cu. Yds)	(Cu. Yds)	(Cu. Yds)	(Years)	(Years)
Oak Grove	Arcadia, KS	MSW	7,023,000	24,524,000	31,547,000	34.8	156.4
Black Oak	Hartville, MO	MSW	7,815,092	0	7,815,092	16.8	16.8
Central Missouri	Sedalia, MO	MSW	6,412,398	1,500,000	7,912,398	38.7	47.8
Eagle Ridge	Bowling Green, MO	MSW	3,567,602	16,335,000	19,902,602	18.5	103.1
Rolling Meadows	Hazen, AR	MSW	4,909,138	9,800,000	14,709,138	37.3	111.9
Union County	El Dorado, AR	MSW	4,221,353	496,100	4,717,453	24.6	27.5
Darrel Dickey(4)	Houston, TX	MSW	5,239,003	0	5,239,003	N/A (4)	N/A (4)
Hardy Road	Houston, TX	C&D	7,473,461	0	7,473,461	14.6	14.6
Greenbelt	Houston, TX	C&D	6,538,887	1,400,000	7,938,887	16.3	19.7
Ralston Road	Houston, TX	C&D	1,363,421	1,325,087	2,688,508	4.4	8.7
Applerock(4)	Houston, TX	C&D	8,750,000	0	8,750,000	N/A (4)	N/A (4)
Shiloh	Travelers Rest, SC	C&D	2,004,145	0	2,004,145	13.0	13.0
Yarnell	Knoxville, TN	C&D	939,399	469,729	1,409,128	9.4	14.1
Blount	Trafford, AL	C&D	5,211,023	0	5,211,023	26.5	26.5
Fines	Alpine, AL	C&D/Industrial	1,228,874	613,067	1,841,941	9.2	13.8
High Point	High Point, NC	C&D	4,495,093	0	4,495,093	27.3	27.3
Raleigh	Raleigh, NC	C&D	7,894,572	6,612,722	14,507,294	32.4	59.5
DeSoto	Arcadia, FL	C&D	7,323,910	14,904,750	22,228,660	11.8	35.8
Fort Meade	Ft Meade, FL	C&D	172,205	8,285,703	8,457,908	0.5	22.8

Total			92,582,576	86,266,158	178,848,734	19.8	42.3

(1)	Probable expansion capacity includes possible expansion capacity that we believe, based on industry practice and our experience, is likely to be permitted. The criteria we use to determine if permit expansion is probable include, but are not limited to whether: (i) we believe that the project has fatal flaws; (ii) the land is owned or controlled by us, or under option agreement; (iii) we have committed to the expansion; (iv) financial analysis has been completed, and the results indicate that the expansion has the prospect of a positive financial and operational impact; (v) personnel are actively working to obtain land use, local, and state approvals for an expansion of an existing landfill; (vi) we believe the permit is likely to be received; and (vii) we believe that the timeframe to complete the permitting is reasonable. Please read notes 1 and 2 to our consolidated financial statements for information regarding our landfill accounting and use of estimates.

(2)	Includes expansions that we classify as “probable.” Please read notes 1 and 2 to our consolidated financial statements for information regarding our landfill accounting and use of estimates.

(3)	Based on current and estimated future disposal volumes.

(4)	Fully permitted but has not yet commenced operations, and therefore remaining permitted life and total remaining life cannot be calculated.
     As indicated in the table above, as of December 31, 2005, 7 of our landfills were permitted to accept municipal solid waste. The remaining 12 landfills were permitted to accept non-hazardous dry construction and demolition debris, which generally includes bricks, boards, metal, concrete, wall board and similar materials. All of our landfills accept waste from municipalities, private sector waste collection companies and the general public.
     Based on remaining permitted capacity (including probable expansions) as of December 31, 2005 and projected annual disposal volumes, the average remaining landfill life of our 17 operating landfills at December 31, 2005 was approximately 42.3 years. Some of our landfills have the potential for expanded disposal capacity beyond their currently permitted limits. We monitor the availability of permitted disposal capacity at each of our landfills on an ongoing basis and evaluate whether to pursue an expansion at a given landfill. In making this determination with respect to a particular landfill, we consider a number of factors, including the estimated future volume of waste to be disposed of at the landfill, the estimated future prices for disposal of waste at the landfill, the amount of unpermitted acreage included in the landfill, the likelihood that we will be able to obtain the required approvals and permits for expansion and the costs of developing the additional capacity. Please read notes 1 and 2 to our consolidated financial statements for information regarding our landfill accounting and use of estimates. We also regularly consider whether it is advisable, in light of changing market conditions and/or regulatory requirements, to seek to expand or change the permitted waste streams or to seek other permit modifications.
     We are currently seeking to expand permitted capacity at several of our landfills for which we consider expansions to be probable. These or other future expansions may not be permitted as designed and the average remaining landfill life of our 17 operating landfills as of December 31, 2005 may not be approximately 42.3 years when considering remaining permitted capacity, probable expansion capacity and projected annual disposal volume.
     Available Airspace
     The following table reflects airspace activity for landfills owned or operated by us for the years ended December 31, 2005, 2004 and 2003. The table does not include airspace activity for the landfill acquired after December 31, 2005 as discussed in “—Acquisition History After Our Initial Public Offering” above.

						Changes in
	Balance as of	New	Landfills			Engineering	Balance as of
	December 31,	Expansions	Acquired, Net	Permits	Airspace	Estimates	December 31,
	2004	Undertaken	of Divestiture	Granted	Consumed	and Design	2005
Permitted Airspace:
Cubic yards (in thousands)	73,109	—	23,923	—	(3,854)	(595)	92,583
Number of sites	14	—	5	—	—	—	19
Expansion airspace:
Cubic yards (in thousands)	39,986	—	46,138	—	—	142	86,266
Number of sites	8	—	4	—	—	—	12

Total available airspace:
Cubic yards (in thousands)	113,095	—	70,061	—	(3,854)	(453)	178,849

Number of sites	14		5				19

						Changes in
	Balance as of	New	Landfills			Engineering	Balance as of
	December 31,	Expansions	Acquired, Net	Permits	Airspace	Estimates	December 31,
	2003	Undertaken	of Divestiture	Granted	Consumed	and Design	2004
Permitted Airspace:
Cubic yards (in thousands)	56,863	—	5,400	15,075	(2,623)	(1,606)	73,109
Number of sites	13	—	1	—	—	—	14
Expansion airspace:
Cubic yards (in thousands)	20,669	28,170	—	(15,075)	—	6,222	39,986
Number of sites	5	5	—	(2)	—	—	8

Total available airspace:
Cubic yards (in thousands)	77,532	28,170	5,400	—	(2,623)	4,616	113,095

Number of sites	13		1				14

						Changes in
	Balance as of	New	Landfills			Engineering	Balance as of
	December 31,	Expansions	Acquired, Net	Permits	Airspace	Estimates	December 31,
	2002	Undertaken	of Divestiture	Granted	Consumed	and Design	2003
Permitted Airspace:
Cubic yards (in thousands)	44,125	—	8,750	6,289	(2,301)	—	56,863
Number of sites	12	—	1	—	—	—	13
Expansion airspace:
Cubic yards (in thousands)	22,958	4,000	—	(6,289)	—	—	20,669
Number of sites	5	1	—	(1)	—	—	5

Total available airspace:
Cubic yards (in thousands)	67,083	4,000	8,750	—	(2,301)	—	77,532

Number of sites	12		1				13

Risk Management, Insurance and Financial Assurances
     Our environmental risk management program includes evaluating existing facilities and potential acquisitions for environmental compliance. We do not presently expect environmental compliance costs to increase materially above current levels, but we cannot predict whether recent and future acquisitions will cause such costs to increase. We also maintain a worker safety program that encourages safe practices in the workplace. Operating practices at all of our facilities emphasize minimizing the possibility of environmental contamination and liability.
     The nature of our business exposes us to the risk of liabilities arising out of our operations, including possible damages to the environment. Such potential liabilities could involve, for example: (i) claims for remediation costs, personal injury, property damage and damage to the environment in cases where we may be held responsible for the escape of harmful materials; (ii) claims of employees, customers or third parties for personal injury or property damage occurring in the course of our operations; or (iii) claims alleging negligence in the planning or performance of work. We could also be subject to fines and civil and criminal penalties in connection with alleged violations of regulatory requirements. Because of the nature and scope of the possible environmental damages, liabilities imposed in environmental litigation can be significant. Our solid waste operations have third party environmental liability insurance with limits in excess of those required by permit regulations, subject to certain limitations and exclusions, which we believe are customary in the industry. However, the limits of such environmental liability insurance may be inadequate in the event of a major loss. Further, we may be unable to continue to carry excess environmental liability insurance should market conditions in the insurance industry make such coverage prohibitively expensive.
     We have property insurance, general liability, automobile physical damage and liability, employment practices liability, pollution liability, directors and officers liability, fiduciary liability, workers’ compensation and employer’s liability coverage, as well as umbrella liability policies to provide excess coverage over the underlying limits contained in our primary general liability, automobile liability and employer’s liability policies. Each of our insurance policies contains a per occurrence or per loss deductible for which we are responsible. Our deductibles range from $5,000 per loss under our property insurance coverage to $100,000 for general liability and $250,000 per occurrence or loss under our automobile liability and workers’ compensation and employer’s liability coverages. In addition, we have a $500,000 per loss deductible under our pollution liability coverage. Accordingly, we are effectively self-insured for these amounts with respect to claims covered by our insurance policies, as well as with respect to amounts that exceed our policy limits (including our umbrella policy limits, where applicable). In the future, we may be exposed to uninsured liabilities which could have a material adverse effect on our financial condition, results of operations or cash flows. Please read note 13(e) to our consolidated financial statements.
     In the normal course of business, we are required to post performance bonds, insurance policies, letters of credit and/or cash deposits in connection with the performance of municipal residential collection contracts, the operation, closure or post-closure of landfills, certain environmental permits and certain business licenses and permits. Bonds issued by surety companies operate as a financial guarantee of our performance. We have satisfied financial responsibility requirements by obtaining bank letters of credit, insurance policies, performance bonds or making cash deposits. As of December 31, 2005, we had obtained performance bonds in an aggregate amount of approximately $32.8 million and letters of credit in an aggregate amount of approximately $8.2 million, supporting performance of landfill closure and post-closure requirements, insurance contracts, municipal contracts and other financial assurance obligations. If in the future we are unable to obtain such instruments in sufficient amounts or at acceptable rates, we could be precluded from entering into additional municipal solid waste collection contracts or obtaining or retaining landfill or transfer station operating permits. Please read “—Risk Factors—Risks Relating To Our Business—We may be unable to obtain financial assurances necessary for our operations, which could result in the closure of landfills or the termination of collection contracts.”
Competition
     The solid waste collection and disposal industry is highly competitive and fragmented and requires substantial labor and capital resources. The industry presently includes three large, publicly-held, national waste companies, Waste Management, Inc., Allied Waste Industries, Inc., and Republic Services, Inc., as well as other public and privately-held waste companies. These three companies account for approximately 57% of the estimated $46.5 billion of annual revenue generated by the industry. Certain of the markets in which we compete or will likely compete are served by one or more of these companies, as well as by numerous privately-held regional and local solid waste companies of varying sizes and resources, some of which have accumulated substantial goodwill in their markets. We also compete with operators of alternative disposal facilities and with counties, municipalities and solid waste districts that maintain their own waste collection and disposal operations. Public sector operations may have financial advantages over us because of their access to user fees and similar charges, tax revenues and tax-exempt financing.
     We compete for collection, transfer and disposal volume based primarily on geographic location and the price and quality of our services. From time to time, our competitors may reduce the price of their services in an effort to expand their market shares or service areas or to win competitively bid municipal contracts. These practices may cause us to reduce the price of our services or, if we elect not to do so, to lose business.
     The solid waste collection and disposal industry has undergone significant consolidation, and we encounter competition in our efforts to acquire landfills, transfer stations and collection operations. Intense competition exists not only for collection, transfer and disposal volume but also for acquisition candidates. We generally compete for acquisition candidates with publicly owned waste management companies, as well as numerous privately-held regional and local solid waste companies of varying sizes and resources. Competition in the disposal industry may also be affected by the increasing national emphasis on recycling and other waste reduction programs, which may reduce the volume of waste deposited in landfills. Accordingly, it may become uneconomical for us to make further acquisitions or we may be unable to locate or acquire suitable acquisition candidates at price levels and on terms and conditions that we consider appropriate, particularly in markets we do not already serve.
Non-Competition Agreements
     In connection with the sale by Waste Corporation of America in 2003 of operations located in west Texas, we may not compete with the buyer in 10 counties in west Texas through July 2006. In addition, the Reorganization Agreement we entered into with Waste Corporation of America in connection with our internal corporate reorganization in June 2004 contains a mutual non-competition agreement pursuant to which we and our subsidiaries agreed not to acquire or operate any waste operations within 50 miles of any of Waste Corporation of America’s or its subsidiaries’ operations in Florida, Colorado or New Mexico, and Waste Corporation of America and its subsidiaries agreed not to acquire or operate any waste operations within 50 miles of any of our or our subsidiaries’ operations in Alabama, Arkansas, Kansas, Missouri, South Carolina, Tennessee or Texas through June 2009.
     On October 3, 2005, we acquired Waste Corporation of Central Florida, Inc. from Waste Corporation of America. On February 10, 2006, we acquired Transit Waste LLC from Waste Corporation of America. As a part of those transactions, we amended the Reorganization Agreement by deleting the restrictions on us. However, Waste Corporation of America is still bound by the terms of the non-competition agreement described above.
Sales and Marketing
     We focus our marketing efforts on continuing and expanding business with existing customers, as well as attracting new customers. Our sales and marketing strategy is to provide prompt, high quality, comprehensive solid waste collection, transfer and disposal services to our customers at competitive prices. We target potential customers of all sizes, from small quantity generators to large companies and municipalities. Because the waste collection and disposal business is a very localized business, most of our marketing activity is local in nature. However, we do have a vice president of sales who is responsible for overseeing our sales and marketing efforts, including assisting in hiring and setting compensation programs.
Government Contracts
     We are parties to contracts with municipalities and other associations and agencies. Many of these contracts are or will be subject to competitive bidding. We may not be the successful bidder, or we may have to substantially lower prices in order to be the successful bidder. In addition, some of our customers may terminate their contracts with us before the end of the contract term.
     Municipalities may annex unincorporated areas within counties where we provide collection services, and as a result, our customers in annexed areas may be required to obtain service from competitors who have been franchised or contracted by the annexing municipalities to provide those services. Some of the local jurisdictions in which we currently operate grant exclusive franchises to collection and disposal companies, others may do so in the future, and we may enter markets where franchises are granted by certain municipalities.
Regulation
     Our business is subject to extensive and evolving federal, state and local environmental, health, safety and transportation laws and regulations. These laws and regulations are administered by the U.S. Environmental Protection Agency, or EPA, and various other federal, state and local environmental, zoning, air, water, transportation, land use, health and safety agencies. Many of these agencies regularly inspect our operations to monitor compliance with these laws and regulations. Governmental agencies have the authority to enforce compliance with these laws and regulations and to obtain injunctions or impose civil or criminal penalties in cases of violations. We believe that regulation of the waste industry will continue to evolve, and we will adapt to future legal and regulatory requirements to ensure compliance.
     Our operation of landfills subjects us to certain operational, monitoring, site maintenance, closure, post-closure and other obligations which could give rise to increased costs for compliance and corrective measures. In connection with our acquisition of landfills and continued operation or expansion of our landfills, we must often spend considerable time to increase the capacity of these landfills. We may be unable to obtain or maintain necessary governmental approvals. Once obtained, operating permits are subject to modification and revocation by the issuing agency. Compliance with these and any future regulatory requirements could require us to make significant capital and operating expenditures. However, most of these expenditures are made in the normal course of business and do not place us at any competitive disadvantage.
     Our operations are subject to extensive regulation, principally under the federal statutes described below.
     The Resource Conservation and Recovery Act of 1976, as amended, or RCRA. RCRA regulates the handling, transportation and disposal of hazardous and non-hazardous wastes and delegates authority to states to develop programs to ensure the safe disposal of solid wastes. On October 9, 1991, the EPA promulgated Solid Waste Disposal Facility Criteria for non-hazardous solid waste landfills under Subtitle D of RCRA. Subtitle D includes location standards, facility design and operating criteria, closure and post-closure requirements, financial assurance standards and groundwater monitoring, as well as corrective action standards, many of which had not commonly been in place or enforced at landfills. Subtitle D applies to all solid waste landfill cells that received waste after October 9, 1991, and, with limited exceptions, required all landfills to meet these requirements by October 9, 1993. All states in which we operate have EPA-approved programs which implemented at least the minimum requirements of Subtitle D.
     The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA. CERCLA, which is also known as Superfund, addresses problems created by the release or threatened release of hazardous substances (as defined in CERCLA) into the environment. CERCLA’s primary mechanism for achieving remediation of such problems is to impose strict, joint and several liability for cleanup of disposal sites on current owners and operators of the site, former site owners and operators at the time of disposal and parties who arranged for disposal at the facility (i.e., generators of the waste and transporters who select the disposal site). The costs of a CERCLA cleanup can be substantial. Liability under CERCLA is not dependent on the existence or intentional disposal of “hazardous wastes” (as defined under RCRA), but can also be based upon the release or threatened release, even as a result of lawful, unintentional and non-negligent action, of any one of the more than 700 “hazardous substances” listed by the EPA, even in minute amounts.
     The Federal Water Pollution Control Act of 1972, as amended, or the Clean Water Act. This act establishes rules regulating the discharge of pollutants into streams and other waters of the United States (as defined in the Clean Water Act) from a variety of sources, including solid waste disposal sites. If runoff from our landfills or transfer stations may be discharged into surface waters, the Clean Water Act requires us to apply for and obtain discharge permits, conduct sampling and monitoring and, under certain circumstances, reduce the quantity of pollutants in those discharges. In 1990, the EPA issued additional rules under the Clean Water Act, which establish standards for management of storm water runoff from landfills and which require landfills that receive, or in the past received, industrial waste to obtain storm water discharge permits. In addition, if a landfill or transfer station discharges wastewater through a sewage system to a publicly-owned treatment works, the facility must comply with discharge limits imposed by the treatment works. Also, if development of a landfill may alter or affect “wetlands,” the owner may have to obtain a permit and undertake certain mitigation measures before development may begin. This requirement is likely to affect the construction or expansion of many solid waste disposal sites.
     The Clean Air Act of 1970, as amended, or the Clean Air Act. The Clean Air Act provides for increased federal, state and local regulation of the emission of air pollutants. The EPA has applied the Clean Air Act to solid waste landfills and vehicles with heavy duty engines, such as waste collection vehicles. Additionally, in March 1996, the EPA adopted New Source Performance Standards and Emission Guidelines (the “Emission Guidelines”) for municipal solid waste landfills to control emissions of landfill gases. These regulations impose limits on air emissions from solid waste landfills. The Emission Guidelines impose two sets of emissions standards, one of which is applicable to all solid waste landfills for which construction, reconstruction or modification was commenced before May 30, 1991. The other applies to all municipal solid waste landfills for which construction, reconstruction or modification was commenced on or after May 30, 1991. The Emission Guidelines are being implemented by the states after the EPA approves the individual state’s program. These guidelines, combined with the new permitting programs established under the Clean Air Act, subject solid waste landfills to significant permitting requirements and, in some instances, require installation of gas recovery systems to reduce emissions to allowable limits. The EPA also regulates the emission of hazardous air pollutants from municipal landfills and has promulgated regulations that require measures to monitor and reduce such emissions.
     The Occupational Safety and Health Act of 1970, as amended, or OSHA. OSHA establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Safety and Health Administration and various record keeping, disclosure and procedural requirements. Various standards, including standards for notices of hazards, safety in excavation and demolition work and the handling of asbestos, may apply to our operations.
     Flow Control/Interstate Waste Restrictions. Certain permits and approvals, as well as certain state and local regulations, may limit a landfill or transfer station to accepting waste that originates from specified geographic areas, restrict the importation of out-of-state waste or wastes originating outside the local jurisdiction or otherwise discriminate against non-local waste. These restrictions, generally known as flow control restrictions, are controversial, and some courts have held that some flow control schemes violate constitutional limits on state or local regulation of interstate commerce. From time to time, federal legislation is proposed that would allow some local flow control restrictions. Although no such federal legislation has been enacted to date, if such federal legislation should be enacted in the future, states in which we own landfills could limit or prohibit the importation of out-of-state waste or direct that wastes be handled at specified facilities. Such state actions could adversely affect our landfills. These restrictions could also result in higher disposal costs for our collection operations. If we were unable to pass such higher costs through to our customers, our business, financial condition and operating results could be adversely affected.
     Certain state and local jurisdictions may also seek to enforce flow control restrictions through local legislation or contractually. In certain cases, we may elect not to challenge such restrictions. These restrictions could reduce the volume of waste going to landfills in certain areas, which may adversely affect our ability to operate our landfills at their full capacity and/or reduce the prices that we can charge for landfill disposal services. These restrictions may also result in higher disposal costs for our collection operations. If we were unable to pass such higher costs through to our customers, our business, financial condition and operating results could be adversely affected.
     State and Local Regulation. Each state in which we now operate or may operate in the future has laws and regulations governing the generation, storage, treatment, handling, transportation and disposal of solid waste, occupational safety and health, water and air pollution and, in most cases, the siting, design, operation, maintenance, closure and post-closure maintenance of landfills and transfer stations. State and local permits and approval for these operations may be required and may be subject to periodic renewal, modification or revocation by the issuing agencies. In addition, many states have adopted statutes comparable to, and in some cases more stringent than, CERCLA. These statutes impose requirements for investigation and cleanup of contaminated sites and liability for costs and damages associated with such sites, and some provide for the imposition of liens on property owned by responsible parties. Furthermore, many municipalities also have ordinances, local laws and regulations affecting our operations. These include zoning and health measures that limit solid waste management activities to specified sites or activities, flow control provisions that direct or restrict the delivery of solid wastes to specific facilities, laws that grant the right to establish franchises for collection services and then put such franchises out for bid and bans or other restrictions on the movement of solid wastes into a municipality.
     Permits or other land use approvals with respect to a landfill, as well as state or local laws and regulations, may specify the quantity of waste that may be accepted at the landfill during a given time period and/or specify the types of waste that may be accepted at the landfill. Once an operating permit for a landfill is obtained, it must generally be renewed periodically.
     There has been an increasing trend at the state and local level to mandate and encourage waste reduction and recycling and to prohibit or restrict the disposal in landfills of certain types of solid wastes, such as yard wastes, beverage containers, unshredded tires, lead-acid batteries, paper, cardboard and household appliances. The enactment of regulations reducing the volume and types of wastes available for transport to and disposal in landfills could prevent us from operating our facilities at their full capacity.
     Many states and local jurisdictions have enacted “bad boy” laws that allow the agencies that have jurisdiction over waste services contracts or permits to deny or revoke these contracts or permits based on the applicant’s or permit holder’s compliance history. Some states and local jurisdictions go further and consider the compliance history of the parent, subsidiaries or affiliated companies, in addition to that of the applicant or permit holder. These laws authorize the agencies to make determinations of an applicant’s or permit holder’s fitness to be awarded a contract to operate and to deny or revoke a contract or permit because of unfitness unless there is a showing that the applicant or permit holder has been rehabilitated through the adoption of various operating policies and procedures put in place to assure future compliance with applicable laws and regulations.
     Some state and local authorities enforce certain federal laws in addition to state and local laws and regulations. For example, in some states, RCRA, OSHA, parts of the Clean Air Act and parts of the Clean Water Act are enforced by local or state authorities instead of the EPA, and in some states those laws are enforced jointly by state or local and federal authorities.
     Public Utility Regulation. In many states, public authorities regulate the rates that landfill operators may charge. The adoption of rate regulation or the reduction of current rates in states in which we own landfills could adversely affect our business, financial condition and operating results.
Seasonality
     Based on our industry and our historic trends, we expect our operations to vary seasonally. Typically, revenue will be highest in the second and third calendar quarters and lowest in the first and fourth calendar quarters. The fluctuation is primarily due to lower volumes of solid waste generated during the winter months because of decreased construction and demolition activities. We also expect that our operating expenses may be higher during the winter months due to periodic adverse weather conditions that can slow the collection of waste, resulting in higher labor and operational costs. Please read “—Risk Factors—Risks Relating To Our Operations and Corporate Organization—Seasonal fluctuations will cause our business and results of operations to vary among quarters, which could adversely affect our stock price.”
Employees
     As of December 31, 2005, we had approximately 800 full-time employees. A group of 17 employees at one of our locations is represented by a union and we negotiated a collective bargaining agreement with them which expired on March 3, 2006. We have agreed to extend the terms of the existing contract while we enter into negotiations for a new contract. We have not experienced a significant work stoppage, and we believe our relations with our employees are good.
Risk Factors
Risks Relating to Our Acquisition Program
     We may be unable to identify, complete or integrate future acquisitions, which may harm our prospects.
     We may be unable to identify appropriate acquisition candidates. If we do identify an appropriate acquisition candidate, we may not be able to negotiate acceptable terms or finance the acquisition or, if the acquisition occurs, effectively integrate the acquired business into our existing business. Negotiations of potential acquisitions and the integration of acquired business operations require a disproportionate amount of management’s attention and our resources. Even if we complete additional acquisitions, continued financing may not be available or available on reasonable terms, any new businesses may not generate revenues comparable to our existing businesses, the anticipated cost efficiencies or synergies may not be realized and these businesses may not be integrated successfully or operated profitably or accretive to our earnings.
     We compete for acquisition candidates with other purchasers, some of which have greater financial resources and may be able to offer more favorable terms, thus limiting our ability to grow through acquisitions.
     Other companies in the solid waste services industry also have a strategy of acquiring and consolidating regional and local businesses. We expect that as the consolidation trend in our industry continues, the competition for acquisitions will increase. Competition for acquisition candidates may make fewer acquisition opportunities available to us or make those opportunities more expensive.
     In connection with financing acquisitions, we may incur additional indebtedness, or may issue additional shares of our common stock which would dilute the ownership percentage of existing stockholders.
     We intend to finance acquisitions with available cash, borrowings under our credit facility, shares of our common stock or a combination of these means. As a result, we may incur additional indebtedness or issue additional shares of our common stock which would dilute the ownership percentage of existing stockholders. Our credit facility contains covenants restricting, among other things, the amount of additional indebtedness. We expect to offer shares of our common stock as some or all of the consideration for certain acquisitions. Our ability to do so will depend in part on the attractiveness of our common stock. This attractiveness may depend largely on the capital appreciation prospects of our common stock compared to the common stock of our competitors. If the market price of our common stock were to decline materially over a prolonged period of time, we may find it difficult to use our common stock as consideration for acquisitions.
     Businesses that we acquire may have unknown liabilities and require unforeseen capital expenditures, which would adversely affect our financial results.
     We may acquire businesses with liabilities that we fail to discover, including liabilities arising from non-compliance with environmental laws by prior owners for which we may be responsible as the successor owner. Moreover, as we integrate a new business, we may discover that required expenses and capital expenditures are greater than anticipated, which would adversely affect our financial results.
     Rapid growth may strain our management, operational, financial and other resources, which would adversely affect our financial results.
     Executing our acquisition strategy will require significant time from our senior management. We may also be required to expand our operational and financial systems and controls and our management information systems capabilities. We may also need to attract and train additional senior managers, technical professionals and other employees. Failure to do any of these could restrict our ability to maintain and improve our profitability while continuing to grow.
     We may incur charges related to acquisitions, which could lower our earnings.
     We capitalize some expenditures and advances relating to acquisitions and pending acquisitions, but expense indirect acquisition costs, including general corporate overhead, as they are incurred. We charge against earnings any unamortized capitalized expenditures and advances (net of any amount that we estimate we will recover, through sale or otherwise) that relate to any pending acquisition that is not consummated. We, therefore, may incur charges in future periods, which could lower our earnings.

Risks Relating To Our Business
     Changes in interest rates may affect our profitability.
     Our acquisition strategy could require us to incur substantial additional indebtedness in the future, which will increase our interest expense. Further, to the extent that these borrowings are subject to variable rates of interest, increases in interest rates will increase our interest expense, which will affect our profitability. In order to better manage changes in interest rates, in November 2005, we entered into a swap arrangement with our primary lender as intermediary to exchange $150 million of our floating rate debt for fixed-rate debt. After giving effect to the interest rate swap in place, as of December 31, 2005, we had $12.0 million of floating rate based long-term debt. If interest rates were to change by 100 basis points, or 1%, this would result in a corresponding change of $0.1 million in annual interest expense.
     We are subject to environmental and safety laws, which restrict our operations and increase our costs.
     We are subject to extensive federal, state and local laws and regulations relating to environmental protection and occupational safety and health. These include, among other things, laws and regulations governing the use, treatment, storage and disposal of wastes and materials, air quality, water quality and the remediation of contamination associated with the release of hazardous substances. Our compliance with existing regulatory requirements is costly, and continued changes in these regulations could increase our compliance costs. Government laws and regulations often require us to enhance or replace our equipment and to modify landfill operations and may, in the future, require us to initiate final closure of a landfill. We are required to obtain and maintain permits that are subject to strict regulatory requirements and are difficult and costly to obtain and maintain. We may be unable to implement price increases sufficient to offset the cost of complying with these laws and regulations. In addition, regulatory changes could accelerate or increase expenditures for closure and post-closure monitoring at solid waste facilities and obligate us to spend sums over the amounts that we have accrued.
     We may become subject to environmental clean-up costs or litigation that could curtail our business operations and materially decrease our earnings.
     The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or CERCLA, and analogous state laws provide for the remediation of contaminated facilities and impose strict joint and several liability for remediation costs on current and former owners or operators of a facility at which there has been a release or a threatened release of a “hazardous substance.” This liability is also imposed on persons who arrange for the disposal of and who transport such substances to the facility. Hundreds of substances are defined as “hazardous” under CERCLA and their presence, even in small amounts, can result in substantial liability. The expense of conducting a cleanup can be significant. Notwithstanding our efforts to comply with applicable regulations and to avoid transporting and receiving hazardous substances, we may have liability because these substances may be present in waste collected by us or disposed of in our landfills, or in waste collected, transported or disposed of in the past by companies that we acquire even if we did not collect or dispose of the waste while we owned the landfill. The actual costs for these liabilities could be significantly greater than the amounts that we might be required to accrue on our financial statements from time to time.
     In addition to the costs of complying with environmental regulations, we may incur costs to defend against litigation brought by government agencies and private parties. As a result, we may be required to pay fines or our permits and licenses may be modified or revoked. We may in the future be a defendant in lawsuits brought by governmental agencies and private parties who assert claims alleging environmental damage, personal injury, property damage and/or violations of permits and licenses by us. A significant judgment against us, the loss of a significant permit or license or the imposition of a significant fine could curtail our business operations and may decrease our earnings.

     Our accruals for landfill closure and post-closure costs may be inadequate, and our earnings would be lower if we are required to pay or accrue additional amounts.
     We are required to pay closure and post-closure costs of any disposal facilities that we own or operate. We accrue for future closure and post-closure costs of our owned landfills, generally for a term of five years for C&D landfills and 30 years for MSW landfills, based on engineering estimates of future requirements associated with the final landfill design and closure and post-closure process. Our obligations to pay closure and post-closure costs, including for monitoring, may exceed the amount we accrued, which would adversely affect our earnings. Expenditures for these costs may increase as a result of any federal, state or local government regulatory action, including changes in closing or monitoring activities, types and quantities of materials used or the period of required post-closure monitoring. These factors could substantially increase our operating costs and therefore impair our ability to invest in our existing facilities or new facilities. The amount of our accruals is based upon estimates by management and engineers and accountants. We review at least annually our estimates for closure and post-closure costs, and any change in our estimates could require us to accrue additional amounts.
     We may be unable to obtain financial assurances necessary for our operations, which could result in the closure of landfills or the termination of collection contracts.
     We are required to provide financial assurances to governmental agencies under applicable environmental regulations relating to landfill closure and post-closure obligations, our landfill operations, and other collection and disposal contracts. We satisfy these financial assurances requirements by providing performance bonds, letters of credit, insurance policies or trust deposits. During the past three years, the costs associated with bonding and insurance have risen dramatically, the financial capacity and other requirements imposed by bonding and insurance companies have become more difficult to comply with than in prior years, and the number of these bonding and insurance companies has decreased. We have been required, and may in the future be required, to obtain personal guarantees from certain of our senior executive officers, directors and an affiliate of our largest stockholder in order to obtain these types of instruments. We have compensated and indemnified, and may in the future compensate and indemnify, our senior executive officers, directors and the affiliate of our largest stockholder for these guarantees. We may be unable to provide the level of financial assurance that we are required to provide in the future or it may become too costly to do so, which in either case could result in the closure of landfills or the termination of collection contracts.
     Our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital and force us to sell assets, incur debt, or sell equity on unfavorable terms.
     Our ability to remain competitive, grow and maintain operations largely depends on our cash flow from operations and access to capital. Maintaining our existing operations and expanding them through internal growth or acquisitions requires large capital expenditures. As we undertake more acquisitions and further expand our operations, the amount we expend on capital, closure and post-closure and remediation expenditures will increase. These increases in expenditures may result in lower levels of working capital or require us to finance working capital deficits. We intend to continue to fund our cash needs through cash flow from operations and borrowings under our credit facility, if necessary. However, we may require additional equity or debt financing to fund our growth.
     We do not have complete control over our future performance because it is subject to general economic, political, financial, competitive, legislative, regulatory and other factors. It is possible that our business may not generate sufficient cash flow from operations, and we may not otherwise have the capital resources, to allow us to make necessary capital expenditures. If this occurs, we may have to sell assets, restructure our debt or obtain additional equity capital, which could be dilutive to our stockholders. We may not be able to take any of the foregoing actions, and we may not be able to do so on terms favorable to us or our stockholders.

     Increases in the costs of disposal may reduce our operating margins.
     We dispose of approximately one-fourth of the waste that we collect in landfills operated by others, but that rate may increase in the future. We may incur increases in disposal fees paid to third parties or in the costs of operating our own landfills. Failure to pass these costs on to our customers may reduce our operating margins.
     Increases in the costs of labor may reduce our operating margins.
     We compete with other businesses in our markets for qualified employees. The labor market is currently tight in many of the areas in which we operate. A shortage of qualified employees would require us to enhance our wage and benefits packages to compete more effectively for employees or to hire more expensive temporary employees. Labor is our second largest operating cost, and even relatively small increases in labor costs per employee could materially affect our cost structure. Failure to attract and retain qualified employees, to control our labor costs, or to recover any increased labor costs through increased prices we charge for our services or otherwise offset such increases with cost savings in other areas may reduce our operating margins.
     Increases in the costs of fuel may reduce our operating margins.
     The price and supply of fuel needed to run our collection and transfer trucks and our landfill equipment is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by OPEC and other oil and gas producers, war and unrest in oil producing countries, regional production patterns and environmental concerns. During 2005 and 2004, we experienced increases in the cost of diesel fuel as a percentage of revenue of 6.5% and 4.9%, respectively. Any significant price escalations or reductions in the supply could increase our operating expenses or interrupt or curtail our operations. Failure to offset all or a portion of any increased fuel costs through increased fees or charges would reduce our operating margins.
     Increases in costs of insurance would reduce our operating margins.
     One of our largest operating costs is for insurance coverage, including general liability, automobile physical damage and liability, property, employment practices, pollution, directors and officers, fiduciary, workers’ compensation and employer’s liability coverage, as well as umbrella liability policies to provide excess coverage over the underlying limits contained in our primary general liability, automobile liability and employer’s liability policies. Changes in our operating experience, such as an increase in accidents or lawsuits or a catastrophic loss, could cause our insurance costs to increase significantly or could cause us to be unable to obtain certain insurance. Increases in insurance costs would reduce our operating margins. Changes in our industry and perceived risks in our business could have a similar effect.
     We may not be able to maintain sufficient insurance coverage to cover the risks associated with our operations, which could result in uninsured losses that would adversely affect our financial condition.
     Integrated non-hazardous waste companies are exposed to a variety of risks that are typically covered by insurance arrangements. However, we may not be able to maintain sufficient insurance coverage to cover the risks associated with our operations for a variety of reasons. Increases in insurance costs and changes in the insurance markets may, given our resources, limit the coverage that we are able to maintain or prevent us from insuring against certain risks. Large or unexpected losses may exceed our policy limits, adversely affecting our results of operations, and may result in the termination or limitation of coverage, exposing us to uninsured losses, thereby adversely affecting our financial condition.
     Our failure to remain competitive with our numerous competitors, some of which have greater resources, could adversely affect our ability to retain existing customers and obtain future business.
     Our industry is highly competitive. We compete with large companies and municipalities, many of which have greater financial and operational resources. The non-hazardous solid waste collection and disposal industry is led by three large national, publicly-traded waste management companies that account for approximately 57% of the estimated $46.5 billion of annual industry revenues. The industry also includes numerous regional and local companies. Additionally, many counties and municipalities operate their own waste collection and disposal facilities and have competitive advantages not available to private enterprises. We also encounter competition from alternatives to landfill disposal, such as recycling and incineration, that benefit from state requirements to reduce landfill disposal. If we are unable to successfully compete against our competitors, our ability to retain existing customers and obtain future business could be adversely affected.
     We may lose contracts through competitive bidding, early termination or governmental action, or we may have to substantially lower prices in order to retain certain contracts, any of which would cause our revenues to decline.
     We are parties to contracts with municipalities and other associations and agencies. Many of these contracts are or will be subject to competitive bidding. We may not be the successful bidder, or we may have to substantially lower prices in order to be the successful bidder. In addition, some of our customers may terminate their contracts with us before the end of the contract term. If we were not able to replace revenues from contracts lost through competitive bidding or early termination or from lowering prices or from the renegotiation of existing contracts with other revenues within a reasonable time period, our revenues could decline.
     Municipalities may annex unincorporated areas within counties where we provide collection services, and as a result, our customers in annexed areas may be required to obtain service from competitors who have been franchised or contracted by the annexing municipalities to provide those services. Some of the local jurisdictions in which we currently operate grant exclusive franchises to collection and disposal companies, others may do so in the future, and we may enter markets where franchises are granted by certain municipalities. Unless we are awarded a franchise by these municipalities, we will lose customers which will cause our revenues to decline.
     Comprehensive waste planning programs and initiatives required by state and local governments may reduce demand for our services, which could adversely affect our waste volumes and the price of our landfill disposal services.
     Many of the states in which we operate landfills require counties and municipalities to formulate comprehensive plans to reduce the volume of solid waste disposed of in landfills through waste planning, recycling, composting or other programs. Some state and local governments mandate waste reduction at the source and prohibit the disposal of certain types of wastes, such as yard wastes, at landfills. These actions may reduce the volume of waste going to landfills in certain areas, and therefore our landfills may not continue to operate at currently estimated volumes or they may be unable to charge current prices for landfill disposal services.
     Covenants in our credit facility and the agreements governing our other indebtedness may limit our ability to grow our business and make capital expenditures.
     Our credit facility and certain of the agreements governing our other indebtedness impose financial covenants and ratios that we must satisfy and other covenants that limit certain actions that we may take (including, among other things, our ability to incur additional indebtedness, grant liens and make investments) and acquisitions. Please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Credit Facility.” All of these restrictions could affect our ability to take advantage of potential business opportunities. Our ability to comply with these covenants and restrictions may be affected by changes in economic or business conditions or other events beyond our control.
     Failure to observe these restrictions could result in a default, allowing acceleration of the debt incurred under those agreements, requiring us to repay the indebtedness under such credit facility and, if we were unable to do so, allowing the lenders to foreclose on their collateral (which includes substantially all of the assets we own, including the stock and assets of our subsidiaries). A default also could result from our inability to repay any indebtedness when due. Moreover, default under one agreement could lead to an acceleration of indebtedness under other agreements that contain cross-acceleration or cross-default provisions.

     Efforts by labor unions to organize our employees could divert management attention and increase our operating expenses.
     Labor unions have in the past attempted to organize our employees, and these efforts will likely continue in the future. At its 2003 national meeting, the International Brotherhood of Teamsters announced that our industry is one in which it will begin focusing its efforts. In March 2001, a group of employees chose to be represented by a union, and we negotiated a collective bargaining agreement with them which expired on March 3, 2006. We have agreed to extend the terms of the existing contract while we enter into negotiations for a new contract. As of December 31, 2005, there were 17 employees in that group. Additional groups of employees may seek union representation in the future, and the negotiation of collective bargaining agreements could divert management attention and result in increased operating expenses and lower net income. If we are unable to negotiate acceptable collective bargaining agreements, we might have to wait through “cooling off” periods, which are often followed by union-initiated work stoppages, including strikes. Depending on the type and duration of these work stoppages, our operating expenses could increase significantly.
     A general downturn in U.S. economic conditions may reduce our business prospects and decrease our revenues and cash flows.
     Our business is affected by general economic conditions. Any extended weakness in the U.S. economy could reduce our business prospects and could cause decreases in our revenues and operating cash flows. In addition, in a down-cycle economic environment, we would likely experience the negative effects of increased competitive pricing pressure and customer turnover.
     Current and proposed laws may restrict our ability to operate across local borders which could affect our manner, cost and feasibility of doing business.
     For the year ended December 31, 2005, approximately $2.1 million, or 1.8%, of our revenue was earned from the disposal of waste that is generated in a state other than the state where it is disposed. These operations could increase in the future. Some states have imposed restrictions on collection routes and disposal locations. Our collection, transfer and landfill operations may also be affected in the future by proposed “flow control” legislation that would allow state and local governments to direct waste generated within their jurisdictions to a specific facility for disposal or processing. Moreover, in the future, our operations may be affected by proposed federal legislation authorizing states to regulate, limit or perhaps even prohibit interstate shipments of waste. If this or similar legislation is enacted, state or local governments with jurisdiction over our landfills could act to limit or prohibit disposal or processing of out-of-state waste in our landfills, whether collected by us or by third parties which could affect our manner, cost and feasibility of doing business.
     We may not be successful in expanding the permitted capacity of our current or future landfills, which could restrict our growth, increase our disposal costs, and reduce our operating margins.
     Our ability to meet our growth objectives depends in part on our ability to expand landfill capacity, whether by acquisition or expansion. Exhausting permitted capacity at a landfill would restrict our growth, and reduce our financial performance in the market served by the landfill since we would be forced to dispose of collected waste at more distant landfills or at landfills operated by our competitors, thereby increasing our waste disposal expenses. Although we have received final permits on expansions at our existing landfills, there may be challenges, comments, or delays that could have an adverse effect on our operations in these markets. Obtaining required permits and approvals to expand landfills has become increasingly difficult and expensive, requiring numerous hearings and compliance with various zoning, environmental and regulatory laws and drawing resistance from citizens, environmental or other groups. Even if permits are granted, they may contain burdensome terms and conditions or the timing required may be extensive and could affect the remaining capacity at the landfill. We may choose to delay or forego tuck-in acquisitions in markets where the remaining lives of our landfills are relatively short because increased volumes would further shorten the lives of these landfills.

Risks Relating to Our Operations and Corporate Organization
     Poor decisions by our regional and local managers could result in the loss of customers or an increase in costs, or adversely affect our ability to obtain future business.
     We manage our operations on a decentralized basis. Therefore, regional and local managers have the authority to make many decisions concerning their operations without obtaining prior approval from executive officers. Poor decisions by regional or local managers could result in the loss of customers or an increase in costs, or adversely affect our ability to obtain future business.
     We are vulnerable to factors affecting our local markets, which could adversely affect our stock price relative to our competitors.
     The non-hazardous waste business is local in nature. Accordingly, our business in one or more regions or local markets may be adversely affected by events and economic conditions relating to those regions or markets even if the other regions of the country are not affected. As a result, our financial performance may not compare favorably to our competitors with operations in other regions, and our stock price could be adversely affected.
     Seasonal fluctuations will cause our business and results of operations to vary among quarters, which could adversely affect our stock price.
     Based on historic trends experienced by the businesses we have acquired, we expect our operating results to vary seasonally, with revenues typically lowest in the first quarter, higher in the second and third quarters, and again lower in the fourth quarter. This seasonality generally reflects the lower volume of solid waste generated because of decreased construction and demolition activities during the winter months. Adverse weather conditions negatively affect waste collection productivity, resulting in higher labor and operational costs. The general increase in precipitation during the winter months increases the weight of collected waste, resulting in higher disposal costs, as costs are often calculated on a per ton basis. Because of these factors, we expect operating income to be generally lower in the winter months. As a result our stock price may be negatively affected by these variations. Additionally, severe weather during any time of the year can negatively affect the costs of collection and disposal and may cause temporary suspensions of our collection and disposal services. Long periods of inclement weather may interfere with collection and landfill operations, delay the construction of landfill capacity and reduce the volume of waste generated by our customers. Any of these conditions can adversely affect our business and results of operations, which could negatively affect our stock price.
     Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.
     As part of our program of compliance with Section 404 of the Sarbanes-Oxley Act, we may identify deficiencies in our internal controls over financial reporting. Failure to maintain an effective internal control environment could have a material adverse effect on our business and our stock price.
     Our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.
     We believe that our continued success depends in large part on the sustained contributions of our chairman of the board and chief executive officer, Mr. Tom J. Fatjo, Jr., our president and chief operating officer, Mr. Jerome M. Kruszka, and other members of our senior management. We rely on them to identify and pursue new business opportunities and acquisitions and to execute operational strategies. The loss of services of Messrs. Fatjo, Jr. or Kruszka or any other senior management member could significantly impair our ability to identify and secure new contracts and otherwise disrupt our operations. We do not maintain key person life insurance on any of our senior executives. We have entered into employment agreements with our executive officers that contain non-compete and confidentiality covenants. Despite these agreements, we may not be able to retain these officers and may not be able to enforce the non-compete and confidentiality covenants in their employment agreements.

     Members of our senior management will devote a portion of their time to Waste Corporation of America LLC’s operations, which will divert their attention from our business and operations.
     As indicated above, our continued success largely depends on the continued contributions of our senior management. However, Messrs. Fatjo, Jr. and Kruszka and other members of our senior management also serve as executive officers of our former parent, Waste Corporation of America LLC, and, therefore, devote a portion of their time to matters other than our business and operations. We believe that senior management will devote approximately 5% of their time, on average, to Waste Corporation of America LLC’s operations.
     Conflicts of interest to our stockholders’ detriment may arise between us and Waste Corporation of America and its controlling equity holder, who owns a significant portion of our equity and has one director on our board.
     As of March 1, 2006, Esping Family and other related entities beneficially owned approximately 12.7% of our common stock. Additionally, these entities continue to own approximately 60.2% of the equity interests of Waste Corporation of America LLC, our former parent and a privately-held solid waste company with which we have administrative services, non-competition and other arrangements. Mr. William P. Esping, who is a former director, and members of his family are the primary beneficial owners of these various entities. Mr. Ballard O. Castleman, who is a member of our board of directors, has an ownership position in and is employed by such entities. Mr. Castleman constitutes one of the five current members of our board of directors. Because of the substantial ownership interest of Esping Family and related entities in Waste Corporation of America LLC, these entities may, in the event a conflict of interest arises between us and Waste Corporation of America LLC and these entities, favor their interests in Waste Corporation of America LLC over their interests in us to the detriment of us and our other stockholders.
     Our executive officers, directors and their related entities own a significant interest in our voting stock and may be able to exert significant influence over our management and affairs, which may discourage a potential change of control transaction.
     As of March 1, 2006, our executive officers, directors and their related entities (including Esping Family) owned or controlled approximately 24.1% of the outstanding shares of our common stock. Accordingly, these parties, acting together, could possess a controlling vote on matters submitted to a vote of the holders of our common stock. As long as these individuals beneficially own a significant interest, they will have the ability to significantly influence the election of members of our board of directors and to influence our management and affairs. As of March 1, 2006, Esping Family and other related entities, collectively beneficially owned approximately 12.7% of our common stock, as well as approximately 60.2% of the equity of Waste Corporation of America LLC with which we have administrative services, non-competition and other arrangements. This concentration of ownership, the potential ability to significantly influence our management and affairs, and the potential conflicts of interests relating to Waste Corporation of America LLC may have the effect of preventing or discouraging transactions involving a potential change of control or otherwise adversely affect us.
     Provisions in our amended and restated certificate of incorporation, our amended and restated bylaws and Delaware law could prohibit a change of control that our stockholders may favor and which could negatively affect our stock price.
     Provisions in our amended and restated certificate of incorporation and our amended and restated bylaws and applicable provisions of the Delaware General Corporation Law may make it more difficult and expensive for a third party to acquire control of us even if a change of control would be beneficial to the interests of our stockholders. These provisions could discourage potential takeover attempts and could adversely affect the market price of our common stock. Our amended and restated certificate of incorporation and our amended and restated bylaws:

•	authorize the issuance of blank check preferred stock that could be issued by our board of directors to thwart a takeover attempt;

•	prohibit cumulative voting in the election of directors, which would otherwise allow holders of less than a majority of stock to elect some directors;

•	require super-majority voting to effect amendments to provisions of our amended and restated bylaws concerning the number of directors;

•	limit who may call special meetings;

•	prohibit stockholder action by written consent, requiring all actions to be taken at a meeting of the stockholders;

•	establish advance notice requirements for nominating candidates for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholders meeting; and

•	require that vacancies on the board of directors, including newly-created directorships, be filled only by a majority vote of directors then in office.
     In addition, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder.
     We do not anticipate paying cash dividends on our common stock in the foreseeable future, so you can only realize a return on your investment by selling your shares of our common stock.
     We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors and are prohibited by the terms of our credit facility. Please read “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Dividend Policy.” Accordingly, for the foreseeable future you can only realize a return on your investment by selling your shares of our common stock.
     We may issue preferred stock that has a liquidation or other preference over our common stock without the approval of the holders of our common stock, which may affect those holders rights or the market price of our common stock.
     Our board of directors is authorized to issue series of shares of preferred stock without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of shares of preferred stock that may be issued, including voting rights, dividend rights, preferences over our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.
Available Information
     Our Internet website is www.wcawaste.com. We make available through the “Investor Relations-SEC Filings” section of our Internet website our annual report on Form 10–K, quarterly reports on Form 10–Q, current reports on Form 8–K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

Item 2. Properties.
     Our principal executive offices are located at One Riverway, Suite 1400, Houston, Texas 77056, where we currently lease 12,259 square feet of office space. Currently, we also own or lease field-based administrative offices in Alabama, Arkansas, Colorado, Florida, Kansas, Missouri, New Mexico, North Carolina, South Carolina, Tennessee and Texas.
     Our principal property and equipment consist of land (primarily landfills, transfer stations and bases for collection operations), buildings, and vehicles and equipment, including waste collection and transportation vehicles, related support vehicles, carts, containers and heavy equipment used in landfill operations, all of which are encumbered by liens in favor of our lenders. As of December 31, 2005, we owned and/or operated 23 collection operations, 21 transfer stations/MRFs, 7 MSW landfills and 12 C&D landfills. Of these facilities, two transfer stations, one MSW landfill and one C&D landfill are fully permitted but not yet opened, and two transfer stations are idle. We also operated but did not own two of the transfer stations as of December 31, 2005. For a description of our landfills, please read “Business—Our Operations—Landfills.”
Item 3. Legal Proceedings.
     Information regarding our legal proceedings can be found in note 13(d) to our consolidated financial statements included elsewhere in this report.
Item 4. Submission of Matters to a Vote of Security Holders.
     A special meeting of the shareholders was held on Thursday, December 22, 2005 for the purpose of approving an amendment to WCA Waste Corporation’s Amended and Restated Certificate of Incorporation to increase the total number of shares of Common Stock that the company has the authority to issue from 25,000,000 shares to 50,000,000 shares. The proposed amendment was approved with 13,216,286 votes cast in favor of such amendment, 283,112 votes cast against such amendment and 4,375 abstentions.

PART II
Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.
Market for Common Stock
     Our common stock is traded on the NASDAQ National Market under the symbol “WCAA.” As of March 1, 2006, there were approximately 104 holders of record of our common stock. This number does not include any beneficial owners for whom shares of common stock may be held in “nominee” or “street” name. The following table sets forth the range of high and low closing sales prices per share for our common stock as reported by NASDAQ for the periods indicated.

	High	Low
2005
First Quarter	$10.50	$9.08
Second Quarter	$9.79	$8.53
Third Quarter	$8.79	$7.90
Fourth Quarter	$8.89	$7.34

2006
First Quarter (through March 7, 2006)	$7.90	$6.90
Dividend Policy
     We have never declared or paid any cash dividends on our common stock and do not intend to declare or pay any cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, to finance the development and expansion of our business and for general corporate purposes. Furthermore, our credit facility prohibits payment of cash dividends or other payments or advances by our primary operating subsidiary to us (or any intermediary) under all circumstances, meaning we have very limited sources of cash. Our only source of cash to pay dividends to our stockholders would be distributions or other payments or advances from our subsidiaries, which as discussed above, is prohibited by the terms of our credit facility. Any future dividends declared would be subject to a relaxation of this prohibition, would be at the discretion of our board of directors and would depend on our financial condition, results of operations, capital requirements, contractual obligations, the other terms of our credit facility and other financing agreements at the time a dividend is considered, and other relevant factors.

Item 6. Selected Financial Data.
     The following table sets forth certain selected historical consolidated financial data derived from our consolidated financial statements included elsewhere in this report. The information set forth below should be read in connection with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this report. The following information may not be indicative of our future operating results.

	Year Ended December 31,
	2005	2004	2003	2002	2001
		(In thousands except per share data)
Consolidated Statements of Operations Data:
Revenue	$114,143	$73,461	$64,226	$62,162	$57,721
Expenses:
Cost of services (1),(2)	73,933	50,387	41,666	38,336	35,841
Depreciation and amortization	14,795	8,828	7,812	6,229	6,684
General and administrative:
Stock-based compensation (3)	509	11,532	1,220	—	—
Other general and administrative	7,802	4,751	3,922	4,432	4,135

Total expenses	97,039	75,498	54,620	48,997	46,660

Operating income (loss)	17,104	(2,037)	9,606	13,165	11,061

Other income (expense):
Interest expense, net (2)	(10,366)	(4,453)	(5,220)	(6,979)	(10,153)
Write-off of deferred financing costs and debt discount (4)	(1,308)	(618)	—	(2,487)	—
Other income (expense), net	286	268	28	20	(53)

Other income (expense)	(11,388)	(4,803)	(5,192)	(9,446)	(10,206)

Income (loss) from continuing operations before income taxes and cumulative effect of change in accounting principle	5,716	(6,840)	4,414	3,719	855
Income tax (provision) benefit	(2,248)	2,476	(1,753)	(1,727)	(359)

Income (loss) from continuing operations before cumulative effect of change in accounting principle	3,468	(4,364)	2,661	1,992	496
Discontinued operations, net of tax	—	—	93	(816)	(201)

Income (loss) before cumulative effect of change in accounting principle	3,468	(4,364)	2,754	1,176	295
Cumulative effect of change in accounting principle, net of tax (5)	—	—	2,324	—	(721)

Net income (loss)	$3,468	$(4,364)	$5,078	$1,176	$(426)

Per Share Data — basic and diluted:
Income (loss) from continuing operations before cumulative effect of change in accounting principle	$0.22	$(0.38)	$0.33	$0.25	$0.06
Discontinued operations, net of tax	—	—	0.01	(0.10)	(0.02)

Income (loss) before cumulative effect of change in accounting principle	0.22	(0.38)	0.34	0.15	0.04
Cumulative effect of change in accounting principle net of tax	—	—	0.29	—	(0.09)

Net income (loss)	$0.22	$(0.38)	$0.63	$0.15	$(0.05)

Weighted average shares outstanding — basic	15,579	11,599	8,000	8,000	8,000
Weighted average shares outstanding — diluted	15,641	11,599	8,000	8,000	8,000
Other Financial Data:
Capital expenditures	$18,003	$14,589	$7,721	$9,886	$8,066

	As of December 31,
	2005	2004	2003	2002	2001
	(In thousands)
Consolidated Balance Sheet Data:
Property and equipment, net	$186,299	$90,521	$70,726	$67,555	$64,147
Total assets	291,538	163,767	116,685	122,668	116,681
Current maturities of long-term debt	1,910	1,429	4,004	3,602	6,749
Long-term debt, less current maturities and discount	174,353	71,814	78,696	78,466	68,908
Total stockholders’ equity	91,707	74,573	18,567	17,734	19,259

(1)	We acquired prepaid disposal rights in connection with our acquisition of assets from Waste Management, Inc. in 2000. In addition, we paid $1 million to acquire prepaid disposal rights from Waste Services, Inc. in 2005. During the years ended December 31, 2005, 2004, 2003, 2002 and 2001, we recorded $1,834, $377, $302, $97 and $61, respectively, for the use of such disposal rights as a non-cash component of cost of services. Please read note 3 to our consolidated financial statements. Prior to August 2003, we utilized the prepaid disposal rights in our west Texas operations, which we sold during 2003 and are reflected as discontinued operations. In the future, we will use these prepaid disposal rights for our continuing operations. During the years ended December 31, 2003, 2002 and 2001, we utilized $1,307, $1,902 and $2,011, respectively, of prepaid disposal rights in discontinued operations.

(2)	We have material financial commitments for the costs associated with our future obligations for final closure and post-closure maintenance of the landfills we own and operate. During the years ended December 31, 2005, 2004, 2003, 2002 and 2001, we have recorded $159, $257, $207, $146 and $111, respectively, as a non-cash component of cost of services and $0, $0, $0, $107 and $339, respectively, as a non-cash component of interest expense for the provision and accretion expense relating to these future obligations. Although these are non-cash expenses for the periods presented, the ultimate liability will be settled in cash. Please read note 1 to our consolidated financial statements for further discussion of landfill accounting and the adoption of SFAS No. 143 “Accounting for Asset Retirement Obligations.”

(3)	The stock-based compensation expense during the year ended December 31, 2005 relates to earned compensation under the Amended and Restated 2004 WCA Waste Corporation Incentive Plan. The stock-based compensation expense during the years ended December 31, 2004 and 2003 represents a compensation charge in connection with stock options outstanding as of December 31, 2003. Prior to the internal reorganization in 2004, Waste Corporation of America had options and warrants outstanding. As part of the internal reorganization, we assumed the obligation to issue shares upon the exercise of such options and warrants. Subsequently, we extinguished approximately 90% of such outstanding stock options and warrants by issuing 1,330,056 shares (after giving effect to a merger and reverse stock split prior to our initial public offering in June 2004) of our common stock. We recognized a compensation charge of $11.5 million in connection with the cancellation of these options and warrants and subsequent issuance of common stock in 2004.

(4)	The $1,308 write-off of deferred financing costs and debt discount in 2005 is associated with the restructuring of our credit facility in April 2005 as well as the repayment of the Environmental Facilities Revenue Bonds in June 2005. In December 2004, we wrote off $618 of deferred financing costs related to the amendment of our credit facility. We also wrote off $2,008 of deferred financing costs and $479 of debt discount due to the early repayment of the term loan of the credit facility in 2002.

(5)	The $721 (net of $442 tax benefit) cumulative effect of change in accounting principle for the year ended December 31, 2001 is due to the adoption of SFAS No. 133 “Accounting for Derivative Instruments and Certain Hedging Activities” relating to interest rate swap agreements in place at that time. The $2,324 (net of $1,425 tax expense) cumulative effect of change in accounting principle for the year ended December 31, 2003 relates to our adoption of SFAS No. 143 “Accounting for Asset Retirement Obligations.”

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
     The following discussion of our financial condition and results of operations should be read together with the historical consolidated financial statements and the related notes included elsewhere in this report. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions.. For additional information regarding some of the risks and uncertainties that affect our business and the industry in which we operate, please read “Business—Risk Factors” included elsewhere in this report and “—Cautionary Statement About Forward-Looking Statements” below.
Executive Overview
     General Overview of Our Business
     Revenues. Our operations consist of the collection, transfer, processing and disposal of non-hazardous construction and demolition debris and industrial and municipal solid waste. Our revenues are generated primarily from our collection operations to residential, commercial and roll-off customers and landfill disposal services. Roll-off service is the hauling and disposal of large waste containers (typically between 10 and 50 cubic yards) that are loaded onto and off of the collection vehicle. The following table reflects our total revenue by source for the previous three years (dollars in thousands):

	2005		2004		2003
	$	%	$	%	$	%
Collection:
Residential	$19,128	16.8%	$12,615	17.2%	$11,272	17.5%
Commercial	13,847	12.1%	12,002	16.3%	12,056	18.8%
Roll-off	36,811	32.2%	22,878	31.2%	18,175	28.3%
Other	—	—%	586	0.8%	258	0.4%

Total collection	69,786	61.1%	48,081	65.5%	41,761	65.0%

Disposal	48,817		30,536		28,460
Less intercompany	18,215		9,789		7,413

Disposal, net	30,602	26.8%	20,747	28.2%	21,047	32.8%

Transfer and other	24,309		11,575		7,934
Less intercompany	10,554		6,942		6,516

Transfer and other, net	13,755	12.1%	4,633	6.3%	1,418	2.2%

Total revenue	$114,143	100.0%	$73,461	100.0%	$64,226	100.0%

     2005 Financial Objectives
     The following 2005 financial objectives were established in March 2005:
•	Revenue in excess of $110 million (a 50% increase over 2004 reported revenues);

•	Adjusted EBITDA, which is a non-GAAP financial measure, in excess of $27 million (a 50% increase over 2004);

•	“Run rate” revenue from operations acquired in 2005 to be approximately $50 million;

•	Net income to be in the range of $0.38 to $0.40 per share, depending on the timing of acquisitions and the form of any capital and related charges that we might obtain to fund acquisitions; and

•	2005 year-end “run rates” of revenue and Adjusted EBITDA, to be more than two times similar measures for the year ended December 31, 2003 (which were representative of our “run rates” at the time of our initial public offering).

     2005 Business Performance
     During 2005, our revenues were $114.1 million, which represents a 55.4% increase over 2004. Adjusted EBITDA for the year was $32.2 million, an increase of 73.1% over 2004. “Run rate” revenue from acquired businesses during 2005 was $40 million. In addition to the $40 million generated from newly acquired businesses, revenue from existing operations grew by approximately $9 million or 11.9% as a result of price and volume increases over 2004. Certain locations implemented price increases throughout 2005 and therefore the effect is expected to carryover into 2006. Net income per share was $0.22. This shortfall was largely the result of higher than anticipated borrowing costs under our credit facilities. Underlying LIBOR interest rates rose from 2.44% to 4.45% and our average borrowing costs increased from 4.56% to 7.90%. Had interest rates remained at the levels in effect at the beginning of 2005, earnings per share would have been $0.34. In order to better manage changes in interest rates, in November 2005, we entered into a swap arrangement with our primary lender as intermediary to exchange $150 million of our floating rate debt for fixed-rate debt. The underlying base rate is now 4.885% plus the applicable margin which was 3.0% at December 31, 2005. Our net income also included a charge of $0.9 million (net of tax provision) (or $0.06 per share on 15.6 million fully diluted shares) for the write-off of deferred financing costs and debt discount due to the restructuring of our credit facility. Excluding the effects of the interest rate increase and the write-off of deferred financing costs and debt discount, our earnings per share would have been $0.40. Our “run rate” revenue at December 31, 2005 was $139 million or 2.2 times of our 2003 “run rate” revenue of $64.2 million. Our “run rate” EBITDA at December 31, 2005 was $39 million or 2.1 times of our 2003 “run rate” EBITDA of $18.6 million.
     We have been able to maintain our operating margins throughout the period of growth. Our adjusted operating profit margins were 15.0% in 2005, 12.9% in 2004 and were 16.9% in 2003. We believe our operating margins are among the highest in the industry. Our operating margins are high in part because of the proportionally high number of landfills we have and the amount of waste we internalize into those landfills. We internalized approximately 78% of the waste we collected in both 2005 and 2004.
     2006 Financial Objectives
     Our 2006 expectations, not including the impact of acquisitions, are as follows:
•	Revenue in excess of $140 million (a 23% increase over 2005 reported revenues);

•	Operating income in excess of $21 million (a 24% increase over 2005); and

•	EBITDA in excess of $40 million (a 25% increase over 2005).
     Please note that these financial objectives are all forward looking statements that involve risks, uncertainties and assumptions. For additional information regarding some of the risks and uncertainties that affect our business and the industry in which we operate, please read “Business—Risk Factors” and “—Cautionary Statement About Forward-Looking Statements” included elsewhere in this report. In addition, as we have previously reported, we intend to review price increase opportunities to recover cost increases and improve operating margins. As we have in the past, we also will look for opportunities to improve operating margins by reducing operating costs. Those opportunities may involve a variety of initiatives, including improvements to systems and programs and evaluation of location specific operating results. As we discuss in “—Liquidity and Capital Resources—Cash Flows” below, we expect capital expenditures related to our existing operations for 2006 to be approximately 12% of our revenue, which would include expenditures for vehicles, heavy equipment, containers, landfill cell development, and certain systems and program improvements.
     Non-GAAP measures. Our management evaluates our performance based on non-GAAP measures, of which the primary performance measure is EBITDA. EBITDA consists of earnings (net income) before interest expense (including the write-off of deferred financing costs and debt discount), income tax expense, depreciation and amortization. We also compute EBITDA before the cumulative effect of change in accounting principle and before considering the effect of discontinued operations as the effect of these items is not relevant to our ongoing operations. We also use these same measures when evaluating potential acquisition candidates.
     We believe EBITDA is useful to an investor in evaluating our operating performance because:
•	it is widely used by investors in our industry to measure a company’s operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

•	it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization of our assets) from our operating results; and

•	it helps investors identify items that are within operational control. Depreciation charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.
     Our management uses EBITDA:
•	as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

•	as one method we use to estimate a purchase price (often expressed as a multiple of EBITDA) for solid waste companies we intend to acquire. The appropriate EBITDA multiple will vary from acquisition to acquisition depending on factors such as the size of the operation, the type of operation, the strategic location of the operation in its market as well as other considerations;

•	in presentations to our board of directors to enable them to have the same consistent measurement basis of operating performance used by management;

•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations;

•	in evaluations of field operations since it represents operational performance and takes into account financial measures within the control of the field operating units;

•	as a component of incentive cash bonuses paid to our executive officers and other employees;

•	to assess compliance with financial ratios and covenants included in our credit facility; and

•	in communications with investors, lenders, and others, concerning our financial performance.
     The following presents a reconciliation of the total EBITDA to net income (loss) (in thousands):

	2005	2004	2003
Total EBITDA	$32,185	7,059	17,446
Depreciation and amortization	(14,795)	(8,828)	(7,812)
Interest expense, net	(10,366)	(4,453)	(5,220)
Write-off of deferred financing costs and debt discount (an additional interest charge)	(1,308)	(618)	—
Income tax benefit (expense)	(2,248)	2,476	(1,753)

Income (loss) from continuing operations before cumulative effect of change in accounting principle	3,468	(4,364)	2,661

	2005	2004	2003
Loss from discontinued operations, net of tax	—	—	(156)
Gain on disposal of discontinued operations, net of tax	—	—	249

Income (loss) before cumulative effect of change in accounting principle	3,468	(4,364)	2,754
Cumulative effect of change in accounting principle, net of tax	—	—	2,324

Net income (loss)	$3,468	(4,364)	5,078

     In considering EBITDA results, our management also takes various adjustments (especially for non-operational expenses) into account in evaluating performance in order to provide it with what it believes to be a better view of ongoing operational performance. Thus, for example, in our evaluations we exclude the stock-based compensation charge of $11.5 million ($7.5 million net of tax benefit) incurred during 2004 as these are non-cash charges related to our former parent company’s outstanding stock option plan. We do not exclude stock-based compensation expense related to our restricted share plan as it is a recurring expense. We make similar adjustments in evaluating acquisition candidates for non-recurring items. The following presents a reconciliation of EBITDA to Adjusted EBITDA (in thousands):

	2005	2004	2003
Total EBITDA, per above	$32,185	7,059	17,446
Stock-based compensation expense	—	11,532	1,220

Adjusted EBITDA	$32,185	18,591	18,666

     Our EBITDA and Adjusted EBITDA, as we define them, may not be comparable to similarly titled measures employed by other companies and are not a measure of performance calculated in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.
     Other considerations. Costs of services include, but are not limited to, labor, fuel and other vehicle operating expenses, equipment maintenance, disposal fees paid to third-party disposal facilities, insurance premiums and claims expense, third-party transportation expense and state waste taxes. The frequency and amount of claims or incidents could vary significantly from quarter to quarter and/or year to year, resulting in increased volatility of our costs of services.
     General and administrative expenses include the salaries and benefits of our corporate management, certain centralized reporting, information technology and cash management costs and other overhead costs associated with our corporate office.
     Depreciation and amortization expense includes depreciation of fixed assets over their estimated useful lives using the straight-line method and amortization of landfill costs and asset retirement costs based on the consumption of airspace.
     We capitalize third-party expenditures related to pending acquisitions, such as legal, engineering, and accounting expenses, and certain direct expenditures such as travel costs. We expense indirect acquisition costs, such as salaries, commissions and other corporate services, as we incur them. We routinely evaluate all capitalized costs, and expense those related to projects that we believe are not likely to succeed. As of December 31, 2005, we had $0.3 million of capitalized costs relating to pending acquisitions.
     The integration expenses associated with our acquisitions include expenses related to: (i) incorporating new truck fleets into our preventative maintenance program, (ii) the testing of new employees to comply with Department of Transportation regulations, (iii) implementing our safety program, (iv) re-routing trucks and equipment, and (v) conversion of customers to our billing system. In the short-term, as expected, the cost of acquiring and integrating companies will continue to put pressure on operating results. While some synergies from tuck-in acquisitions can take as long as twelve months to be realized, we have integrated all of our completed acquisitions to date into our existing operations.

     Goodwill represents the excess of the purchase price over the fair value of the net assets of the acquired entities. In allocating the purchase price of an acquired company among its assets, we first assign value to the tangible assets, followed by intangible assets such as covenants not-to-compete and any remaining amounts are then allocated to goodwill.
     Acquisition Strategy Overview
     As we discussed in “Business— Our Acquisition Growth Strategy” our acquisition strategy will target operations that will benefit from our core operating strategy of maximizing the internalization of waste. In markets where we already own a landfill, we intend to focus on expanding our presence by tuck-in acquisitions. Tuck-in acquisitions will allow growth in revenue and increase market share and enable integration and consolidation of duplicative facilities and functions to maximize cost efficiencies and economies-of-scale. We will typically seek to enter a new market by acquiring a permitted landfill operation in that market. Upon acquiring a landfill in a new market, we then expand our operations to collection services by acquiring collection operations in the new market and internalizing the waste into our landfill.
     We intend to pursue our acquisition strategy primarily with cash, including borrowings under our combined credit facility entered. We may also issue shares of common stock in connection with acquisitions.
     Since completing our initial public offering in June 2004 through the year ended December 31, 2005, we have completed 17 acquisitions. The purchase price for these acquisitions consisted of $125.0 million of cash, $4.5 million of convertible debt, $6.6 million of assumed debt (net of $0.4 million of debt discount), $5.6 million of assumed deferred tax liabilities and 1,737,852 shares of our common stock. We completed 10 acquisitions during the year ended December 31, 2005. Total consideration for these 10 acquisitions was approximately $119.1 million, including $92.0 million in cash, $1.5 million in convertible debt, $6.6 million in debt assumed, net of discount, $5.6 million in deferred tax liabilities assumed and $13.4 million in common stock. Contemporaneously with one acquisition, certain individuals affiliated with the seller purchased $2.5 million in convertible debt. Information concerning our acquisitions may be found in our previously filed periodic and current reports and in note 3 to our consolidated financial statements.
     The following sets forth additional information regarding the acquisitions since our initial public offering:

Company	Location	Completion Date	Operations
Texas Environmental Waste	Houston, TX	July 13, 2004	Collection
Ashley Trash Service	Springfield, MO	August 17, 2004	Collection
Power Waste	Birmingham, AL	August 31, 2004	Collection
Blount Recycling	Birmingham, AL	September 3, 2004	Collection, Landfill & Transfer Station
Translift, Inc.	Little Rock, AR	September 17, 2004	Collection
Rural Disposal, Inc.	Willow Springs, MO	November 12, 2004	Collection
Trash Away, Inc.	Piedmont, SC	November 30, 2004	Collection & Transfer Station
Gecko Investments (Eagle Ridge)	St. Louis, MO	January 11, 2005	Collection & Landfill
MRR Southern, LLC	High Point/Raleigh, NC	April 1, 2005	Landfill, Transfer Station & MRF
Triangle Environmental	Raleigh, NC	May 16, 2005	Collection
Foster Ferguson	El Dorado Springs, MO	May 16, 2005	Collection
Triad Waste	High Point, NC	May 31, 2005	Collection
Proper Disposal	Chanute, KS	May 31, 2005	Collection
Fort Meade Landfill	Ft. Meade, FL	October 3, 2005	Landfill
Meyer & Gabbert	Sarasota/Arcadia, FL	October 3, 2005	Collection, Landfill & Transfer Station
Pendergrass Refuse	Springfield, MO	October 4, 2005	Collection
Andy’s Hauling	Sarasota, FL	October 21, 2005	Collection
     After giving effect to these acquisitions, at December 31, 2005, we owned and/or operated a total of 19 landfills, 23 collection operations and 21 transfer stations/MRFs, had approximately 277 routes and handled approximately 9,200 landfill tons per day at our landfills.

     On February 10, 2006, we acquired Transit Waste LLC from Waste Corporation of America LLC, which was previously part of our corporate group and with which we still maintain certain other relationships. This transaction included the acquisition of one MSW landfill and a collection operation. The landfill is located in Durango, Colorado and the collection company is located in Bloomfield, New Mexico. This acquisition allows us to expand our operations into the Colorado and New Mexico markets. Together with the acquisition of Transit Waste, we have made 18 acquisitions totaling $62.5 million in estimated annual “run rate” revenue since completing our initial public offering in June 2004, and own and/or operate 20 landfills, 24 collection operations and 21 transfer stations/ MRFs.
     For a description of our accounting for acquisitions and acquisition-related expenses, please read notes 1 and 3 to the financial statements. After an acquisition is completed we incur integration expenses related to (i) incorporating new truck fleets into our preventative maintenance program, (ii) the testing of new employees to comply with Department of Transportation regulations, (iii) implementing our safety program, (iv) re-routing trucks and equipment, and (v) conversion of customers to our billing system. We generally expect that the costs of acquiring and integrating an acquired business will be incurred primarily during the first 12 months after acquisition. Synergies from tuck-in acquisitions can also take as long as 12 months to be realized.
Results of Operations
     The following table sets forth items in our consolidated statement of operations in thousands and as a percentage of revenues for the years ended December 31, 2005, 2004 and 2003:

	Years Ended December 31,
	2005		2004		2003
	$	%	$	%	$	%
Revenue	$114,143	100.0	$73,461	100.0	$64,226	100.0
Cost of services	73,933	64.8	50,387	68.6	41,666	64.8
Depreciation and amortization	14,795	13.0	8,828	12.0	7,812	12.2
General and administrative	7,802	6.8	4,751	6.5	3,922	6.1
Stock-based compensation charge	509	0.4	11,532	15.7	1,220	1.9

Operating income (loss)	17,104	15.0	(2,037)	(2.8)	9,606	15.0
Interest expense, net	(10,366)	(9.1)	(4,453)	(6.1)	(5,220)	(8.1)
Write-off of deferred financing costs and debt discount	(1,308)	(1.1)	(618)	(0.8)	—	—
Other income, net	286	0.2	268	0.4	28	0.0
Income tax (provision) benefit	(2,248)	(2.0)	2,476	3.4	(1,753)	(2.7)

Income (loss) from continuing operations before cumulative effect of change in accounting principle	3,468	3.0	(4,364)	(5.9)	2,661	4.2
Loss from discontinued operations, net of tax	—	—	—	—	(156)	(0.3)
Gain on disposal of discontinued operations, net of tax	—	—	—	—	249	0.4
Cumulative effect of change in accounting principle, net of tax	—	—	—	—	2,324	3.6

Net income (loss)	$3,468	3.0	$(4,364)	(5.9)	$5,078	7.9

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004
     Revenue. Total revenue for the year ended December 31, 2005 increased by 55.4%, to $114.1 million from $73.5 million for the year ended December 31, 2004. Acquisitions contributed $32.0 million of the increase while internal volume growth contributed $3.0 million, operational price increases contributed $3.7 million, and pricing from fuel surcharges achieved the remaining increases.
     Cost of services. Total cost of services for the year ended December 31, 2005 increased $23.5 million, or 46.7%, to $73.9 million from $50.4 million for the year ended December 31, 2004. Acquisitions and integration costs accounted for a majority of the increased cost of services. While cost of services increased in total, they have decreased to 64.8% of revenue from 68.6% last year. This decrease can be attributed to decreases in insurance costs associated with improved claim history. Further reductions in operating costs as a percentage of revenue were achieved related to certain licenses and fees, landfill site expenses and field administrative costs which are semi-fixed and do not increase proportional with revenue. These improvements were partially offset by fuel costs that increased as a percentage of revenue from 4.9% for the year ended December 31, 2004 to 6.5% for the year ended December 31, 2005.
     Depreciation and amortization. Depreciation and amortization expenses for the year ended December 31, 2005 increased $6.0 million, or 67.6%, to $14.8 million from $8.8 million for the year ended December 31, 2004. These increases can be attributed to acquisitions and increased amortization corresponding with increased landfill volumes.
     General and administrative. Total general and administrative expense increased $3.1 million, or 64.2%, to $7.8 million for the year ended December 31, 2005 from $4.7 million for the year ended December 31, 2004. The increase is primarily attributable to increased administrative costs associated with being a public company, including legal, accounting, compliance with the Sarbanes-Oxley Act of 2002, printing, travel, insurance and other costs, including costs associated with our ongoing acquisition program.
     Stock-based compensation charge. We recognized a compensation charge of $11.5 million during the year ended December 31, 2004. Prior to our internal reorganization, our former parent, Waste Corporation of America, had options and warrants outstanding. As part of the internal reorganization, we assumed the obligation to issue shares upon the exercise of such options and warrants. Subsequently, we extinguished approximately 90% of such outstanding stock options and warrants by issuing 1,330,056 shares (after giving effect to a merger and reverse stock split prior to our initial public offering in June 2004) of our common stock. This restructuring led to the $11.5 million compensation charge prior to our initial public offering that occurred in June 2004 based on the estimated fair value of the stock issued in cancellation of the options and warrants. The stock-based compensation expense during the year ended December 31, 2005 relates to earned compensation from restricted stock grants under the Amended and Restated 2004 WCA Waste Corporation Incentive Plan.
     Interest expense, net. Interest expense, net for the year ended December 31, 2005 increased $5.9 million, or 132.8%, to $10.4 million from $4.5 million for the year ended December 31, 2004. As a percentage of revenue, interest expense increased to 9.1% for the year ended December 31, 2005 from 6.4% for the year ended December 31, 2004. The increase relates to the higher average interest rate, the higher average debt balance outstanding as a result of additional borrowings under our credit facilities as well as seller notes issued and debt assumed in connection with acquisitions. Our average borrowing costs went from 4.56% at the end of 2004 to 7.90% at the end of 2005.
     Write-off of deferred financing costs and debt discount. The $1.3 million write-off of deferred financing costs and debt discount incurred during 2005 is associated with the restructuring of our credit facility in April 2005 as well as the repayment of the Environmental Facilities Revenue Bonds in June 2005. The $0.6 million write-off of deferred financing costs for 2004 is associated with the amendment of our credit facility in December 2004
     Income tax (provision) benefit. Income tax (provision) benefit in the year ended December 31, 2005 as a percentage of pre-tax income (loss) was 39.3% as compared to 36.2% for the year ended December 31, 2004. The rate in the prior year reflects the lower tax benefit applied to the $11.5 million stock-based compensation charge, as well as the impact of non-deductible expenses reducing our net loss for tax purposes.
     Net income (loss). We had net income of $3.5 million for the year ended December 31, 2005 as compared to net loss of $4.4 million for the year ended December 31, 2004. The increase is primarily caused by the $11.5 million non-cash compensation charge in 2004, net of a $4.0 million tax benefit.
Year Ended December 31, 2004 Compared to Year Ended December 31, 2003
     Revenue. Total revenue for the year ended December 31, 2004 increased by 14.4% to $73.5 million from $64.2 million for the year ended December 31, 2003. Acquisitions completed in the third and fourth quarters of 2004 contributed $5.7 million (8.9%) of the increase while volume increases resulted in an increase of $3.0 million (4.7%), and price increases contributed $0.5 million (0.8%). Non-acquisition related volume increases were a result of the opening of two transfer stations in 2004 as well as other internal growth. Revenue segmentation (before elimination of intercompany revenue) for the year ended December 31, 2004 was 53.3 % collection operations, 33.9% disposal, 12.3% transfer and 0.5% recycling.
     Cost of services. Total cost of services for the year ended December 31, 2004 increased $8.7 million, or 21%, to $50.4 million from $41.7 million for the year ended December 31, 2003. Operating cost increases reflect a variety of factors. Thus, our costs reflect, in part, the impact of recent acquisitions and other volume related growth. As previously discussed, we expect to incur higher costs while we acquire and integrate new operations.
     Increases in fuel costs contributed to the cost increases as well. Diesel fuel costs as a percentage of revenue increased from 4.1% for the year ended December 31, 2003 to 4.9% for the year ended December 31, 2004. A sampling of our markets indicates that our average fuel cost per gallon increased approximately 40% from January 2004 to December 2004. The increase in costs could not be fully covered by fuel surcharges as evidenced by the fact that fourth quarter 2004 fuel surcharges covered approximately 50% of increased costs. Through a combination of price increases and fuel surcharges, we expect to begin to recover an additional portion of fuel cost increases by July 2005.
     Additionally, we spent approximately $0.6 million to redirect waste from our Central Missouri landfill through one of our transfer stations to our Black Oak landfill. This waste was redirected temporarily while the expanded area of the Central Missouri landfill was being constructed. The construction of this expansion was completed in January 2005.
     Depreciation and amortization. Depreciation and amortization expenses for the year ended December 31, 2004 increased $1.0 million, or 13%, to $8.8 million from $7.8 million for the year ended December 31, 2003. Depreciation as a percentage of revenue remained stable at approximately 12%. The increase was primarily associated with acquisitions during 2004 as well as the commencement of two new transfer station operations during the first quarter of 2004.
     General and administrative. Total general and administrative expense for the year ended December 31, 2004 increased $0.8 million, or 21%, to $4.7 million from $3.9 million for the year ended December 31, 2003. The increase is primarily attributable to increased costs including the incremental overhead required to comply with public company reporting responsibilities as well as additional overhead incurred in support of our acquisition program.
     Stock-based compensation charge. We recognized a compensation charge of $11.5 million for the year ended December 31, 2004. Prior to our internal reorganization, our former parent, Waste Corporation of America, had options and warrants outstanding. As part of the internal reorganization, we assumed the obligation to issue shares upon the exercise of such options and warrants. Subsequently, we extinguished approximately 90% of such outstanding stock options and warrants by issuing 1,330,056 shares (after giving effect to a merger and reverse stock split prior to our initial public offering in June 2004) of our common stock. This restructuring led to the $11.5 million compensation charge prior to our initial public offering that occurred in June 2004 based on the estimated fair value of the stock issued in cancellation of the options and warrants.
     Interest expense, net. Interest expense, net decreased by $0.8 million in the year ended December 31, 2004 as compared to the year ended December 31, 2003. The reduction relates to the lower average debt balance resulting from the repayment of a portion of our outstanding debt with the proceeds of the initial public offering.
     Write-off of deferred financing costs. The $0.6 million write-off of deferred financing costs is associated with the amendment of our credit facility in December 2004.
     Other income, net. Other income, net for the year ended December 31, 2004 reflects primarily the gains on the disposition of fixed assets and the gain associated with the sale of certain rural routes in Missouri.

     Income tax (provision) benefit. Income tax (provision) benefit in the year ended December 31, 2004 as a percentage of pre-tax income (loss) was 36.2% as compared to 39.7% for the year ended December 31, 2003. The decrease in the current year rate relates to the lower tax benefit applied to the stock-based compensation charge in the second quarter of 2004, as well as the impact of non-deductible expenses reducing our net loss for tax purposes and the recognition of certain state tax benefits on current year losses as we project future taxable income in these states due to the completion of acquisitions.
     Cumulative effect of change in accounting principle, net of tax. The cumulative effect of change in accounting principle, net of tax for the period ended December 31, 2003 is due to the adoption of SFAS No. 143, effective January 1, 2003, which resulted in a $2.3 million benefit, net of a $1.4 million tax expense.
     Net income (loss). We had net loss of $4.4 million for the year ended December 31, 2004 as compared to net income of $5.1 million for the year ended December 31, 2003. The decrease is primarily a result of the $11.5 million non-cash compensation charge discussed above, net of a $4.0 million tax benefit and the $2.3 million benefit in 2003 from the adoption of SFAS No. 143.
Liquidity and Capital Resources
     Our business and industry is capital intensive, requiring capital for equipment purchases, landfill construction and development, and landfill closure activities in the future. Our planned acquisition strategy also requires significant capital. We plan to meet our future capital needs primarily through cash on hand, cash flow from operations and borrowing capacity under our credit facility. We plan to meet the capital requirements of our acquisition strategy from a variety of sources including cash on hand, borrowing capacity under our credit facilities, seller notes, equity issuances and debt financings. We expect these sources will be adequate to fund our future capital needs and acquisition strategy for the foreseeable future.
     As of December 31, 2005, we had total outstanding long-term debt of approximately $176.6 million, consisting primarily of approximately $162.0 million outstanding under our credit facilities, and approximately $7.4 million of various seller notes and $7.0 million of assumed debt associated with acquisitions. This represented an increase of $103.3 million over our total debt outstanding as of December 31, 2004. The increase in outstanding debt since December 31, 2004 was due primarily to amounts paid in connection with acquisitions. Additionally, subsequent to December 31, 2005, in connection with the completion of our Transit Waste acquisition, we assumed $5.2 million of debt, $1.3 million of which was repaid on February 23, 2006. Effective November 1, 2005, we entered into an interest rate swap agreement whereby we exchanged $150 million of our floating rate debt for five-year fixed-rate debt. As a result of this agreement, the LIBOR component of our interest rate will be 4.885% on the first $150 million of our borrowings for the remainder of the term of the swap agreement.
     As of December 31, 2005, we had a working capital surplus of $6.7 million that improved $8.2 million from a working capital deficit of $1.5 million as of December 31, 2004. The improvement can be attributed to the restructuring and funding of the credit facilities in April 2005 as well as timing differences in collection of receivables and payments of current liabilities. Our First Lien Credit Agreement (as described below) includes a “swing-line” feature, which monitors cash requirements or excesses on a daily basis. After meeting current working capital and capital expenditure requirements, our cash strategy is to use the available swing-line feature of our First Lien Credit Agreement to maintain a minimum cash and cash equivalents balance and use excess cash to reduce our indebtedness under the First Lien Credit Agreement.
     In December 2005 we exercised the accordion option on our credit facility and increased the capacity of our revolving line of credit by $25.0 million. As of December 31, 2005, we had $54.1 million in available capacity under the revolving portion of the First Lien Credit Agreement.
     Tax-Exempt Bonds
     On June 1, 2005, we fully repaid the $22.2 million of outstanding Environmental Facilities Revenue Bonds with the proceeds from the Credit Agreements. In connection with the acquisition of Ft. Meade landfill in October

2005, we assumed $6.5 million in tax-exempt Environmental Facilities Revenue Bonds. The bonds bear interest at 8.50% to 9.00% with annual installments through September 2020. The weighted average rate as of December 31, 2005 was 8.94%. Subsequent to December 31, 2005, we assumed an additional $3.0 million of tax-exempt Environmental Facilities Revenue Bonds as part of the debt assumed in the Transit Waste acquisition.
     Credit Facility
     On April 28, 2005 (the “Closing Date”), WCA Waste Systems, Inc. (“WSI”), our primary operating subsidiary, replaced its Fourth Amended and Restated Credit Agreement, dated as of December 21, 2004 (the “Fourth Restated Credit Agreement”), by entering into a First Lien Credit Agreement (the “First Lien Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, Comerica Bank, as syndication agent, and the lenders party thereto. On the Closing Date, WSI also entered into a Second Lien Credit Agreement (the “Second Lien Credit Agreement” and together with the First Lien Credit Agreement, the “Credit Agreements”) with Wells Fargo, as administrative agent, and Ares Capital Corporation, as the lender. In connection with the closing of the Credit Agreements and the subsequent repayment of our Environmental Facilities Revenue Bonds, we incurred a charge to earnings of $0.8 million, net of tax, related to the write-off of a portion of our deferred financing costs and debt discount during the second quarter of 2005.
     The following is a summary description of the material terms of the Credit Agreements and, as such, is not complete.
     The aggregate credit commitments available under the Credit Agreements total $225 million and include:
•	a $100 million revolving credit facility under the First Lien Credit Agreement, including subfacilities for:
o	standby letters of credit in the aggregate principal amount of up to $30.0 million; and

o	a swing-line feature for up to $10.0 million for same day advances;
•	a $100 million Term B loan under the First Lien Credit Agreement (the “Term B Loan”), reducing by $250,000 per quarter beginning June 30, 2005; and

•	a $25 million second lien term loan under the Second Lien Credit Agreement (the “Second Lien Term Loan”).
     WSI must make mandatory prepayments of outstanding indebtedness under the First Lien Credit Agreement in the amount of:
     (i) 100% of the net cash proceeds received from the sale of certain assets that are not replaced;
     (ii) 50% of the net cash proceeds from the issuance of any subordinated debt to the extent that such proceeds exceed $30 million (the terms of which must be satisfactory to Wells Fargo and a majority of the lenders);
     (iii) 50% of the net cash proceeds from the sale of any common stock of WCA Waste to the extent that such proceeds exceed $65 million; and
     (iv) 100% of the net cash proceeds from the sale of any preferred stock or other non-common stock equity offering of WCA Waste.
     These payments are applied, first, to amounts owing on the Term B loan in the inverse order of maturity. WSI must make comparable paydowns on the Second Lien Credit Agreement after payment in full of the First Lien Credit Agreement.

     The revolving credit loan under the First Lien Credit Agreement will mature on April 28, 2010 and the Term B Loan will mature on April 28, 2011 unless the commitments thereunder are terminated or prepaid in full at an earlier date. The Second Lien Credit Agreement will mature on October 28, 2011.
     WSI’s obligations under the Credit Agreements are secured by the capital stock of our subsidiaries and all tangible (including real estate) and intangible assets belonging to us and our subsidiaries. The obligations are also guaranteed by certain material subsidiaries of WCA Waste. Obligations under the Credit Agreements are recourse obligations and are subject to cancellation and/or acceleration upon the occurrence of certain events, including, among other things, a change of control (as defined in the Credit Agreements), nonpayment, breaches of representations, warranties and covenants (subject to cure periods in certain instances), bankruptcy or insolvency, defaults under other debt arrangements, failure to pay certain judgments and the occurrence of events creating material adverse effects.
     Indebtedness under any base rate loans (as defined in the First Lien Credit Agreement) carries interest at the higher of (i) the effective federal funds rate (as defined in the First Lien Credit Agreement) plus 1/2 of 1% or (ii) the rate of interest from time to time announced publicly by Wells Fargo, in San Francisco, California as its prime rate, plus the applicable margin for base rate loans (ranging from 0.75% to 2.00% depending on the leverage ratio). Indebtedness under any LIBOR loans (as defined in the First Lien Credit Agreement) carries interest at a rate per year (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the administrative agent to be equal to the quotient of (a) LIBOR (as defined in the First Lien Credit Agreement) divided by (b) one minus the reserve requirement (as defined in the First Lien Credit Agreement), plus the applicable margin for LIBOR loans (ranging from 1.75% to 3.00% depending on the leverage ratio). The commitment fee payable by WSI to the administrative agent for the benefit of the lenders on the daily average unused amount of the aggregate revolving credit commitment under the First Lien Credit Agreement ranges from 0.250% to 0.500% depending on WSI’s leverage ratio.
     The First Lien Credit Agreement contains numerous covenants with which WSI and the subsidiaries consolidated must comply, including several financial covenants and ratios. These include a leverage test, a senior leverage test, a net worth requirement and an adjusted EBIT test. The maximum leverage ratio (the ratio of funded debt to pro forma adjusted EBITDA) under the First Lien Credit Agreement must be not more than 5.00 to 1.00 until March 31, 2007, and 4.75 to 1.00 or less thereafter. The maximum senior funded debt leverage ratio under the First Lien Credit Agreement (the ratio of funded senior debt (all funded debt other than subordinated debt) to pro forma adjusted EBITDA) must be 4.25 to 1.00 or less from the Closing Date through the quarter ending March 31, 2007, decreasing in stages to a maximum of 3.25 to 1.00 or less for the quarter ending September 30, 2008 and for all quarters thereafter. The minimum net worth (as defined in the First Lien Credit Agreement) under the First Lien Credit Agreement is 85% of net worth on June 30, 2004, plus 50% of positive net income, plus 100% of the increase to net worth from the net cash proceeds from equity offerings, in each case, since June 30, 2004.
     The adjusted EBIT debt service ratio is the ratio of (i) adjusted EBIT (as defined in the First Lien Credit Agreement) for the four fiscal quarters ending on such date to (ii) (w) cash interest expense, plus (x) the current portion of capitalized leases for the following four fiscal quarters, plus (y) the current portion of principal payments of debt (as defined in the First Lien Credit Agreement) (excluding payments under the revolving credit notes under the First Lien Credit Agreement), required to be paid for the following four fiscal quarters plus (z) dividends paid by WSI to or for the benefit of WCA Waste to be used to pay the debt of WCA Waste. The required minimum adjusted EBIT debt service ratio under the First Lien Credit Agreement starts at a minimum of 1.25 to 1.00 from the Closing Date until the fiscal quarter ending September 30, 2007 and must be at least 1.50 to 1.00 at all times thereafter. The leverage ratio is measured at the level of WCA Waste and all of its subsidiaries, while the senior debt leverage ratio, Adjusted EBIT debt service ratio and all other financial ratios and tests are measured only from the level of WSI and its subsidiaries and exclude WCA Waste and other entities above WSI.
     Under the First Lien Credit Agreement, there is no limit for acquisition or expansion capital expenditures provided that the leverage ratio remains below 3.75 to 1.00 and $10 million is available under the revolving credit facility after the applicable expenditure. However, if the leverage ratio exceeds 3.75 to 1.00, the amount of an acquisition expenditure shall be limited to 20% of WCA Waste’s net worth unless expenditures above that amount are approved by a majority of the lenders.
     The Second Lien Credit Agreement contains obligations, covenants and restrictions similar to the First Lien Credit Agreement, and the same are designed to work together, provided, the financial ratios and tests in the Second Lien Credit Agreement are slightly more favorable to WSI, meaning that any violation of these tests or ratios would, in all probability, result in a default under the First Lien Credit Agreement before a default occurs under the Second Lien Credit Agreement.
     Other covenants in the Credit Agreements limit our ability and certain of our subsidiaries to, among other things: (i) create, incur, assume or permit to exist certain liens; (ii) make certain investments, loans and advances; (iii) enter into any sale-leaseback transactions; (iv) materially change the nature of our business; (v) create, incur, assume or permit to exist certain leases; (vi) merge into or with or consolidate with any other person; (vii) sell, lease or otherwise dispose of all or substantially all of our property or assets; (viii) discount or sell any of our notes or accounts receivable; (ix) transact business with affiliates unless in the ordinary course of business and on arm’s length basis; (x) make certain negative pledges; and (xi) amend, supplement or otherwise modify the terms of any debt or prepay, redeem or repurchase any subordinated debt.
     Included in such covenants is a prohibition against the payment of cash dividends by WSI to WCA Waste (or any intermediary) except for the limited purposes of debt repayment, meaning WCA Waste has very limited sources of cash. WCA Waste’s only source of cash to pay dividends is distributions from its subsidiaries and, therefore, its ability to declare or pay future cash dividends on its common stock would be subject to, among other factors, a relaxation of this prohibition. As of December 31, 2005, we were in compliance with all debt covenants.
     Other Financing Sources
     Other sources of financing that we have used in connection with our acquisition program include issuing debt or equity to the sellers. As of December 31, 2005, we had $7.4 million of seller notes outstanding of which $7.0 million is convertible into shares of our common stock. During the year ended December 31, 2005, in connection with four acquisition, we issued 1,474,694 shares of common stock.
     Contractual Obligations
     As of December 31, 2005, we had the following contractual obligations (in thousands). The contractual obligations do not include interest payments on long-term debt due to the variable interest rates under our credit facility and the varying amounts outstanding under our credit facility during the year. The contractual interest rate for our credit facility is the LIBOR base rate plus a stipulated margin, which also fluctuates based on our leverage ratio. For the year ended December 31, 2005, our cash paid for interest expense was $9.5 million. Please read note 7 to our consolidated financial statements for balances and terms of our credit facility at December 31, 2005.

	Payments Due By Period
		Less			More
		Than 1			Than 5
Contractual Obligations	Total	Year	1-3 Years	4-5 Years	Years
Long-term debt principal amount outstanding (1)	$176,603	$1,910	$2,760	$47,518	$124,415
Closure and post-closure costs (2)	101,812	286	—	—	101,526
Operating lease	4,303	687	802	755	2,059
Note payable	73	73	—	—	—

Total	$282,791	$2,956	$3,562	$48,273	$228,000

(1)	Related interest obligations have been excluded from this maturity schedule.

(2)	The closure and post-closure costs amounts included reflect the amounts recorded in our consolidated balance sheet as of December 31, 2005, without the impact of discounting and inflation. We believe the amount and timing of these activities are reasonably estimable. The cost in current dollars is inflated (2.5% at December

31, 2005) until the expected time of payment, and then discounted to present value (8.5% at December 31, 2005). Accretion expense is then applied to the closure and post-closure liability based on the effective interest method and is included in cost of services. Our recorded closure and post-closure liabilities will increase as we continue to place additional volumes within the permitted airspace at our landfills.
     Other Commitments
     As of December 31, 2005, we had the following other commitments (in thousands):

	Commitment Expiration By Period
		Less			More
		Than 1			Than 5
Other Commitments	Total	Year	1-3 Years	4-5 Years	Years
Financial surety bonds(1)	$32,822	$32,822	$—	$—	$—
Standby letters of credit(2)	8,153	8,153	—	—	—

Total	$40,975	$40,975	$—	$—	$—

(1)	We use financial surety bonds for landfill closure and post-closure financial assurance required under certain environmental regulations and may use other mechanisms including insurance, letters of credit and restricted cash deposits. We have experienced less availability of surety bonds for landfill closure and post-closure requirements and increased costs including the direct fees associated with the bonds, increased levels of standby letters of credit or personal guarantees provided to the surety bond underwriters. Our commitments for financial surety bonds are not recorded in our financial statements. Our surety bonds relate to closure and post-closure obligations relating to our landfills and would not create debt unless and until we closed such landfills and were unable to satisfy closure and post-closure obligations.

(2)	We provide standby letters of credit to the surety bond underwriters as discussed in note (1) above. As of December 31, 2005, $4.7 million had been provided to the surety bond underwriters. We also provide standby letters of credit and restricted cash deposits to our insurance underwriters for the self insured portion of outstanding claims. As of December 31, 2005, we had provided $3.5 million in standby letters of credit. In January 2006, a total of $1.0 million was cancelled, leaving $2.5 million outstanding. Our commitments for standby letters of credit are not recorded in our financial statements. The standby letters of credit relate to the portion of claims covered by insurance policies as to which we had retained responsibility and would not create debt unless we were unable to satisfy such claims from our operating income. However, we currently satisfy such claims from our cash flows from operations.
     If our current surety bond underwriters are unwilling to renew existing bonds upon expiration, or are unwilling to issue additional bonds as needed, or if we are unable to obtain surety bonds through new underwriters as such needs arise, we would need to arrange other means of financial assurance, such as restricted cash deposits or a letter of credit. While such alternate assurance has been available, it may result in additional expense or capital outlays.
     We accrue claims related to our self-insurance programs based on claims filed, estimated open claims and claims incurred but not reported based on actuarial-based loss development factors. As of December 31, 2005, we had accrued $1.5 million for these claims. If we experience insurance claims or costs above or below our limited history, our estimates could be materially affected.
     Cash Flows
     The following is a summary of our cash balances and cash flows for the years ended December 31, 2005, 2004 and 2003 (in thousands):

	Years Ended December 31,
	2005	2004	2003
Cash and cash equivalents at the end of the period	$678	$272	$105
Cash provided by operating activities	$21,819	$13,471	$14,298
Cash used in investing activities	$(111,381)	$(45,963)	$(3,640)
Cash provided by (used in) financing activities	$89,968	$32,659	$(10,553)

     Cash provided by operating activities for the years ended December 31, 2005, 2004 and 2003 was $21.8 million, $13.5 million and $14.3 million, respectively. The increase in cash flows from operating activities is primarily due to the change from net loss of $4.4 million during the year ended December 31, 2004 to net income of $3.5 million during the year ended December 31, 2005 and the non-cash charges included in those results.
     Cash used in investing activities consist primarily of cash used for capital expenditures and the acquisition of businesses. Cash used for capital expenditures, including acquisitions, was $111.6 million, $45.9 million and $13.7 million for the years ended December 31, 2005, 2004 and 2003, respectively. Acquisitions of businesses in 2005 accounted for $62.3 million of the increase over 2004. During 2003, we received $9.8 million in proceeds from the sale of discontinued operations. We expect capital expenditures related to our existing operations for 2006 to be approximately 12% of our revenue. These expenditures include the cost of vehicles, heavy equipment, containers, landfill cell development and certain systems and program improvements. Furthermore, in connection with the execution of our acquisition strategy, we expect to make substantial capital expenditures. Because of their nature, we cannot accurately predict the amount and timing of these acquisition expenditures. We believe that we will have the necessary financial sources available to fund our capital expenditures and our acquisition program. These sources include the use of borrowings under our existing credit facility, seller notes, and the issuance of new debt or equity.
     Cash provided by (used in) financing activities during the years ended December 31, 2005, 2004 and 2003 was $90.0 million, $32.7 million and $(10.6) million, respectively. Cash provided by financing activities during the years ended December 31, 2005, 2004 and 2003 includes borrowings under our credit facilities, repayments of debt and financing costs associated with amendments to our credit facility in all periods, and distributions to our former parent in prior periods. Proceeds from financing include the net proceeds from the use of our credit facilities and seller notes. The increase in net cash from investing activities in 2005 as compared to that in 2004 reflects the amounts borrowed related to our ongoing acquisition program. The increase in 2004 as compared to that in 2003 reflects the impact of proceeds of our initial public offering in June which was used to repay outstanding borrowings.
Critical Accounting Policies
     We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.
     Landfill Accounting
     Capitalized Landfill Costs
     As of December 31, 2005, we owned 7 MSW landfills and 12 C&D landfills. One MSW landfill and one C&D landfill are fully permitted but not constructed and have not yet commenced operations.
     Capitalized landfill costs include expenditures for the acquisition of land and airspace, engineering and permitting costs, cell construction costs and direct site improvement costs. As of December 31, 2005, no capitalized interest had been included in capitalized landfill costs. However, in the future interest could be capitalized on landfill construction projects but only during the period the assets are undergoing activities to ready them for their intended use. Capitalized landfill costs are amortized ratably using the units-of- production method over the estimated useful life of the site as airspace of the landfill is consumed. Landfill amortization rates are determined periodically (not less than annually) based on aerial and ground surveys and other density measures and estimates made by our internal and/or third-party engineers.
     Total available airspace includes the total of estimated permitted airspace plus an estimate of probable expansion airspace that we believe is likely to be permitted. Where we believe permit expansions are probable, the expansion airspace, and the projected costs related to developing the expansion airspace are included in the airspace amortization rate calculation. The criteria we use to determine if permit expansion is probable include but, are not limited to, whether:
•	we believe that the project has fatal flaws;

•	the land is owned or controlled by us, or under option agreement;

•	we have committed to the expansion;

•	financial analysis has been completed, and the results indicate that the expansion has the prospect of a positive financial and operational impact;

•	personnel are actively working to obtain land use, local, and state approvals for an expansion of an existing landfill;

•	we believe the permit is likely to be received; and

•	we believe that the timeframe to complete the permitting is reasonable.
     We may be unsuccessful in obtaining expansion permits for airspace that has been considered probable. If unsuccessful in obtaining these permits, the previously capitalized costs will be charged to expense. As of December 31, 2005, we have included 86 million cubic yards of expansion airspace with estimated development costs of approximately $65.3 million in our calculation of the rates used for the amortization of landfill costs.
     Closure and Post-Closure Obligations
     We have material financial commitments for the costs associated with our future obligations for final closure, which is the closure of the landfill, the capping of the final uncapped areas of a landfill and post-closure maintenance of those facilities, which is generally expected to be for a period of up to 30 years for MSW facilities and up to five years for C&D facilities.
     On January 1, 2003, we adopted SFAS No. 143, “Accounting for Asset Retirement Obligations” (SFAS No. 143), which provides standards for accounting for obligations associated with the retirement of long-lived assets and the associated asset retirement costs. Generally, the requirements for recording closure and post-closure obligations under SFAS No. 143 are as follows:
•	Landfill closure and post-closure liabilities are calculated by estimating the total obligation in current dollars. Cost estimates equate the costs of third parties performing the work. Any portion of the estimates which are based on activities being performed internally are increased to reflect a profit margin a third party would receive to perform the same activity. This profit margin will be taken to income once the work is performed internally.

•	The total obligation is carried at the net present value of future cash flows, which is calculated by inflating the obligation based upon the expected date of the expenditure using an inflation rate and discounting the inflated total to its present value using a discount rate. The discount rate represents our credit-adjusted risk-free rate. The resulting closure and post-closure obligation is recorded as an increase in this liability as airspace is consumed.

•	Accretion expense is calculated based on the discount rate and is charged to cost of services and increases the related closure and post-closure obligation. This expense will generally be less during the early portion of a landfill’s operating life and increase thereafter.

     The following table sets forth the rates we used for the amortization of landfill costs and the accrual of closure and post-closure costs for 2005, 2004 and 2003:

	2005	2004	2003
Number of landfills owned	19	14	13
Landfill depletion and amortization expense (in thousands)	$6,956	$4,290	$4,066
Accretion expense (in thousands)	159	257	207
Closure and post-closure expense (in thousands)	—	—	—

	7,115	4,547	4,273

Airspace consumed (in thousands of cubic yards)	3,854	2,623	2,301

Depletion, amortization, accretion, closure and post-closure expense per cubic yard of airspace consumed	$1.85	$1.73	$1.86

     The impact of changes determined to be changes in estimates, based on an annual update, is accounted for on a prospective basis. Our ultimate liability for such costs may increase in the future as a result of changes in estimates, legislation, or regulations.
     Goodwill
     Goodwill and intangible assets acquired in a business combination accounted for as a purchase and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually. Intangible assets with estimable useful lives are amortized over their respective estimated useful lives to their residual values, and reviewed for impairment. As of December 31, 2005, our goodwill balance was $72.5 million.
     Impairment of Long-Lived Assets
     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.
     Allocation of Acquisition Purchase Price
     A summary of our accounting policies for acquisitions is as follows:
•	Acquisition purchase price is allocated to identified tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the dates of acquisition, with any residual amounts allocated to goodwill. We accrue the payment of contingent purchase price if the events surrounding the contingency are deemed probable.

•	We often consummate single acquisitions that include a combination of collection operations and landfills. For each separately identified collection operation and landfill acquired in a single acquisition, we perform an initial allocation of total purchase price to the identified collection operations and landfills based on their relative fair values. Following this initial allocation of total purchase price to the identified collection operations and landfills, we further allocate the identified intangible assets and tangible assets acquired and liabilities assumed for each collection operation and landfill based on their estimated fair values at the dates of acquisition, with any residual amounts allocated to either goodwill or landfill site costs, as discussed above.

Recently Adopted Accounting Pronouncements
     In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123(R)), which revises Statement of Financial Accounting Standards No. 123 “Accounting for Stock-Based Compensation” (SFAS No. 123) and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. In general, SFAS No. 123(R) does not change the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based awards to employees to be recognized as compensation expense based on the fair value of the award at the date of grant. As such, the intrinsic value method permitted by SFAS No. 123 is no longer an alternative.
     SFAS No. 123(R) must be adopted in the first interim or annual reporting period beginning January 1, 2006, although early adoption in periods in which financial statements or interim reports have not been issued is encouraged. SFAS No. 123(R) allows companies to adopt its provisions using one of the following two transition methods:
(i)	The modified prospective method, which requires recognition of compensation expense using SFAS No. 123(R) for all share-based awards granted after the effective date and recognition of compensation expense using SFAS No. 123 for all previously granted share-based awards that remain unvested at the effective date.

(ii)	The modified retrospective method, which includes the requirements of the modified prospective method, but also permits companies to restate prior periods on a basis consistent with the pro forma disclosures required by SFAS No. 123. The modified retrospective method may be applied to all prior periods presented or previously reported interim periods of the year of adoption.
     We will adopt SFAS No. 123(R) using the modified prospective method. The adoption of this new accounting pronouncement will have no effect on cash and is not expected to materially impact our overall financial position. Our results of operations have not included recognition of compensation expense for employee stock options because we currently account for share-based awards to employees using APB No. 25’s intrinsic value method. The adoption of SFAS No. 123(R) will have no immediate impact on our operating income because there are no unvested stock options outstanding as of the effective date of the adoption. Should we issue options as part of our share-based awards in the future, it would have an impact on our operating results though such impact cannot be predicted at this time.
Cautionary Statement About Forward-Looking Statements
     Some of the statements contained in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may”, “will”, “should”, “outlook”, “project”, “forecast”, “intend”, “seek”, “plan”, “believe”, “anticipate”, “expect”, “estimate”, “potential”, “continue”, or “opportunity”, the negatives of these words, or similar words or expressions. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. This is true of our description of our acquisition strategy for example. It is also true of our “run rate” definitions which are estimates based upon a mixture of historical and projected results.
     We caution that forward-looking statements are not guarantees and are subject to known and unknown risks and uncertainties. Since our business, operations and strategies are subject to a number of risks, uncertainties and other factors, actual results may differ materially from those described in the forward-looking statements.
     Thus, for example, our future financial performance will depend significantly on our ability to execute our acquisition strategy, which will be subject to many risks and uncertainties including (but not limited to) the following:

•	we may be unable to identify, complete or integrate future acquisitions successfully;

•	we compete for acquisition candidates with other purchasers, some of which have greater financial resources and may be able to offer more favorable terms;

•	revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected;

•	we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons;

•	businesses that we acquire may have unknown liabilities and require unforeseen capital expenditures;

•	changes or disruptions associated with making acquisitions may make it more difficult to maintain relationships with customers of the acquired businesses;

•	in connection with financing acquisitions, we may incur additional indebtedness, or may issue additional shares of our common stock which would dilute the ownership percentage of existing stockholders; and

•	rapid growth may strain our management, operational, financial and other resources.
     Our business is also subject to a number of operational risks and uncertainties that could cause our actual results of operations, or our financial condition, to differ from any forward-looking statements. These include, but are not limited to, the following:
•	we may not be able to obtain or maintain the permits necessary for operation and expansion of our existing landfills or landfills that we might acquire or develop;

•	our costs may increase for, or we may be unable to provide, necessary financial assurances to governmental agencies under applicable environmental regulations relating to our landfills;

•	governmental regulations may require increased capital expenditures or otherwise affect our business;

•	our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital and we may not always have access to the additional capital that we require to execute our growth strategy;

•	possible changes in our estimates of site remediation requirements, final capping, closure and post-closure obligations, compliance, regulatory developments and insurance costs;

•	the effect of limitations or bans on disposal or transportation of out-of-state waste or certain categories of waste;

•	increases in the costs of disposal, labor and fuel could reduce operating margins;

•	increases in costs of insurance or failure to maintain full coverage could reduce operating income;

•	we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities;

•	we compete with large companies and municipalities with greater financial and operational resources, and we also compete with alternatives to landfill disposal;

•	covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures;

•	changes in interest rates may affect our results of operations;

•	a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations;

•	failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price; and

•	our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.
     We describe these and other risks in greater detail in the section entitled “Business—Risk Factors” included elsewhere in this report. We refer you to that section for additional information.
     The forward-looking statements included in this report are only made as of the date of this report and we undertake no obligation to publicly update forward-looking statements to reflect subsequent events or circumstances.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk.
     In the normal course of business, we are exposed to market risk including changes in interest rates. We use interest rate swap agreements to manage a portion of our risks related to interest rates. Effective November 1, 2005, we entered into an interest rate swap agreement whereby we exchanged $150 million of floating rate debt for five-year fixed-rate debt. We did not enter into the interest rate swap agreements for trading purposes.
     After giving effect to the swap, as of December 31, 2005, we had debt outstanding that bears interest at variable or floating rates of approximately $12.0 million as compared to approximately $69.4 million as of December 31, 2004. We are primarily affected by changes in LIBOR rates. Please read “Business—Risk Factors—Risks Relating To Our Business—Changes in interest rates may affect our profitability.” After giving effect to our interest rate swap agreement, if interest rates were to change by 100 basis points, or 1%, this would result in a corresponding change of $0.1 million in annual interest charges. The table below provides scheduled principal payments and fair value information about our market-risk sensitive financial instruments as of December 31, 2005 (dollars in thousands):

	Expected Maturity Dates
	2006	2007	2008	2009	2010	Thereafter	Total (a)
Debt:
Term B Loan	$1,000	$1,000	$1,000	$1,000	$1,000	$94,250	$99,250
Average interest rate (b)
Revolving Credit Loans	$—	$—	$—	$—	$37,723	$—	$37,723
Average interest rate (b)
Second Lien Credit Agreement	$—	$—	$—	$—	$—	$25,000	$25,000
Average interest rate (c)
Environmental Facilities
Revenue Bonds	$220	$240	$260	$285	$310	$5,165	$6,480
Average interest rate (d)
Other borrowings	$690	$204	$56	$3,000	$4,200	$—	$8,150
Average interest rate	6.3%	6.7%	6.2%	5.0%	7.9%	—	6.6%
Note payable	$73	$—	$—	$—	$—	$—	$73
Average interest rate	4.9%	—	—	—	—	—	4.9%

(a)	The total amounts of our market-risk sensitive financial instruments are equal to the fair value of such instruments.

(b)	Borrowings under the Term B Loan and the Revolving Credit Loans bear interest at a floating rate, at our option, of either (i) the base rate loans plus the applicable margin or (ii) the LIBOR loans plus the applicable margin. The base rate is equal to the higher of the federal funds rate plus 1/2 of 1% or the prime rate. The applicable margin to base rate loans ranges from 0.75% to 2.00%, and the applicable margin to LIBOR loans ranges from 1.75% to 3.00%, depending in each case, on the leverage ratio, which is generally defined as the ratio of funded debt to EBITDA, as of the most recent determination date, which is generally at the end of each quarter. As of December 31, 2005, the weighted average interest rate in effect for the Term B Loan and the Revolving Credit Loans was 7.72%.

(c)	Borrowings under the Second Lien Credit Agreement bear interest at a floating rate, at our option, of either (i) the base rate loans plus the applicable margin or (ii) the LIBOR loans plus the applicable margin. The base rate is equal to the higher of the federal funds rate plus 1/2 of 1% or the prime rate. The applicable margin on all loans is 6%. As of December 31, 2005, the interest rate in effect for the Second Lien Credit Agreement was 10.72%.

(d)	Borrowings under the Environmental Facilities Revenue Bonds bear interest at 8.50% to 9.00%. As of December 31, 2005, the weighted average interest rate in effect for the Environmental Facilities Revenue Bonds was 8.94%.

Item 8. Financial Statements and Supplementary Data.
Management’s Report on Internal Control over Financial Reporting
Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Exchange Act Rules 13a-15(f) and 15d-15(f). Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation to assess the effectiveness of our internal control over financial reporting as of December 31, 2005 based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on this assessment, our management concluded that our internal control over financial reporting was effective as of December 31, 2005.
There are inherent limitations in the effectiveness of any system of internal controls over financial reporting. Therefore, internal control over financial reporting determined to be effective can provide only reasonable assurance with respect to financial statement preparation and may not prevent or detect all misstatements. Further, because of changes in conditions, the effectiveness of internal control over financial reporting may vary over time.
Our evaluation did not include evaluating the effectiveness of internal control over financial reporting relating to certain landfills and collection operations in Missouri, Florida and North Carolina during 2005 (the 2005 Acquisitions). Total assets and revenues for the 2005 Acquisitions represent approximately $120 million and $15 million, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2005.
Management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005 has been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report which is included herein.

Report of Independent Registered Public Accounting Firm
The Board of Directors
WCA Waste Corporation (formerly WCA Waste Systems, Inc.):
We have audited the accompanying consolidated balance sheets of WCA Waste Corporation (formerly WCA Waste Systems, Inc.) (the Company) and subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders’ equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WCA Waste Corporation (formerly WCA Waste Systems, Inc.) and subsidiaries as of December 31, 2005 and 2004 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005 in conformity with U.S. generally accepted accounting principles.
We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria), and our report dated March 15, 2006 expressed an unqualified opinion on management’s assessment of, and the effective operation of, internal control over financial reporting.
As discussed in note 1 to the consolidated financial statements, effective January 1, 2003, the Company adopted the provisions of SFAS No. 143, “Accounting for Asset Retirement Obligations”.
/s/ KPMG LLP
Houston, Texas
March 15, 2006

Report of Independent Registered Public Accounting Firm
The Board of Directors
WCA Waste Corporation (formerly WCA Waste Systems, Inc.):
We have audited management’s assessment, included in the accompanying Management’s Report on Internal Control Over Financial Reporting, that WCA Waste Corporation (formerly WCA Waste Systems, Inc.) (the Company) and subsidiaries maintained effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
In our opinion, management’s assessment that WCA Waste Corporation (formerly WCA Waste Systems, Inc.) and subsidiaries maintained effective internal control over financial reporting as of December 31, 2005, is fairly stated, in all material respects, based on the COSO criteria. Also, in our opinion, WCA Waste Corporation (formerly WCA Waste Systems, Inc.) and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2005, based on the COSO criteria.
WCA Waste Corporation (formerly WCA Waste Systems, Inc.) acquired certain landfills and collection operations in Missouri, Florida and North Carolina during 2005 (the 2005 Acquisitions). Management excluded from its assessment of the effectiveness of WCA Waste Corporation’s (formerly WCA Waste Systems, Inc.) internal control over financial reporting as of December 31, 2005, the 2005 Acquisitions’ internal control over financial reporting associated with total assets of $120 million and total revenues of $15 million included in the consolidated financial statements of the Company as of and for the year ended December 31, 2005. Our audit of internal control over financial reporting of the Company also excluded an evaluation of internal control over financial reporting of the 2005 Acquisitions.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the financial position of WCA Waste Corporation (formerly WCA Waste Systems, Inc.) and subsidiaries as of December 31, 2005 and 2004 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005 and our report dated March 15, 2006 expressed an unqualified opinion thereon.
/s/ KPMG LLP
Houston, Texas
March 15, 2006

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Consolidated Balance Sheets
(in thousands, except per share data)

	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$678	272
Restricted cash	270	—
Accounts receivable, net of allowance for doubtful accounts of $1,190 and $575	16,127	9,039
Deferred tax assets	763	—
Prepaid expenses and other	4,728	4,808

Total current assets	22,566	14,119

Property and equipment, net	186,299	90,521
Goodwill, net	72,455	47,510
Intangible assets, net	5,041	3,019
Deferred financing costs, net	3,374	2,823
Restricted cash — debt service reserve fund	675	—
Deferred tax assets	—	2,557
Other assets	1,128	3,218

Total assets	$291,538	163,767

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,284	6,081
Accrued liabilities and other	7,265	5,556
Accrued closure and post-closure liabilities	286	443
Note payable	73	2,091
Current maturities of long-term debt	1,910	1,429

Total current liabilities	15,818	15,600

Long-term debt, less current maturities and discount	174,352	71,814
Interest rate swap	711	—
Accrued closure and post-closure liabilities	3,332	1,780
Deferred tax liabilities	5,618	—

Total liabilities	199,831	89,194

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value per share. Authorized 50,000 shares; issued and outstanding 16,532 shares and 14,853 shares	165	149
Additional paid-in capital	86,930	72,849
Retained earnings	5,043	1,575
Accumulated other comprehensive loss	(431)	—

Total stockholders’ equity	91,707	74,573

Total liabilities and stockholders’ equity	$291,538	163,767

See accompanying notes to consolidated financial statements.

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Consolidated Statements of Operations
(in thousands, except per share data)

	Years Ended December 31,
	2005	2004	2003
Revenue	$114,143	73,461	64,226
Expenses:
Cost of services	73,933	50,387	41,666
Depreciation and amortization	14,795	8,828	7,812
General and administrative:
Stock-based compensation	509	11,532	1,220
Other general and administrative	7,802	4,751	3,922

	97,039	75,498	54,620

Operating income (loss)	17,104	(2,037)	9,606

Other income (expense):
Interest expense, net	(10,366)	(4,453)	(5,220)
Write-off of deferred financing costs and debt discount	(1,308)	(618)	—
Other income, net	286	268	28

	(11,388)	(4,803)	(5,192)

Income (loss) from continuing operations before income taxes and cumulative effect of change in accounting principle	5,716	(6,840)	4,414
Income tax (provision) benefit	(2,248)	2,476	(1,753)

Income (loss) from continuing operations before cumulative effect of change in accounting principle	3,468	(4,364)	2,661
Loss from discontinued operations, net of tax	—	—	(156)
Gain on disposal of discontinued operations, net of tax	—	—	249

Income (loss) before cumulative effect of change in accounting principle	3,468	(4,364)	2,754
Cumulative effect of change in accounting principle, net of tax	—	—	2,324

Net income (loss)	$3,468	(4,364)	5,078

Earnings per share — basic and diluted:
Income (loss) from continuing operations before cumulative effect of change in accounting principle	$0.22	(0.38)	0.33
Loss from discontinued operations, net of tax	—	—	(0.02)
Gain on disposal of discontinued operations, net of tax	—	—	0.03

Income (loss) before cumulative effect of change in accounting principle, net of tax	0.22	(0.38)	0.34
Cumulative effect of change in accounting principle, net of tax	—	—	0.29

Net income (loss)	$0.22	(0.38)	0.63

Weighted average shares outstanding — basic	15,579	11,599	8,000

Weighted average shares outstanding — diluted	15,641	11,599	8,000

See accompanying notes to consolidated financial statements.

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Consolidated Statements of Stockholders’ Equity
(in thousands)

						Accumulated
			Additional			Other	Total
	Common Stock		Paid-in	Unearned	Retained	Comprehensive	Stockholders’
	Shares	Par	Capital	Compensation	Earnings	Loss	Equity
Balance, December 31, 2002	8,000	$80	16,793	—	861	—	17,734
Contribution from Old WCA	—	—	1,309	—	—	—	1,309
Distribution to Old WCA	—	—	(6,774)	—	—	—	(6,774)
Non-cash compensation charge	—	—	1,220	—	—	—	1,220
Net income	—	—	—	—	5,078	—	5,078

Balance, December 31, 2003	8,000	80	12,548	—	5,939	—	18,567
Settlement of WCA options through issuance of WCA common stock	—	—	6,849	—	—	—	6,849
Distribution to Old WCA, net of tax allocation	—	—	(3,076)	—	—	—	(3,076)
Proceeds from initial public offering	6,590	66	54,944	—	—	—	55,010
Issuance of shares in acquisition	263	3	1,584	—	—	—	1,587
Net loss	—	—	—	—	(4,364)	—	(4,364)

Balance, December 31, 2004	14,853	149	72,849	—	1,575	—	74,573
Change in accumulated loss in interest rate swap, net of tax	—	—	—	—	—	(431)	(431)
Issuances of common stock	1,475	14	13,574	—	—	—	13,588
Issuances of restricted shares to employees and directors	204	2	1,948	(1,950)	—	—	—
Accretion of unearned compensation	—	—	—	509	—	—	509
Net income	—	—	—	—	3,468	—	3,468

Balance, December 31, 2005	16,532	$165	88,371	(1,441)	5,043	(431)	91,707

Consolidated Statements of Comprehensive Income
(in thousands)

	Years Ended December 31,
	2005	2004	2003
Net income (loss)	$3,468	(4,364)	5,078
Accumulated other comprehensive income (loss)	(431)	—	—

Total comprehensive income (loss)	$3,037	(4,364)	5,078

See accompanying notes to consolidated financial statements.

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Consolidated Statements of Cash Flows
(in thousands)

	Years Ended December 31,
	2005	2004	2003
			(restated
			see note 1(w))
Cash flows from operating activities:
Net income (loss)	$3,468	(4,364)	5,078
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,795	8,828	8,331
Non-cash compensation charge	509	6,849	1,220
Amortization of deferred financing costs and debt discount	587	666	934
Write-off of deferred financing costs and debt discount	1,308	618	—
Deferred tax provision (benefit)	2,145	(2,477)	1,752
Provision and accretion expense for closure and post-closure obligations	159	257	207
Gain on sale of assets	(295)	(268)	(424)
Interest rate swap	—	(14)	(1,527)
Prepaid disposal usage	1,834	377	1,609
Cumulative effect of change in accounting principle	—	—	(3,749)
Cost of terminated acquisitions	70	7	32
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(5,163)	(3,317)	(372)
Prepaid expenses and other	(90)	4,137	1,759
Accounts payable and other liabilities	2,492	2,172	(552)

Net cash provided by operating activities	21,819	13,471	14,298

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(93,631)	(31,330)	(6,438)
Proceeds from sale of discontinued operations	—	—	9,759
Proceeds from sale of fixed assets	317	283	344
Cost incurred on possible acquisitions	(64)	(327)	(32)
Capital expenditures	(18,003)	(14,589)	(7,273)

Net cash used in investing activities	(111,381)	(45,963)	(3,640)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	127,500	46,900	6,500
Proceeds from issuance of common stock	—	55,010	—
Principal payments of note payable	(2,257)	(903)	(2,744)
Principal payments on long-term debt	(23,537)	(12,785)	(6,507)
Repayment of Waste Management, Inc. note	—	(13,343)	—
Net change in revolving line of credit	(9,176)	(33,263)	(848)
Distributions and transfers to Old WCA, net	—	(6,667)	(6,557)
(Increase) decrease in restricted cash	(208)	—	677
Deferred financing costs	(2,354)	(2,290)	(1,074)

Net cash provided by (used in) financing activities	89,968	32,659	(10,553)

Net change in cash and cash equivalents	406	167	105
Cash and cash equivalents at beginning of period	272	105	—

Cash and cash equivalents at end of period	$678	272	105

See accompanying notes to consolidated financial statements.

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Consolidated Statements of Cash Flows — Continued
(in thousands)

	Years Ended December 31,
	2005	2004	2003
Supplemental cash flow information:
Cash paid during the year for:
Interest	$9,452	3,772	4,730
Taxes	—	—	—
Non-cash investing and financing activities:
Property and equipment financed by direct debt	—	—	448
Issuance of premiums financed by direct debt	239	2,091	1,002
Property and equipment distributed to Old WCA	—	—	249
Acquisitions of operations:
Restricted cash	737	—	—
Accounts receivable	1,925	552	—
Prepaid expenses and other	29	11	—
Property and equipment, net	91,674	15,068	7,714
Goodwill	24,945	17,667	(119)
Intangible assets	2,252	3,060	—
Debt and liabilities issued or assumed	6,802	441	(152)
Old WCA contribution	—	—	1,309
Long-term debt, net of debt discount	1,500	3,000	—
Accrued closure post-closure liabilities	544	—	—
Deferred tax liabilities	5,665	—	—
Common stock	15	3	—
Additional paid-in capital	13,405	1,584	—
Disposal of discontinued operations:
Accounts receivable	—	—	(1,261)
Other current assets	—	—	(141)
Property and equipment, net	—	—	(3,903)
Goodwill, net	—	—	(5,055)
Debt and other liabilities	—	—	(995)
See accompanying notes to consolidated financial statements.

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements
(1) Organization and Summary of Significant Accounting
(a) Business
WCA Waste Corporation and subsidiaries (WCA or the Company) was formed effective October 1, 2000 for the purpose of acquiring certain solid waste operations in the Central and Southern United States of America. WCA currenly provides integrated non-hazardous solid waste collection, transfer, processing and disposal services to customers in Alabama, Arkansas, Colorado, Florida, Kansas, Missouri, New Mexico, North Carolina, South Carolina, Texas, and Tennessee. See note 1(b) “Internal Reorganization and Basis of Presentation” for additional discussion on the formation of WCA.
(b) Internal Reorganization and Basis of Presentation
WCA Waste Corporation (Newco) was formed in February 2004 as a subsidiary of Waste Corporation of America, Inc. (Old WCA). In June 2004, Old WCA completed an internal reorganization between Old WCA, Newco and WCA Waste Systems, Inc. (WSI), which was a wholly-owned subsidiary of Old WCA. Through the internal reorganization, the ownership of WSI was transferred to Newco and Old WCA and certain other operating subsidiaries of Old WCA were spun off from the operations of Newco and WSI. This resulted in Old WCA and Newco being separate entities, each owned by the former shareholders of Old WCA, and WSI being a wholly-owned subsidiary of Newco.
In connection with the reorganization and subsequent stock split, Newco issued 6,670,260 shares of common stock to the shareholders of Old WCA. In addition, certain previously outstanding options and warrants of Old WCA were exchanged for 1,330,056 shares (after giving effect to a merger and reverse stock split) of Newco, resulting in a charge of $11.5 million from this issuance. Following these transactions, there were 8,000,316 shares of Newco common stock outstanding. Following this reorganization, WCA Waste Corporation filed a registration statement with the Securities and Exchange Commission to effect an initial public offering of the common shares of WCA Waste Corporation and completed the offering of 6,587,947 shares of common stock on June 28, 2004.
The formation of Newco and the transfer of the operations of WSI to Newco represent a combination of entities under common control. Accordingly, the accompanying consolidated financial statements reflect the operations of WSI as if such reorganization had occurred as of the beginning of all periods presented.
The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries after elimination of all material intercompany balances and transactions. Prior to the reorganization, the Company was a wholly-owned subsidiary of Old WCA, and the accompanying consolidated financial statements have been prepared on a carve-out basis to represent the net assets and related historical results of the Company as-if it were a stand-alone entity. For periods prior to the reorganization, general, administrative and overhead expenses have been allocated between the Company and Old WCA to reflect each entity’s portion of these expenses. During 2003, Old WCA transferred the operations of certain wholly-owned subsidiaries to the Company for net consideration of $4.6 million. This transaction has been accounted for as a combination of entities under common control. Accordingly, the assets and liabilities of the transferred subsidiaries have been recorded at their carrying amounts in the accounts of Old WCA. These financial statements have been presented as if the transferred subsidiaries had been owned by the Company for all periods presented and the net consideration has been included in distributions to Old WCA during the actual periods of transfer.

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements
(c) Principles of Consolidation
The consolidated financial statements include the accounts of WCA Waste Corporation and its majority-owned and controlled subsidiaries. All significant intercompany accounts and transactions have been eliminated.
(d) Cash Equivalents and Restricted Cash
The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. Restricted cash relates to the Environmental Facilities Revenue Bonds assumed as part of an October 2005 acquisition.
(e) Property and Equipment
Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized while minor replacements, maintenance, and repairs are charged to expense as incurred.
When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in the results of operations as increases or offsets to operating expense for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. The estimated useful lives for significant property and equipment categories are as follows (in years):

Vehicles and equipment	3 to 10
Containers	5 to 12
Buildings and improvements	15 to 25
Computers and software	3 to 5
Furniture and fixtures	3 to 10
(f) Landfill Accounting
Capitalized Landfill Costs
At December 31, 2005, the Company owned 7 municipal solid waste (MSW) landfills and 12 construction and demolition debris (C&D) landfills. One MSW landfill and one C&D landfill are fully permitted but not constructed and have not yet commenced operations as of December 31, 2005.
Capitalized landfill costs include expenditures for the acquisition of land and related airspace, engineering and permitting costs, cell construction costs and direct site improvement costs. At December 31, 2005, no capitalized interest had been included in capitalized landfill costs, however, in the future interest could be capitalized on landfill construction projects but only during the period the assets are undergoing activities to ready them for their intended use. Capitalized landfill costs are amortized ratably using the units-of-production method over the estimated useful life of the site as airspace of the landfill is consumed. Landfill amortization rates are determined periodically (not less than annually) based on ground surveys and other density measures and estimates made by the Company’s engineers, outside engineers, management and financial personnel.
Total available airspace includes the total of estimated permitted airspace plus an estimate of probable expansion airspace that the Company believes is likely to be permitted. Where the Company believes permit expansions are probable, the expansion airspace, and the projected costs related to developing the expansion airspace are included in the airspace amortization rate calculation. The criteria the Company uses to determine

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements
if permit expansion is probable include but are not limited to whether: (i) the Company believes the project has fatal flaws; (ii) the land is owned or controlled by the Company, or under option agreement; (iii) the Company has committed to the expansion; (iv) financial analysis has been completed and the results indicate that the expansion has the prospect of a positive financial and operational impact; (v) personnel are actively working to obtain land use, local and state approvals for an expansion; (vi) the Company believes that the permit is likely to be received; and (vii) the Company believes that the timeframe to complete the permitting is reasonable.
The Company may be unsuccessful in obtaining expansion permits for airspace that has been considered probable. If unsuccessful in obtaining these permits, the previously capitalized costs will be charged to expense.
Closure and Post-Closure Obligations
The Company has material financial commitments for the costs associated with its future obligations for final closure, which is the closure of the landfill and the capping of the final uncapped areas of a landfill and post-closure maintenance of those facilities, which is generally expected to be for a period of up to 30 years for MSW facilities and up to five years for C&D facilities after final site closure.
On January 1, 2003, the Company adopted SFAS No. 143, “Accounting for Asset Retirement Obligations” (SFAS No. 143), which provides standards for accounting for obligations associated with the retirement of long-lived assets and the associated asset retirement costs. SFAS No. 143 results in a change in the mechanics of calculating landfill retirement obligations and the classification of where amounts are recorded in the financial statements. Landfill retirement obligations are no longer accrued through a provision to cost of services, but rather by an increase to capitalized landfill costs and amortized to depreciation and amortization as landfill airspace is consumed. Generally the requirements for recording closure and post-closure obligations under SFAS No. 143 are as follows:
•	Landfill closure and post-closure liabilities are calculated by estimating the total obligation in current dollars. Cost estimates equate the costs of third parties performing the work. Any portion of the estimates which are based on activities being performed internally are increased to reflect a profit margin a third party would receive to perform the same activity. This profit margin will be taken to income should the work ultimately be performed internally.

•	The total obligation is carried at the net present value of future cash expenditures, which is calculated by inflating the obligation based upon the expected date of the expenditure using an inflation rate and discounting the inflated total to its present value using a discount rate. The discount rate represents the Company’s credit-adjusted risk-free rate. The resulting closure and post-closure obligation is recorded on the balance sheet as airspace is consumed.

•	Accretion expense is calculated by multiplying the discounted closure and post-closure obligation at the beginning of the year by the credit-adjusted risk-free rate (discount rate). Accretion expense is a non-cash charge to cost of services and increases the related closure and post-closure obligation. This expense will generally be less during the early portion of a landfill’s operating life and increase thereafter.
The impact of changes determined to be changes in estimates, based on an annual update, is accounted for on a prospective basis. The Company’s ultimate liability for such costs may increase in the future as a result of changes in estimates, legislation, or regulations.

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements
Adopting SFAS No. 143 required a cumulative adjustment to reflect the change in accounting for landfill obligations retroactively to the date of the inception of the landfill. Inception of the asset retirement obligation is the date the landfill was acquired or the date operation commenced for landfills opened by the Company. Upon adopting SFAS No. 143 on January 1, 2003, the Company recorded a cumulative effect of the change in accounting principle of $3,749 ($2,324, net of tax), a decrease in its closure and post-closure liability of $3,832 and a decrease in net landfill assets of $83. The adoption of the standard had no impact on our cash requirements.
If SFAS No. 143 had been effective for 2003, the impact on income from continuing operations before cumulative effect of change in accounting principle and earnings per share would have been as follows for the years ended December 31, 2005, 2004 and 2003 (in thousands, except per share data):

	2005	2004	2003
Reported net income (loss)	$3,468	(4,364)	5,078
Adoption of SFAS No. 143, net of tax	—	—	(2,324)

Pro forma net income (loss)	$3,468	(4,364)	2,754

Reported net income (loss) per share — basic and diluted	$0.22	(0.38)	0.63
Adoption of SFAS No. 143, net of tax	—	—	(0.29)

Pro forma net income (loss) per share — basic and diluted	$0.22	(0.38)	0.34

     The changes to landfill assets and closure and post-closure liabilities for the years ended December 31, 2005, 2004 and 2003 are as follows (in thousands):

		Closure and
	Landfill	Post-closure
	Assets, Net	Liabilities
December 31, 2002	$42,746	6,269
Adoption of SFAS No. 143	(83)	(3,832)
Capital expenditures	3,800	—
Amortization expense	(4,071)	—
Obligations incurred and capitalized	361	361
Interest accretion	—	207
Acquisitions divestitures and other adjustments	7,918	—

December 31, 2003	$50,671	3,005
Capital expenditures	4,991	—
Acquisition of landfill	5,975	45
Amortization expense	(4,290)	—
Obligations incurred and capitalized	328	328
Revisions to estimates of closure and post-closure activities	(1,412)	(1,412)
Interest accretion	—	257

December 31, 2004	$56,263	2,223
Capital expenditures	8,878	—
Acquisition of landfill	68,882	544
Amortization expense	(6,957)	—
Obligations incurred and capitalized	301	301
Revisions to estimates of closure and post-closure activities	391	391
Interest accretion	—	159

December 31, 2005	$127,758	3,618

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements — Continued
The Company’s liabilities for closure and post-closure costs for the years ended December 31, 2005, 2004 and 2003 are as follows (in thousands):

	December 31,
	2005	2004	2003
Recorded amounts:
Current portion	$286	443	—
Noncurrent portion	3,332	1,780	3,005

Total recorded	$3,618	2,223	3,005

The Company’s total anticipated cost for closure and post-closure activities is $101.8 million, as measured in current dollars. The recorded liabilities as of December 31, 2005 include the impact of inflating these costs through the date the costs are estimated to be incurred and the discounting of these costs to present value. The Company believes the amount and timing of these activities are reasonably estimable. Anticipated payments of currently identified closure and post-closure liabilities for the next five years and thereafter are reflected below (in thousands):

2006	2007	2008	2009	2010	Thereafter
$ 286	$—	$—	$—	$—	$101,526
Where the Company believes that both the amount of a particular closure and post-closure liability and the timing of the payments are reliably determinable, the cost in current dollars is inflated (2.5% for each of the years ended December 31, 2005, 2004 and 2003) until expected time of payment and then discounted to present value (8.5% for each of the years ended December 31, 2005, 2004 and 2003). Accretion expense is applied to the closure and post-closure liability based on the effective interest method and is included in cost of services. Had the Company not discounted any portion of its liability, the amount recorded would have been $14.0 million, $9.9 million and $9.9 million at December 31, 2005, 2004 and 2003, respectively.
The table below compares the Company’s current practices of accounting for landfill closure and post-closure activities.

Description	Current Practice (Effective January 1, 2003)
Definitions:
Closure	Includes final capping event, final portion of methane gas collection system to be constructed, demobilization, and the routine maintenance costs incurred after site ceases to accept waste, but prior to being certified as closed.
Post-closure	Includes routine monitoring and maintenance of a landfill after it has closed, ceased to accept waste and been certified as closed by the applicable state regulatory agency.
Discount Rate:	Obligations discounted at a credit- adjusted, risk-free rate (8.5% for 2005, 2004 and 2003).
Cost Estimates:	Costs were estimated based on performance, principally by third parties, with a small portion performed by the Company, except that the cost of any activities performed internally must be increased to represent an estimate of the amount a third party would charge to perform such activity.
Inflation:	Inflation rate of 2.5% for 2005, 2004 and 2003.

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements — Continued

Recognition of Assets and Liabilities:
Asset Retirement Cost	An amount equal to the discounted cash flow associated with the fair value of closure and post-closure obligation is recorded as an addition to capitalized landfill costs as airspace is consumed.
Closure and Post-Closure	The discounted cash flow associated with the fair value of the liability is recorded with a corresponding increase in capitalized landfill costs as airspace is consumed. Accretion expense is recorded to cost of services and the corresponding liability until the liability is paid.
Statement of Operations Expense:
Landfill asset amortization	Landfill asset is amortized to depreciation and amortization expense as airspace is consumed over life of landfill.
Accretion	Expense, charged to cost of services, is accreted at credit-adjusted, risk-free rate (8.5% for 2005, 2004 and 2003).
(g) Allocation of Acquisition Purchase Price
A summary of the Company’s accounting for acquisitions is as follows:
Acquisition purchase price is allocated to identified intangible assets and tangible assets acquired and liabilities assumed based on their estimated fair values at the dates of acquisition, with any residual amounts allocated to goodwill.
The Company deems the total remaining airspace of an acquired landfill to be a tangible asset. Therefore, for acquired landfills, it initially allocates the purchase price to identified intangible and tangible assets acquired, including landfill airspace, and liabilities assumed based on their estimated fair values at the date of acquisition.
The Company may consummate single acquisitions that include a combination of collection operations and landfills. For each separately identified collection operation and landfill acquired in a single acquisition, the Company performs an initial allocation of total purchase price to the identified collection operations and landfills based on their relative fair values. Following this initial allocation of total purchase price to the identified collection operations and landfills, the Company further allocates the identified intangible assets and tangible assets acquired and liabilities assumed for each collection operation and landfill based on their estimated fair values at the dates of acquisition, with any residual amounts allocated to either goodwill or landfill site costs, as discussed above.
The Company accrues the payment of contingent purchase price if the events surrounding the contingency are deemed probable. Contingent purchase price related to landfills is allocated to landfill site costs and contingent purchase price for acquisitions other than landfills is allocated to goodwill. There are currently no pending contingent amounts due relating to any prior acquisitions.
(h) Goodwill and Other Intangible Assets
Goodwill and intangible assets acquired in a business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually. Intangible assets with estimable useful lives are amortized over their respective estimated useful lives to their residual values, and reviewed for impairment.

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements — Continued
The Company’s intangible assets consist primarily of customer contracts, customer lists, and covenants not-to-compete. Customer contracts and customer lists are generally amortized over 15 to 20 years. Covenants not-to-compete are amortized over the term of the non-compete covenant, which is generally five years.
(i) Impairment of Long-Lived Assets
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset or asset group to estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.
(j) Costs Incurred on Possible Acquisitions
Costs incurred on possible acquisitions are capitalized as incurred and consist primarily of third-party accounting, legal and other consulting fees as well as travel costs incurred in the negotiation and due diligence process, and nonrefundable down payments. Upon consummation of an acquisition accounted for as a purchase, deferred costs are capitalized as part of the purchase price. Capitalized costs are reviewed for reasonableness on a periodic basis, and costs that management believes relate to transactions that will not be consummated are charged to expense. During 2005, 2004 and 2003, the Company expensed $70, $7, and $32, respectively, of such costs, which are included in general and administrative cost in WCA’s consolidated statements of operations. At December 31, 2005 and 2004, $314 and $320 of such capitalized costs are reflected in other assets on WCA’s consolidated balance sheets.
(k) Deferred Financing Costs
Deferred financing costs are amortized as a component of interest expense using the effective interest method. During 2005, 2004 and 2003, the Company expensed $580, $632, and $873, respectively, of such costs, which are reflected as interest expense in WCA’s consolidated statements of operations. In addition, the Company wrote off $1,308 of deferred financing costs and debt discount in connection with the restructuring of its credit facility in April 2005 and the repayment of the Environmental Facilities Revenue Bonds in June 2005. The Company wrote off $618 of deferred financing costs related to the amendment of the Company’s credit facility in December 2004.
(l) Interest Expense
Interest expense includes interest accrued on outstanding note payable and long-term debt, amortization of deferred financing costs, accretion of debt discount, and the change in the fair value of the Company’s previous interest rate swap, which was not accounted for as a hedging instrument. For the years ended December 31, 2005, 2004 and 2003, interest expense consists of the following (in thousands):

	2005	2004	2003
Note payable and long-term debt	$9,851	3,801	5,818
Amortization of deferred financing costs	580	632	873
Amortization of debt discount	7	35	61
Interest rate swap	—	(14)	(1,527)

	10,438	4,454	5,225
Less interest income	72	1	5

Interest expense, net	$10,366	4,453	5,220

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements — Continued
(m) Income Taxes
The Company accounts for income taxes under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases based on enacted tax rates. The Company provides a valuation allowance when, based on management’s estimates, it is more likely than not that a deferred tax asset will not be realized in future periods.
The Company was included in the consolidated federal income tax return of Old WCA for 2003. Income taxes have been calculated on a separate company basis consistent with the requirements of SFAS No. 109, Accounting for Income Taxes. All tax amounts have been provided to show the effect of temporary differences between the recognition of revenue and expenses for financial and income tax reporting purposes and between the tax basis of assets and liabilities and their reported amounts in the financial statements. Current income taxes payable are included with accrued liabilities on the Company’s balance sheets. See note 5 “Certain Balance Sheet Accounts” for detail of accrued liabilities.
(n) Insurance
The Company has retained a portion of the risks related to its general liability, automobile and workers’ compensation insurance programs. The exposure for unpaid claims and associated expenses, including incurred but not reported losses, is based on estimates of ultimate losses on claims and actuarially-determined development factors.
(o) Revenue Recognition
The Company recognizes revenue upon the receipt and acceptance of non-hazardous industrial and municipal waste at its landfills. Revenue for collection services is recognized as the services are performed. Revenue for container rental is recognized over the rental period. In certain situations, the Company will bill for services in advance of the performance of these services. Such amounts are deferred until the services are subsequently performed.
(p) Derivative Financial Instruments
The Company accounts for derivatives and hedging activities in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Certain Hedging Activities”, as amended, which requires that all derivative instruments be recorded on the balance sheet at their respective fair values.
The Company was previously required through the terms of its credit agreements to control market risk related to interest rates through the use of interest rate swap agreements. On October 17, 2000, the Company entered into a three-year interest rate swap agreement, expiring in October 2003, with an initial notional amount of $50 million. Under the agreement, the Company received a floating rate and paid a fixed interest rate. The interest rate swap did not qualify for hedge accounting under SFAS No. 133 and was therefore marked to market annually. Changes in the fair value of the interest rate swap from period to period were recorded as a component of interest expense. For the year ended December 31, 2003, the Company recorded a reduction of interest expense of $1,541 related to the change in fair value of this interest rate swap.
Effective October 31, 2003, the Company entered into a six-month interest rate swap agreement with a notional amount of $19 million. Under the agreement, the Company received a floating rate and paid a fixed interest

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements — Continued
rate. This interest rate swap did not qualify for hedge accounting under SFAS No. 133 and was therefore marked to market. Changes in the fair value of the interest rate swap from period to period were recorded as a component of interest expense. For the years ended December 31, 2004 and 2003, the Company recorded $14 and $(14) of additional interest income (expense), respectively, related to the change in fair value of the interest rate swap.
Effective November 1, 2005, the Company entered into an interest rate swap agreement with a notional amount of $150 million. Under the agreement, the Company receives a floating rate of interest based on LIBOR and pays a fixed rate of 4.885% through maturity of the swap in November 2010. The Company has designated this swap agreement as a cash flow hedge of the variability of forecasted interest payments on current and future floating-rate debt obligations. Therefore changes in the fair market value of the swap agreement are reflected in other comprehensive income (loss). For the year ended December 31, 2005, the Company recorded $711 in long-term liabilities, net of deferred taxes of $280, and $431 as an unrealized loss within accumulated other comprehensive loss.
(q) Fair Value of Financial Instruments
The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, “Disclosures About Fair Value of Financial Instruments”. The carrying values of cash and cash equivalents, accounts receivable, accounts payable, derivatives, accrued expenses, and long-term debt, approximate fair value.
(r) Stock-Based Compensation
The Company accounts for stock-based compensation under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations. Under this method, the Company recorded no compensation expense for stock options granted to employees when the exercise price of the options is equal to or greater than the fair market value of common stock on the date of grant. As discussed in note 1(y), the adoption of SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123(R)) will result in recognition of compensation expense beginning in the first quarter of 2006, and thus may impact the Company’s future results of operations.
On December 22, 2005, in response to SFAS 123(R), the Company’s Board of Directors approved accelerating the vesting of all outstanding “out-of-the-money” unvested stock options. All outstanding stock options had exercise prices in excess of the closing price of $7.40 on December 22, 2005, the effective date of the acceleration.
The decision to accelerate vesting of these options was made to avoid recognizing compensation cost in the statement of operations in future financial statements subsequent to the adoption of SFAS 123(R). It is estimated that the maximum future compensation expense that will be avoided is approximately $1,058, before tax, based on the Company’s adoption date on January 1, 2006. The vesting acceleration did not result in the recognition of compensation expense in net income for the year ended December 31, 2005. The pro-forma disclosure presented below includes approximately $1.8 million ($1.1 million, net of tax) of compensation expense for the year ended December 31, 2005.

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements — Continued
Pro forma information regarding net income and earnings per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method described above. The fair value calculations at the date of grant using the Black-Scholes option pricing model were calculated with the following weighted average assumptions:

	2005	2004	2003
Risk-free interest rate	3.4%	2.8%	3.9%
Volatility factor of stock price	0.35	0.37	n/a
Dividends	—	—	—
Option life	4 years	4 years	10 years
Calculated fair value per share	$3.35	3.14	0.00
Had compensation expense for the options granted to employees been determined based on the fair value at the grant date, consistent with the provisions of SFAS No. 123, the Company’s net income (loss) and earnings (loss) per share for the years ended December 31, 2005, 2004 and 2003 would have been adjusted to the pro forma amounts indicated below (in thousands, except per share data):

	2005	2004	2003
Net income (loss) — as reported	$3,468	(4,364)	5,078
Stock-based employee compensation expense included in reported net income, net of tax	—	7,496	793
Stock-based employee compensation expense determined under fair value based methods, net of tax	(1,072)	(7,851)	(158)

Net income (loss) — pro forma	$2,396	(4,719)	5,713

Earnings (loss) per share — basic and diluted	$0.22	(0.38)	0.63

Pro forma earnings (loss) per share — basic and diluted	$0.15	(0.41)	0.71

(s) Earnings per Share
Basic and diluted earnings per share have been calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the year. As discussed in note 1(b) “Internal Reorganization and Basis of Presentation”, during 2004, the Company issued 1,330,056 shares (after giving effect to a merger and reverse stock split) of common stock in settlement of previously outstanding options and warrants of Old WCA. In accordance with the guidance of SFAS No. 128, this transaction is considered to be a part of a recapitalization and is treated consistent with a stock dividend or stock split, and therefore is reflected retroactively in the computation of earnings per share. Accordingly, these shares are included in the weighted average shares outstanding for all periods presented.
(t) Concentrations of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with high-quality financial institutions and limits the amount of credit exposure with any one institution. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers comprise the Company’s customer base, thus spreading the trade credit risk. At December 31, 2005, 2004 and 2003, no single group or customer represents greater than 10% of total accounts receivable.

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements — Continued
(u) Distributions to Old WCA
Prior to the June 2004 reorganization discussed in note 1(b), the Company entered into transactions with Old WCA for, among other things, allocations of corporate charges and services, allocation and adjustment of tax attributes, and the 2003 transfer of subsidiaries from Old WCA. The net amount due to Old WCA at the end of each fiscal year was classified as distributions to Old WCA in the accompanying consolidated statement of stockholders’ equity.
(v) Allocation of Expenses
Prior to the reorganization discussed in note 1(b), the Company was a wholly owned-subsidiary of Old WCA and shared common management, general and administrative and overhead costs. The cost for these services were incurred by the Company and allocated to Old WCA and Old WCA’s other subsidiaries. The Company allocated these costs based upon an average of each entity’s respective proportion of total headcount and total revenues, both of which produce comparable allocation percentages. Management believes that these two bases of allocation of expenses provided the most relevant and reasonable method of allocating these costs to the respective operations. In connection with the reorganization, the Company entered into an administrative services agreement with Old WCA where Old WCA will pay a monthly fee of approximately $40 for administrative services, including executive officers, other employees, administrative systems, service and facilities. In response to decreases in Old WCA’s assets and operations, the monthly administrative fees were reduced to $30 starting in October 2005 and $20 starting in January 2006. Such fees were further reduced to $10 starting in February 2006 upon the completion of the Company’s acquisition of Transit Waste from Old WCA. During the years ended December 31, 2005, 2004 and 2003, the Company allocated costs totaling $450, $511 and $465, respectively, to Old WCA. WCA’s senior management serve as officers of Old WCA. It is impracticable to estimate the amount of expenses that would have been incurred in each of the three years ended December 31, 2005 had the Company been an unaffiliated entity of Old WCA.
There has been no allocation of debt or interest expense between the Company and Old WCA as both entities have incurred their own debt in order to finance their operations. There is no inter-company debt between the Company and Old WCA, and the Company does not receive proceeds from any debt incurred by Old WCA.
(w) Reclassifications
Certain reclassifications have been made to prior year amounts to conform to current year presentation. In 2005 the Company has separately disclosed the operating, investing and financing portions of the cash flows attributable to its 2003 discontinued operations, which in prior periods were reported on a combined basis as a single amount.
(x) Segment Information
The Company’s revenues are derived from one industry segment, which includes collection, transfer and disposal of non-hazardous solid waste primarily in the central and southern United States. The Company considers each of its seven operating states to be a geographic segment as each state includes vertically integrated operations, reports stand-alone financial information and has a respective operating manager or state president that reports to the Company’s chief operating officer. The states of Kansas and Missouri are combined as one segment due to the reporting structure and the vertical integration of the related operations. See note 12 “Segment Reporting” for geographic information relating to the Company’s operations.

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements — Continued
(y) New Accounting Pronouncement
In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123(R)), which revises Statement of Financial Accounting Standards No. 123 “Accounting for Stock-Based Compensation” (SFAS No. 123) and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. In general, SFAS No. 123(R) does not change the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based awards to employees to be recognized as compensation expense based on the fair value of the award at the date of grant. As such, the intrinsic value method permitted by SFAS No. 123 is no longer an alternative.
The Company will adopt SFAS No. 123(R) effective January 1, 2006. There were no unvested options outstanding as of December 31, 2005. Accordingly, the initial adoption of SFAS No. 123(R) is not anticipated to have any effect on the Company’s financial statements, but will require the recognition of compensation expense associated with future option grants, if any.
(2) Use of Estimates
In preparing the Company’s financial statements, several estimates and assumptions are made that affect the accounting for and recognition of assets, liabilities, revenues and expenses. These estimates and assumptions must be made because certain of the information that is used in the preparation of the Company’s financial statements is dependent on future events, cannot be calculated with a high degree of precision from data available or is simply not capable of being readily calculated based on generally accepted methodologies. In some cases, these estimates are particularly difficult to determine and the Company must exercise significant judgment. The most difficult, subjective and complex estimates and the assumptions that deal with the greatest amount of uncertainty are related to the Company’s accounting for landfills, asset impairments, and insurance claims as described below.
Accounting for landfills. The Company utilizes the units of production method to amortize landfill construction costs over the estimated remaining capacity of a landfill. Under this method the Company includes future estimated landfill development costs, as well as costs incurred to date, in the amortization base. Additionally, the Company includes deemed permitted expansion airspace, which has not been permitted, in the calculation of the total remaining capacity of the landfill.
This accounting method requires the Company to make estimates and assumptions, as described below. Any changes in the Company’s estimates will impact the Company’s income from operations prospectively from the date changes are made.
Landfill costs. The Company estimates the total cost to develop each landfill site to its final capacity. This includes certain projected landfill site costs that are uncertain because they are dependent on future events. The total cost to develop a site to its final capacity includes amounts previously expended and capitalized, net of accumulated airspace amortization, and projections of future purchase and development costs, operating construction costs, permitting cost of expansions and capitalized interest costs.
Closure and post-closure costs. The costs for closure and post-closure obligations at landfills the Company owns or operates are generally estimated based on interpretations of current requirements and proposed or anticipated regulatory changes. The estimates for landfill closure and post-closure costs also consider when the costs would actually be paid and factor in inflation and discount rates. The possibility of changing legal and regulatory requirements and the forward-looking nature of these types of costs make any estimation or assumption less certain.

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements — Continued
Available airspace. The Company’s engineers determine the remaining capacity at landfills by estimating the available airspace. This is done by using surveys and other methods to calculate, based on height restrictions and other factors, how much airspace is left to fill and how much waste can be disposed of at a landfill before it has reached its final capacity.
Expansion airspace. The Company will also consider currently unpermitted airspace in the estimate of remaining capacity in certain circumstances. See note 1(f) “Landfill Accounting — Capitalized Landfill Costs” for further explanation.
It is possible that the Company’s estimates or assumptions will ultimately turn out to be significantly different from actual results. In some cases the Company may be unsuccessful in obtaining an expansion permit or the Company may determine that an expansion permit that the Company previously thought was probable has become unlikely. To the extent that such estimates, or the assumptions used to make those estimates, prove to be significantly different than actual results, or the belief that the Company will receive an expansion permit changes adversely in a significant manner, the costs of the landfill, including the costs incurred in the pursuit of the expansion, may be subject to impairment testing, as described below, and lower profitability may be experienced due to higher amortization rates, and higher expenses or asset impairments related to the removal of previously included expansion airspace.
Asset Impairments. Accounting standards require that assets be written down if they become impaired. If significant events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, a test of recoverability is performed by comparing the carrying value of the asset or asset group to its undiscounted expected future cash flows. If the carrying values are in excess of undiscounted expected future cash flows, impairment is measured by comparing the fair value of the asset to its carrying value. Fair value is determined by an internally developed discounted projected cash flow analysis of the asset. Cash flow projections are sometimes based on a group of assets, rather than a single asset. If cash flows cannot be separately and independently identified for a single asset, the Company will determine whether an impairment has occurred for the group of assets for which the projected cash flows can be identified. If the fair value of an asset is determined to be less than the carrying amount of the asset or asset group, an impairment in the amount of the difference is recorded in the period that the impairment indicator occurs. Several impairment indicators are beyond the Company’s control, and cannot be predicted with any certainty whether or not they will occur. Estimating future cash flows requires significant judgment and projections may vary from cash flows eventually realized. Also, there are other considerations for impairments of landfills and goodwill as discussed in note 1(f).
Allowance for Doubtful Accounts. The Company estimates losses for uncollectible accounts based on the aging of the accounts receivable and the evaluation of the likelihood of success in collecting the receivable.
Acquisition Accounting. The Company estimates the fair value of assets and liabilities when allocating the purchase price of an acquisition.
Income Taxes. The Company assumes the deductibility of certain costs in its income tax filings and estimates the future recovery of deferred tax assets.
Insurance claims reserves. The Company accrues claims related to our self-insurance programs based on claims filed, estimated open claims and claims incurred but not reported based on actuarial-based loss development factors.

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements — Continued
Contingent Liabilities. The Company estimates the amount of potential exposure it may have with respect to litigation, claims and assessments in accordance with SFAS No. 5, “Accounting for Contingencies.”
Actual results could differ materially from the estimates and assumptions that the Company uses in the preparation of its financial statements.
(3) Acquisitions
During 2005, the Company completed 10 acquisition transactions, including one acquisition from Old WCA (see note 14). Total consideration for these transactions was $119.1 million, including cash consideration of $92.0 million primarily funded with proceeds from the Company’s credit facilities. Other consideration included $1.5 million in convertible debt, $6.6 million in debt assumed, net of discount, $5.6 million in deferred tax liabilities assumed and 1,474,694 shares of common stock valued at $13.4 million. Contemporaneously with one acquisition, certain individuals affiliated with the seller purchased $2.5 million in convertible debt. These acquisitions resulted in the addition of one MSW landfill, four C&D landfills, four collection operations, six transfer stations/MRFs. Two of the acquisitions (MRR Southern and Meyer & Gabbert) were deemed significant as defined by the SEC.
The consolidated financial statements included herein include the results of MRR Southern and Meyer & Gabbert from April 3, 2005 and October 3, 2005, respectively. The following unaudited pro forma results of operations have been prepared assuming that the acquisition had occurred at the beginning of each period (in thousands, except per share data). This pro forma information is not necessarily indicative of the results of operations that would have occurred had the acquisitions been made on those dates, or of results which may occur in the future (unaudited).

	Year Ended December 31,
	2005	2004
Revenue	$126,541	$91,501
Operating income	20,064	2,285
Net income (loss)	4,330	(3,703)
Per share data:
Net income (loss) — basic	0.27	(0.31)
Net income (loss) — diluted	0.27	(0.31)
During 2004, the Company completed seven acquisition transactions. Total consideration for these transactions was $35.9 million including cash consideration of $31.3 million primarily funded with proceeds from the Company’s revolving credit facility. Other consideration included $3.0 million in convertible debt and 263,158 shares of restricted common stock valued at $1.6 million. These restrictions lapse in July 2007. These acquisitions resulted in the addition of one C&D landfill, four collection operations and three transfer stations.
During 2003, the Company purchased a fully permitted but not yet constructed C&D landfill located adjacent to one of the Company’s currently operating C&D landfills in Houston, Texas. This landfill had no operations during the period ended December 31, 2003. The purchase price for the landfill was $7.9 million, which was consummated with a $6.6 million cash payment and issuance of 350,000 shares of common stock of Old WCA. The contribution of Old WCA’s common stock was accounted for as a capital contribution of $1,309 to the Company.

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements — Continued
Allocation of purchase price, including the costs incurred to complete the acquisition and any additional costs incurred relating to prior year acquisitions, has been allocated as follows (in thousands):

	2005	2004	2003
Restricted cash	$737	—	—
Accounts receivable	1,925	552	—
Prepaid expenses and other	29	11	—
Property and equipment, net	91,674	15,068	7,714
Goodwill	24,945	17,667	—
Intangible assets	2,252	3,060	—
Accounts payable and accrued liabilities	(706)	(441)	—
Capital contribution from Old WCA	—	—	(1,309)

	$120,856	35,917	6,405

The table above reflected $1.7 million of purchase price adjustments relating to the 2004 acquisitions including a $1.0 million earn-out payment related to an acquisition in 2004. Additionally, during 2003, purchase price adjustment entries relating to the 2002 acquisition were made resulting in a $119 reduction in goodwill and a $152 reduction in accrued liabilities related to the favorable settlement of certain pre-acquisition contingencies.
In connection with a certain prior acquisition, the Company acquired prepaid disposal rights at certain of the seller’s landfills. These rights expire at the earlier of September 2010 or the usage of two million cubic yards. The Company can utilize these rights to dispose of MSW or C&D waste at the specified landfills. The estimated 2006 usage of $1,976 is included as a current asset in prepaid and other assets and the remaining amount of $714 is reflected as a long-term asset in other assets, at December 31, 2005. During the years ended December 31, 2005, 2004, and 2003, the Company utilized $1,834, $377, and $1,609, respectively, of prepaid disposal rights, which is included as a cost of service in both continuing and discontinued operations in the related statements of operations.
(4) Earnings per Share
Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year. Diluted earnings (loss) per share is computed using the treasury stock method for common stock equivalents. The detail of the earnings (loss) per share calculations for net income (loss) for the years ended December 31, 2005, 2004 and 2003 is as follows (in thousands, except per share data):

	Year Ended December 31, 2005
	Net		Per share
	income	Shares	amount
Earnings per share, basic	$3,468	15,579	$0.22
Dilutive effect of common stock options	—	5	—
Dilutive effect of restricted share issuances	—	57	—

Earnings per share, diluted	$3,468	15,641	$0.22

	Year Ended December 31, 2004
	Net		Per share
	loss	Shares	amount
Loss per share, basic	$(4,364)	11,599	$(0.38)
Dilutive effect of common stock options	—	—	—
Dilutive effect of restricted share issuances	—	—	—

Loss per share, diluted	$(4,364)	11,599	$(0.38)

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements — Continued

	Year Ended December 31, 2003
	Net		Per share
	income	Shares	amount
Earnings per share, basic	$5,078	8,000	$0.63
Dilutive effect of common stock options	—	—	—

Earnings per share, diluted	$5,078	8,000	$0.63

For the years ended December 31, 2005 and 2004, 635,728 shares and 250,000 shares of common stock equivalents related to convertible notes payable were excluded from the computation of earnings (loss) per share as they were anti-dilutive. Additionally, for the year ended December 31, 2004, options and warrants to purchase 900,000 shares of common stock were excluded from the computation of earnings (loss) per share as the Company reported a loss. For the year ended December 31, 2003, the Company had no potentially dilutive common stock instruments outstanding. There have been no adjustments to either the numerator or denominator used in calculating basic earnings per share for any of the periods presented.
(5) Certain Balance Sheet Accounts
Allowance for Doubtful Accounts
The following summarizes the activity in the allowance for doubtful accounts for the years ended December 31, 2005, 2004 and 2003 (in thousands):

	2005	2004	2003
Balance, beginning of year	$575	177	239
Amounts charged to expense	1,002	715	376
Amounts written off, net of amounts recovered	(387)	(317)	(438)

Balance, end of year	$1,190	575	177

Prepaid Expenses and Other
Prepaid expenses and other consist of the following at December 31, 2005 and 2004 (in thousands):

	2005	2004
Prepaid insurance premiums	$121	2,374
Prefunded insurance claims	1,534	1,068
Prepaid disposal rights	1,976	720
Other	1,097	646

	$4,728	4,808

Property and Equipment
Property and equipment consist of the following at December 31, 2005 and 2004 (in thousands):

	2005	2004
Land and landfills	$163,588	74,593
Vehicles and equipment	42,568	27,439
Containers	18,534	14,134
Buildings and improvements	7,252	5,804
Computers and software	689	456
Furniture and fixtures	359	252

	232,990	122,678
Less accumulated depreciation and amortization	46,691	32,157

	$186,299	90,521

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements — Continued
Other Assets
Other assets consist of the following at December 31, 2005 and 2004 (in thousands):

	2005	2004
Prepaid disposal rights	$714	2,805
Costs incurred on possible acquisitions	314	320
Deposits	100	93

	$1,128	3,218

Accrued Liabilities
Accrued liabilities consist of the following at December 31, 2005 and 2004 (in thousands):

	2005	2004
Accrued insurance claims	$2,049	1,537
Accrued payroll costs	2,237	1,258
Deferred revenue	1,166	1,042
Accrued taxes	345	690
Accrued interest	389	100
Other	1,079	929

	$7,265	5,556

(6) Goodwill and Other Intangible Assets
The changes in the carrying amount of goodwill for the periods indicated are as follows (in thousands):

Balance, December 31, 2003	$29,843
Acquisitions	17,667

Balance, December 31, 2004	$47,510
Acquisitions	24,945

Balance, December 31, 2005	$72,455

The Company performs an annual impairment test of its goodwill. The Company estimated the fair value of each reporting unit by utilizing the anticipated discounted cash flow of the reporting unit’s. To the extent the carrying amount of a reporting unit exceeded the fair value of the reporting unit, the Company would be required to perform the second step of the impairment test, as this is an indication that the reporting unit goodwill may be impaired. This step was not required for any of the Company’s reporting units and accordingly no impairment of goodwill was indicated in connection with the annual impairment test during 2005, 2004 or 2003.

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements — Continued
Intangible assets, all of which are subject to amortization, consist of the following at December 31, 2005 and 2004 (in thousands):

	Customer	Covenants
	Contracts and	Not-to-
	Customer Lists	Compete	Total
December 31, 2005
Intangible assets	$5,120	219	5,339
Less accumulated amortization	246	52	298

	$4,874	167	5,041

December 31, 2004
Intangible assets	$2,990	110	3,100
Less accumulated amortization	47	34	81

	$2,943	76	3,019

Amortization expense for these intangible assets was approximately $217, $62 and $10 for 2005, 2004 and 2003. The intangible asset amortization expense estimated as of December 31, 2005, for the five years following 2005 is as follows (in thousands):

2006	2007	2008	2009	2010
$ 313	$310	$310	$306	$290
(7) Long-Term Debt
Long-term debt consists of the following at December 31, 2005 and 2004 (in thousands):

	2005	2004
Term B Loan, principal payable $250,000 per quarter, maturing in April 2011, variable interest rate based on LIBOR plus a margin (7.72% at December 31, 2005)	$99,250	—
Second Lien Credit Agreement, maturing in October 2011, variable interest rate based on LIBOR plus a margin (10.72% at December 31, 2005)	25,000	—
Revolving note payable with a financial institution, maturing in April 2010, variable interest rate based on LIBOR plus a margin (7.72% at December 31, 2005)	37,723	—
Revolving note payable with a financial institution, variable interest rate based on LIBOR plus a margin	—	46,900
Environmental Facilities Revenue Bonds, principal payable in varying annual installments, maturing in 2020, interest rate ranging from 8.5% to 9% (8.94% weighted average rate at December 31, 2005)	6,480	—
Environmental Facilities Revenue Bonds, principal payable in varying quarterly installments with variable interest rate	—	22,500
Notes payable to banks and financial institutions, interest ranging from 5.8% to 7.8%, payable monthly through August 2008	506	486
Note payable, with interest rate of 5%, due in January 2010	200	—
Seller note, with interest rate of 6%, due in May 2006	444	444
Seller convertible note, with interest rate of 5%, due in December 2009	3,000	3,000
Seller convertible notes, with interest rate of 8%, due in January 2010	4,000	—

	176,603	73,330
Less debt discount	341	87
Less current maturities	1,910	1,429

	$174,352	71,814

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements — Continued
The Company maintains a credit facility with a syndicate of banks. The current facility was entered into on April 28, 2005, amending and replacing the December 2004 credit facility. The current facility includes a First Lien Credit Agreement (the “First Lien Credit Agreement”) and a Second Lien Credit Agreement (the “Second Lien Credit Agreement”).
The total credit available immediately under the facility is $225 million. The aggregate revolving credit commitments available under the First Lien Credit Agreement total $200 million, consisting of a $100 million revolving line of credit and a $100 million Term B loan (the “Term B Loan”). The Second Lien Credit Agreement provides for a second lien term loan in the amount of $25 million (the “Second Lien Term Loan”). The proceeds of the Credit Agreements will be used for acquisitions, equipment purchases, landfill construction and development, standby letters of credit, general corporate purposes, and the repayment of other long-term debt obligations. Subcategories under the revolving line of credit include a subfacility for standby letters of credit in the aggregate principal amount of up to $30 million and a swing line feature for up to $10 million for same day advances. The revolving line of credit under the First Lien Credit Agreement will mature on April 28, 2010 and the Term B Loan will mature on April 28, 2011 unless the commitments thereunder are terminated or prepaid in full at an earlier date. The Second Lien Credit Agreement will mature on October 28, 2011. The credit facilities bear interest at a base rate plus a variable margin rate depending on the overall leverage ratio of the Company at the time of renewal. At December 31, 2005, $37.7 million was outstanding on the revolving line of credit and $8.2 million in letters of credit had been issued against the revolving line of credit leaving $54.1 million available to the Company. The credit facility is secured by liens on all of the Company’s and its subsidiaries’ assets.
The Company assumed certain Environmental Facilities Revenue Bonds in connection with the October 2005 acquisition of a landfill located near Fort Meade, Florida. At the time of the acquisition, there was restricted cash on hand of $0.7 million associated with the debt.
In conjunction with one acquisition during 2005, the Company issued convertible notes in the amount of $4.0 million. The notes and any accrued but unpaid interest are convertible into shares of common stock at the rate of $10.37 per share. The holders of the note may convert at any time after February 1, 2006. The Company can force conversion if the closing price of the Company’s common stock exceeds $15.00 per share.
In conjunction with one acquisition during 2004, the Company issued a convertible note in the amount of $3.0 million. The note and any accrued but unpaid interest are convertible into shares of common stock at the rate of $12.00 per share. The holder of the note may convert at any time after December 1, 2005. The Company can force conversion if the closing price of the Company’s common stock exceeds $18.00 per share.
The Company has entered into interest rate swap agreements from time to time. Effective November 1, 2005, the Company entered into a $150 million five-year swap agreement where the Company pays 4.885% fixed and receives three-month LIBOR floating interest. See note 1(p) “Derivative Financial Instruments” for further discussion of the accounting for and valuation of this interest rate swap agreement.

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements — Continued
The aggregate payments of long-term debt outstanding at December 31, 2005 are as follows (in thousands):

2006	$1,910
2007	1,444
2008	1,316
2009	4,285
2010	43,233
Thereafter	124,415

$176,603

The Company is required to remain in compliance with various covenants of its credit facility. At December 31, 2005, the Company was required to maintain a senior debt leverage ratio of 4.25 times earnings before interest, taxes, depreciation and amortization (EBITDA), and as specifically defined in the credit agreement, a debt service ratio of 1.25 times EBIT and certain levels of net worth adjusted for current earnings. Additionally, the Company’s primary operating subsidiary is prohibited from paying a cash dividend to the Company under the terms of the credit facility. The Company was in compliance with the financial covenants at December 31, 2005.
(8) Note Payable
In June 2005, the Company issued note payable for $266, to a financial institution to fund the payment of general insurance premiums. The note bears interest at 4.94%, and principal and interest are payable monthly through April 2006.
(9) Stockholders’ Equity
During 2005, the Company issued 1,474,694 shares of common stock to sellers in connection with four separate acquisition transactions. The average value of these shares at those issuance dates was $13.4 million.
Additionally, during 2005 and 2004 a total of 203,420 and 2,000 restricted shares of our common stock were granted to certain officers and key employees with an aggregate market value of $2.0 million on the grant dates. This value was included as unearned compensation within the stockholders’ equity section of the accompanying consolidated balance sheet. Generally, one-third of the restrictions lapse at the end of each anniversary after the date of grant. The value of the restricted shares is being amortized to expense over that period. During the year ended December 31, 2005, a total of $0.5 million of stock compensation expense related to these restricted shares was recognized.
The following table reflects the restricted share activity for the Company during 2005 (in thousands):

	2005		2004
		Unearned		Unearned
	Shares	Compensation	Shares	Compensation
Outstanding at beginning of year	2	$—	—	$—
Grants	204	1,963	2	—
Forfeitures	(2)	(13)	—	—
Amortization of unearned compensation	—	(509)	—	—

Outstanding at end of year	204	$1,441	2	$—

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements — Continued
On June 28, 2004, the Company completed its initial public offering and issued 6,587,947 new shares to the public at an aggregate price of $9.50 per share before a 7% underwriting discount. Net proceeds of the offering after deducting underwriting discounts and offering expenses were $55.0 million.
Old WCA established the Waste Corporation of America Non-Qualified Stock Option Plan (the Old Plan) for the benefit of the employees of each of its wholly-owned subsidiaries. The stock options provided different methods of exercising the options at the option of the employee. As a result of these provisions, the Company was required to utilize variable plan accounting for these options, which required the Company to recognize a compensation charge on a periodic basis for the difference between the exercise price of the option and the fair value of the underlying common stock. For the year ended December 31, 2003, the Company recorded a non-cash compensation charge of $1.2 million for options where the fair value of the underlying common stock exceeded the exercise price of the options. Prior to the Company’s initial public offering, the Company’s corporate structure was reorganized. In conjunction with the reorganization, WCA assumed the obligation to issue stock upon the exercise of options and warrants that Waste Corporation of America had previously issued. Thereafter, all “in-the-money” options and warrants totaling approximately 90% of the outstanding options and warrants were cancelled by the issuance of 1,330,056 shares (after giving effect to a merger and reverse stock split prior to the Company’s initial public offering) of common stock of the Company. The remaining outstanding options and warrants which were assumed by the Company at the initial public offering could be converted to 247,000 shares of Company common stock. Subsequent to the offering, warrants to purchase 13,000 shares were forfeited. The remaining warrants expired unexercised during 2005. The restructuring led to a compensation charge based on the estimated fair value of the stock issued in cancellation of the options and warrants. Total stock-based compensation expense during the year ended December 31, 2004 was $11.5 million ($7.5 million net of tax benefit). Of this amount, $6.8 million was non-cash with the balance withheld and remitted for withholding of payroll taxes.
Upon the completion of the initial public offering in 2004, the Company established the 2004 WCA Waste Corporation Incentive Plan. The plan authorizes the issuance of up to 1,500,000 shares. As of December 31, 2005, there were 652,000 remaining shares authorized for issuance.
The following table reflects the option and warrant activity for the Company during 2005 (in thousands, except per share data):

	2005		2004
		Weighted Average		Weighted Average
	Shares	Exercise Price	Shares	Exercise Price
Outstanding at beginning of year	900	$11.33	247	$16.92
Grants	6	10.39	670	9.51
Forfeitures	(262)	15.76	(17)	20.93

Outstanding at end of year	644	$9.52	900	$11.33

The following table summarizes information about the stock options outstanding at December 31, 2005 (in thousands, except per share data):

	Outstanding and Exercisable
		Weighted	Weighted
Range of	Number of	Average	Average
Exercise Prices	Shares	Exercise Price	Remaining Life
9.50	629	$9.50	8.5
10.28 – 10.48	15	10.38	9.0

	644	$9.52	8.5

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements — Continued
(10) Employee Benefit Plan
Effective February 1, 2000, the Company began sponsoring a 401(k) Profit Sharing Plan for its eligible employees. Under the plan, eligible employees are permitted to make salary deferrals of up to $14 annually, the current Internal Revenue Service limitation. Salary deferrals will be matched 25% by WCA, subject to IRS limitations, and employees are 100% vested in these matching contributions after three years of service with the Company. Salary deferrals are 100% vested at all times. Matching contributions to the plan for the years ended December 31, 2005, 2004, and 2003 totaled $144, $136, and $114, respectively.
(11) Income Taxes
The Company’s provision for income taxes is determined by applying the Company’s effective income tax rate to pre-tax financial reporting income, adjusted for permanent book-tax differences. The Company’s total income tax benefit (provision) for the periods reported were allocated as follows (in thousands):

	2005	2004	2003
Loss (income) from continuing operations	$(2,248)	2,476	(1,753)
Loss from discontinued operations	—	—	91
Gain from disposal of discontinued operations	—	—	(146)
Cumulative effect of change in accounting principle	—	—	(1,425)

Income tax benefit (provision)	$(2,248)	2,476	(3,233)

The Company’s federal and state income tax benefit (provision) attributable to income from continuing operations for the periods reported consist of the following (in thousands):

	2005	2004	2003
Current	$(103)	(1)	(1)
Deferred	(2,145)	2,477	(1,752)

Income tax benefit (provision)	$(2,248)	2,476	(1,753)

At December 31, 2005 and 2004, the individually significant components that comprise the Company’s deferred tax assets and liabilities are as follows (in thousands):

	2005	2004
Deferred tax assets:
Federal net operating loss carryforward	$12,157	12,834
State net operating loss carryforward	3,050	2,547
Other	2,279	258
Stock-based compensation	200	—

Deferred tax assets before valuation allowance	17,686	15,639
Valuation allowance	(2,438)	(2,085)

Deferred tax assets after valuation allowance	15,248	13,554

Deferred tax liabilities:
Excess of book basis over tax basis of property	(18,527)	(9,970)
Prepaid expenses	(351)	(481)
Other	(1,225)	(546)

Deferred tax liabilities	(20,103)	(10,997)

Net deferred tax assets (liabilities)	$(4,855)	2,557

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements — Continued
At December 31, 2005, the Company had a federal net operating loss carryforward (NOL) of approximately $35.2 million and which if not utilized will begin to expire in 2020. Additionally the Company has state NOLs of approximately $75.4 million, which, if not utilized, will expire beginning in 2007. The amount of the NOLs that can be utilized to offset taxable income in any individual year may be severely limited. Accordingly, the Company has established valuation allowances against the deferred tax assets associated with a portion of these NOL’s. The valuation allowance for deferred tax assets as of December 31, 2005 and 2004 was $2,438 and $2,085, respectively. The net change in the total valuation allowance for the years ended December 31, 2005, 2004 and 2003 was an increase (decrease) of $353, $348 and $(183), respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 2005.
The table below reconciles the Company’s statutory income tax benefit (provision) attributable to income from continuing operations to its effective income tax benefit (provision) at December 31, 2005, 2004 and 2003 (in thousands):

	2005	2004	2003
Statutory federal tax benefit (provision)	$(2,001)	2,396	(1,545)
State income tax benefit (provision), net of federal tax benefit	198	491	(231)
Adjustment of valuation allowance	(353)	(348)	183
Nondeductible expenses and other	(92)	(63)	(160)

Effective tax benefit (provision)	$(2,248)	2,476	(1,753)

(12) Segment Reporting
The Company’s operations consist of the collection, transfer and disposal of non-hazardous construction and demolition debris and industrial and municipal solid waste. Revenues are generated primarily from our collection operations to residential, commercial and roll-off customers and landfill disposal services. The following table reflects total revenue by source for the years ended December 31, 2005, 2004 and 2003 (in thousands).

	2005	2004	2003
Collection:
Residential	$19,128	12,615	11,272
Commercial	13,847	12,002	12,056
Roll-off	36,811	22,878	18,175
Other	—	586	258

Total collection	69,786	48,081	41,761

Disposal	48,817	30,536	28,460
Less intercompany	18,215	9,789	7,413

Disposal, net	30,602	20,747	21,047

Transfer and other	24,309	11,575	7,934
Less intercompany	10,554	6,942	6,516

Transfer and other, net	13,755	4,633	1,418

Total revenue	$114,143	73,461	64,226

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements — Continued
The table below reflects certain geographic information relating to the Company’s operations (in thousands). The state of Kansas includes one MSW landfill which is a part of the vertically integrated Missouri operations and is combined with Missouri to form a geographic segment. The states of Alabama, South Carolina and Tennessee have been aggregated in Other due to their size.

	Kansas/			North
	Missouri	Texas	Arkansas	Carolina	Florida	Other	Corporate	Total
2005:
Revenue	$44,480	25,669	12,497	8,214	4,109	19,174	—	114,143
Depreciation and amortization	4,653	2,811	1,838	1,352	657	3,354	130	14,795
EBIT	8,212	8,035	1,432	2,373	1,102	2,070	(5,834)	17,390
Total assets	64,623	32,222	27,867	45,784	62,048	40,842	18,152	291,538
Goodwill	19,057	9,175	11,890	9,688	12,224	10,421	—	72,455
Capital expenditures	5,226	4,549	1,594	852	612	4,515	655	18,003
2004:
Revenue	$36,755	18,952	9,098	—	—	8,656	—	73,461
Depreciation and amortization	3,465	2,255	1,415	—	—	1,596	97	8,828
EBIT	6,659	6,521	574	—	—	920	(16,443)	(1,769)
Total assets	47,668	28,130	27,696	—	—	39,035	21,238	163,767
Goodwill	17,267	8,158	11,750	—	—	10,335	—	47,510
Capital expenditures	5,182	2,957	2,187	—	—	4,112	151	14,589
2003:
Revenue	$35,349	16,358	7,839	—	—	4,680	—	64,226
Depreciation and amortization	3,317	2,121	1,100	—	—	1,189	85	7,812
EBIT	6,555	7,687	155	—	—	673	(5,436)	9,634
Capital expenditures	1,482	3,034	1,229	—	—	1,939	37	7,721
The following presents a reconciliation of the geographical segments’ aggregate EBIT to income from continuing operations before cumulative effect of change in accounting principle (in thousands).

	2005	2004	2003
Total EBIT for reportable segments	$17,390	(1,769)	9,634
Interest expense, net	(10,366)	(4,453)	(5,220)
Write-off of deferred financing costs and debt discount	(1,308)	(618)	—
Income tax (provision) benefit	(2,248)	2,476	(1,753)

Income (loss) from continuing operations before cumulative effect of change in accounting principle	$3,468	(4,364)	2,661

(13) Commitments and Contingencies
     (a) Operating Leases
The Company leases certain of its operating and office facilities for various terms. Lease expense aggregated $916, $780 and $874 during 2005, 2004 and 2003, respectively. The long-term, non-cancelable rental obligations as of December 31, 2005 are due in the following years (in thousands):

2006	$687
2007	407
2008	395
2009	384
2010	371
2011 and thereafter	2,059

$4,303

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements — Continued
(b) Financial Instruments
Letters of credit, performance bonds, and other guarantees have been provided by WCA to support tax-exempt bonds, performance of landfill final closure and post-closure requirements, insurance contracts, and other contracts. Total letters of credit, performance bonds, insurance policies, and other guarantees outstanding at December 31, 2005 aggregated approximately $41.0 million.
(c) Environmental Matters
In the normal course of business and as a result of the extensive governmental regulation of the solid waste industry, the Company may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke or deny renewal of an operating permit it holds.
From time to time, the Company may also be subject to actions brought by citizens’ groups or adjacent landowners or residents in connection with the permitting and licensing of landfills and transfer stations the Company owns or operates or alleging environmental damage or violations of the permits and licenses pursuant to which the Company operates.
The Company may also be subject to liability for any environmental damage that its solid waste facilities cause to neighboring landowners or residents, particularly as a result of the contamination of soil, groundwater, surface water, and drinking water, including damage resulting from conditions existing prior to the acquisition of such facilities by the Company.
The Company may also be subject to liability for any off-site environmental contamination caused by pollutants or hazardous substances whose transportation, treatment, or disposal was arranged by the Company or its predecessors. Any substantial liability for environmental damage incurred by the Company could have a material adverse effect on the Company’s financial condition, results of operations, or cash flows. As of December 31, 2005, the Company is not aware of any significant environmental liabilities.
(d) Legal Proceedings
In July 2004, the Company filed Waste Corporation of Missouri, Inc. v. Lafarge Corporation and Lafarge North America, Inc., Case No. 04-4140-CV-C-SOW, in the United States District Court for the Western District of Missouri. The lawsuit involved a mining lease covering a portion of the expansion area of the Company’s Central Missouri Landfill. This suit was settled on December 6, 2005 for non-monetary terms.
The Company is a party to various general legal proceedings which have risen in the ordinary course of business. While the results of these matters cannot be predicted with certainty, the Company believes that losses, if any, resulting from the ultimate resolution of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, unfavorable resolution could affect the consolidated financial position, results of operations or cash flows for the quarterly period in which they are resolved.
There are no pending material legal proceedings to which the Company or any of its property is subject, except as described above, and for routine litigation incidental to our business that is not currently expected to have a material adverse effect upon its financial condition, results of operations or prospects.

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements — Continued
(e) Other Potential Proceedings
In addition to the matters described above, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of a waste management business. As of December 31, 2005, the Company is not aware of any significant liabilities arising out of any such claims.
With respect to the matters described in sections (c) and (d) above, and in this section, no assurance can be given with respect to the outcome of any such proceedings or the effect such outcomes may have on the Company, or that the Company’s insurance coverage would be adequate. While management believes a majority of the Company’s present routine litigation is covered by insurance, subject to deductibles and our self-insured portion (as described below), no assurance can be given with respect to the outcome of any such proceedings or the effect such outcomes may have on the Company or that the Company’s insurance coverage would be adequate. We are self-insured for a portion of our general liability, workers’ compensation and automobile liability. The frequency and amount of claims or incidents could vary significantly from quarter-to-quarter and/or year-to-year, resulting in increased volatility of our costs of services. Although the Company is unable to estimate any possible losses, a significant judgment against the Company, the loss of significant permits or licenses or the imposition of a significant fine or other liabilities could have a material adverse effect on the Company’s financial condition, results of operations and prospects.
(14) Related-Party Transactions
The Company paid a board member $0, $50 and $250 during 2005, 2004 and 2003, respectively, for assistance in the debt amendments.
The Company paid its Chief Executive Officer, Chief Operating Officer and an affiliate of its largest stockholder each $90 and $120 during 2005 and 2004 for personal guarantees of the Company’s performance bonds relating to landfill closure and post-closure obligations.
The Company reimburses its outside board members for expenses incurred in connection with their service as directors. Total payments of $1, $9 and $3 were made during 2005, 2004 and 2003 for such reimbursements.
In addition, the Company allocated costs totaling $450, $511 and $465 to Old WCA during 2005, 2004 and 2003 for administrative services, including executive officers, other employees, administrative systems, service and facilities.
On October 3, 2005, the Company acquired a C&D landfill located in Ft. Meade, Florida from a subsidiary of Old WCA. Total consideration of the acquisition included $3.5 million in cash, $6.6 million in debt assumed, net of discount, $5.6 million in deferred tax liabilities assumed and 591,611 shares of common stock valued at $5.0 million.
(15) Discontinued Operations
During 2003, the Company sold its hauling operations in west Texas for aggregate cash proceeds of $9,759, resulting in a gain on sale of $249 (net of $146 tax expense). In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, this business unit has been classified as a discontinued operation. Accordingly, the accompanying consolidated statements of operations and other amounts disclosed herein have been restated to classify this business unit as discontinued operations and, therefore, to reflect after-

WCA WASTE CORPORATION AND SUBSIDIARIES
(FORMERLY WCA WASTE SYSTEMS, INC.)
Notes to Consolidated Financial Statements — Continued
tax results of these operations as “Income (loss) from discontinued operations, net of tax”. This business generated revenue of $5,808 for the year ended December 31, 2003.
(16) Unaudited Quarterly Financial Data
The following table summarizes quarterly financial information for 2005 and 2004 (in thousands, except per share data):

	First	Second	Third	Fourth	Year Ended
	Quarter	Quarter	Quarter	Quarter	December 31,
2005:
Revenue	$22,885	29,052	29,498	32,708	114,143
Operating income	2,517	5,253	4,932	4,402	17,104
Net income	708	882	1,325	553	3,468
Basic earnings per share	0.05	0.06	0.09	0.03	0.22
Diluted earnings per share	0.05	0.06	0.09	0.03	0.22
2004:
Revenue	$15,891	17,114	19,842	20,614	73,461
Operating income (loss)	2,046	(9,005)	2,597	2,325	(2,037)
Net income (loss)	469	(6,673)	1,148	692	(4,364)
Basic earnings (loss) per share	0.06	(0.77)	0.08	0.05	(0.38)
Diluted earnings (loss) per share	0.06	(0.77)	0.08	0.05	(0.38)
Computation of per share amounts for quarters are made independently and reflect the weighted average shares outstanding for each of these quarters. The Company’s issuances of common stock in connection with the acquisitions in the first and fourth quarters of 2005 and the Company’s initial public offering in June 2004 significantly impacted the number of shares outstanding and the computation of earnings (loss) per share. Therefore, the sum of per share amounts above do not agree with per share amounts for the year as a whole.
(17) Subsequent Events
On February 10, 2006, the Company completed the acquisition of Transit Waste LLC from Old WCA. The acquired operations include a MSW landfill near Durango, Colorado and a collection operation in Bloomfield, New Mexico. Total consideration for this acquisition included approximately $5.2 million in debt assumed and $0.3 million in cash. On February 23, 2006, the Company repaid $1.3 million of the assumed debt.

Item 9. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.
     There were no changes in or disagreements on any matters of accounting principles or financial statement disclosure between us and our independent registered public accounting firm during our two most recent fiscal years or any subsequent interim period.
Item 9A. Controls and Procedures.
     We carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures as of December 31, 2005. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective as of December 31, 2005 in ensuring that the information required to be disclosed by us (including our consolidated subsidiaries) in the reports that we file or submit under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commissions rules and forms.
     Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, a report of management’s assessment of the design and effectiveness of internal controls is included as part of this Annual Report on Form 10-K for the fiscal year ended December 31, 2005. KPMG LLP, our independent registered public accountants, also attested to, and reported on, management’s assessment of the effectiveness of internal controls over financial reporting. Management’s report and the independent registered public accounting firm’s attestation report are included in Part II, Item 8 “Financial Statements and Supplementary Data” of this Annual Report on Form 10-K.
     Based on an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, there has been no change in our internal control over financial reporting that occurred during our last fiscal quarter ended December 31, 2005, identified in connection with that evaluation, that has materially affected, or that is reasonably likely to materially affect, our internal control over financial reporting.

PART III
Item 10. Directors and Executive Officers of the Registrant.
     The information with respect to our directors, executive officers, audit committee and audit committee financial expert, is incorporated by reference to the sections entitled “Election of Directors”, “Executive Officers”, “Information relating to our Board of Directors and Certain Committees of our Board of Directors”, respectively, in our definitive proxy statement for our 2005 Annual Meeting of Stockholders to be filed with the Securities and Exchange Commission within 120 days of the close of our fiscal year.
     Information concerning compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended, is incorporated by reference to the section entitled “Section 16(a) Beneficial Ownership Reporting Compliance” in our definitive proxy statement for our 2005 Annual Meeting of Stockholders to be filed with the Securities and Exchange Commission within 120 days of the close of our fiscal year.
     We have adopted a code of business conduct and ethics applicable to all of our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. The code of business conduct and ethics is filed as Exhibit 14.1 to this Annual Report on Form 10-K and is also available on the “Investor Relations-Corporate Governance” section of our Internet website at www.wcawaste.com. If we amend the code of business conduct and ethics or grant a waiver, including an implicit waiver, from the code of business conduct and ethics, we intend to disclose the information on the “Investor Relations-Corporate Governance” section of our Internet website at www.wcawaste.com within four business days of such amendment or waiver, as applicable.
     We are currently availing ourselves of the exemption from the audit committee independence standards contained in Rule 10A-3(b)(1)(iv)(A) of the Exchange Act. The information required by Rule 10A-3(d) of the Exchange Act is incorporated by reference to the section entitled “Information relating to our Board of Directors and Certain Committees of our Board of Directors” in our definitive proxy statement for our 2005 Annual Meeting of Stockholders to be filed with the Securities and Exchange Commission within 120 days of the close of our fiscal year.
Item 11. Executive Compensation.
     The information required by Item 11 of this Annual Report on Form 10-K is incorporated by reference to the sections entitled “Executive Compensation”, “Compensation Committee Interlocks and Insider Participation”, “Employment Agreements”, and “Compensation of Directors” in our definitive proxy statement for our 2005 Annual Meeting of Stockholders to be filed with the Securities and Exchange Commission within 120 days of the close of our fiscal year.
Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.
     The information required by Item 12 of this Annual Report on Form 10-K is incorporated by reference to the section entitled “Equity Compensation Plan Information” and “Security Ownership of Certain Beneficial Owners and Management” in our definitive proxy statement for our 2005 Annual Meeting of Stockholders to be filed with the Securities and Exchange Commission within 120 days of the close of our fiscal year.
Item 13. Certain Relationships and Related Transactions.
     The information required by Item 13 of this Annual Report on Form 10-K is incorporated by reference to the section entitled “Certain Relationships and Related Transactions” in our definitive proxy statement for our 2005 Annual Meeting of Stockholders to be filed with the Securities and Exchange Commission within 120 days of the close of our fiscal year.

Item 14. Principal Accounting Fees and Services.
     The information required by Item 14 of this Annual Report on Form 10-K is incorporated by reference to the section entitled “Independent Registered Public Accounting Firm” in our definitive proxy statement for our 2005 Annual Meeting of Stockholders to be filed with the Securities and Exchange Commission within 120 days of the close of our fiscal year.

PART IV
Item 15. Exhibits and Financial Statement Schedules.
(a) The following documents are filed as a part of this report:
(1) and (2) Financial Statements and Financial Statement Schedules.
     Consolidated financial statements of the Company are included in Item 8 (Financial Statements and Supplementary Data). All other schedules for the Company have been omitted since the required information is not present or not present in an amount sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements or the notes thereto.
(3) Exhibits.

Exhibit
No.	Description
2.1**	Reorganization Agreement, dated May 10, 2004, between WCA Waste Corporation and Waste Corporation of America, Inc. (incorporated by reference to Exhibit 2.1 to Amendment No. 2 to the registrant’s Registration Statement on Form S-1 (File No. 333-113416) filed with the SEC on May 14, 2004).

2.2	Agreement and Plan of Merger, dated May 10, 2004, between WCA Waste Corporation, Waste Corporation of America and WCA Merger Corporation (incorporated by reference to Exhibit 2.2 to Amendment No. 2 to the registrant’s Registration Statement on Form S-1 (File No. 333-113416) filed with the SEC on May 14, 2004).

2.3	Agreement and Plan of Merger, dated as of May 20, 2004, between WCA Waste Corporation and WCA Merger II Corporation (incorporated by reference to Exhibit 2.3 to Amendment No. 5 to the registrant’s Registration Statement on Form S-4 (File No. 333-114901) filed with the SEC on June 21, 2004).

2.4†**	Membership Interest Purchase Agreement, dated effective January 14, 2005, between WCA of North Carolina, L.P., MRR Southern, LLC, Material Recovery, LLC, Material Reclamation, LLC, MRR of High Point, LLC, MRR Wake Transfer Station, LLC, WCA Waste Corporation, F. Norbert Hector, Jr., D.H. Griffin, Paul M. Givens, Edward I. Weisiger, Jr. and David Griffin, Jr. (incorporated by reference to Exhibit 2.4 to the registrant’s Form 10-K (File No. 000-50808) filed with the SEC on March 24, 2004).

2.5†	Closing and Asset Purchase Agreement, dated as of October 2, 2005, by and among WCA of Florida, Inc., Meyer & Gabbert Excavating Contractors, Inc., Leonard G. Meyer, Jr. and James F. Gabbert (incorporated by reference to Exhibit 2.1 to the registrant’s Form 8-K (File No. 000-50808) filed with the SEC on September 30, 2005).

2.6	Agreement and Plan of Merger, dated as of September 30, 2005, by and among WCA Waste Corporation, WCA of Central Florida, Inc., WCA Management Company, L.P., Waste Corporation of America, LLC and Waste Corporation of Central Florida, Inc. (incorporated by reference to Exhibit 2.2 to the registrant’s Form 8-K (File No. 000-50808) filed with the SEC on September 30, 2005).

2.7	First Amendment to Membership Interest Purchase Agreement, dated as of March 30, 2005, by and among WCA of North Carolina, L.P., MRR Southern, LLC, WCA Waste Corporation and WCA of Wake County, L.P. (incorporated by reference to Exhibit 2.2 to the registrant’s Form 10-Q (File No. 000-50808) filed with the SEC on May 13, 2005).

3.1	Second Amended and Restated Certificate of Incorporation of WCA Waste Corporation (incorporated by reference to Exhibit 3.1 to the registrant’s Form 10-K (File No. 000-50808) filed with the SEC on December 22, 2005).

Exhibit
No.	Description
3.2	Amended and Restated Bylaws of WCA Waste Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 6 to the registrant’s Registration Statement on Form S-1 (File No. 333-113416) filed with the SEC on June 21, 2004).

4.1	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the registrant’s Registration Statement on Form S-1 (File No. 333-113416) filed with the SEC on May 14, 2004).

4.2	Trust Indenture between Gulf Coast Waste Disposal Authority and U.S. Bank National Association, as Trustee, dated as of August 1, 2002 (incorporated by reference to Exhibit 4.2 to Amendment No. 4 to the registrant’s Registration Statement on Form S-1 (File No. 333-113416) filed with the SEC on June 17, 2004).

4.3	Form of Environmental Facilities Revenue Bond (included in Exhibit 4.2).

10.2	Administrative Services Agreement, dated May 20, 2004, between WCA Waste Corporation and Waste Corporation of America, Inc. (incorporated by reference to Exhibit 10.2 to Amendment No. 3 to the registrant’s Registration Statement on Form S-1 (File No. 333-113416) filed with the SEC on June 1, 2004).

10.3+	Employment Agreement, dated March 22, 2005, between WCA Management Company, L.P., WCA Waste Corporation and Tom J. Fatjo, Jr.

10.4+	Employment Agreement, dated March 22, 2005, between WCA Management Company, L.P., WCA Waste Corporation and Jerome Kruszka (incorporated by reference to Exhibit 10.4 to the registrant’s Form 10-K (File No. 000-50808) filed with the SEC on March 24, 2004).

10.5+	Employment Agreement, dated March 22, 2005, between WCA Management Company, L.P., WCA Waste Corporation and Charles Casalinova (incorporated by reference to Exhibit 10.5 to the registrant’s Form 10-K (File No. 000-50808) filed with the SEC on March 24, 2004).

10.6+	Employment Agreement, dated March 22, 2005, between WCA Management Company, L.P., WCA Waste Corporation and Tom J. Fatjo, III (incorporated by reference to Exhibit 10.6 to the registrant’s Form 10-K (File No. 000-50808) filed with the SEC on March 24, 2004).

10.8	Capital Contribution Commitment Agreement, dated May 10,2004, between WCA Waste Corporation and Waste Corporation of America (incorporated by reference to Exhibit 10.12 to Amendment No. 2 to the registrant’s Registration Statement on Form S-1 (File No. 333-113416) filed with the SEC on May 14, 2004).

10.9	Tax Disaffiliation Agreement, dated as of May 20, 2004, by and between WCA Waste Corporation and Waste Corporation of America LLC (incorporated by reference to Exhibit 10.13 to Amendment No. 3 to the registrant’s Registration Statement on Form S-1 (File No. 333-113416) filed with the SEC on June 1, 2004).

10.10	Registration Rights Agreement, dated June 15, 2004, by and among WCA Waste Corporation, EFO Co-Investment Partners and WCA Partners, L.P. (incorporated by reference to Exhibit 10.14 to Amendment No. 4 to the registrant’s Registration Statement on Form S-1 (File No. 333-113416) filed with the SEC on June 17, 2004).

10.11†	Purchase and Sale of Assets Agreement, dated as of September 30, 2004, by and between WCA of Alabama, L.L.C., Bluewater Diving, LLC, Frank Hollis and Van Mulvehill (incorporated by reference to Exhibit 10.1 to the registrant’s Form 10-Q (File No. 000-50808) filed with the SEC on November 10, 2004).

10.12†	Purchase and Sale of Assets Agreement, dated as of September 3, 2004, by and between WCA of Alabama, L.L.C., BRC, LLC, Frank Hollis and Van Mulvehill (incorporated by reference to Exhibit 10.2 to the registrant’s Form 10-Q (File No. 000-50808) filed with the SEC on November 10, 2004).

Exhibit
No.	Description
10.13†	Purchase and Sale of Assets Agreement, dated as of September 3, 2004, by and between WCA of Alabama, L.L.C., Blount Recycling, LLC, Frank Hollis and Van Mulvehill (incorporated by reference to Exhibit 10.3 to the registrant’s Form 10-Q (File No. 000-50808) filed with the SEC on November 10, 2004).

10.14+	Form of Stock Option Agreement under the 2004 WCA Waste Corporation Incentive Plan (incorporated by reference to Exhibit 10.4 to the registrant’s Form 10-Q (File No. 000-50808) filed with the SEC on November 10, 2004).

10.15+	Form of Executive Officer Restricted Stock Grant under the 2004 WCA Waste Corporation Incentive Plan (incorporated by reference to Exhibit 10.15 to the registrant’s Form 10-K (File No. 000-50808) filed with the SEC on March 24, 2004).

10.16†	Closing and Asset Purchase Agreement, dated as of November 30, 2004, between WCA Shiloh Landfill, L.L.C., Trash Away, Inc. and Gary W. Seymore (incorporated by reference to Exhibit 10.16 to the registrant’s Form 10-K (File No. 000-50808) filed with the SEC on March 24, 2004).

10.17†	Closing and Asset Purchase Agreement, dated as of November 30, 2004, between WCA Shiloh Landfill, L.L.C., Waste Reduction of South Carolina, Inc. and Gary W. Seymore (incorporated by reference to Exhibit 10.17 to the registrant’s Form 10-K (File No. 000-50808) filed with the SEC on March 24, 2004).

10.18†	Membership Interest Purchase Agreement, dated effective January 11, 2005, between WCA Waste Corporation, Waste Corporation of Missouri, Inc., Gecko Investments, LLC, Andrew Zelenkofske, Daniel J. Clark and Joseph E. LoConti (incorporated by reference to Exhibit 10.18 to the registrant’s Form 10-K (File No. 000-50808) filed with the SEC on March 24, 2004).

10.19+	WCA Waste Corporation Performance Unit Plan (incorporated by reference to Exhibit 10.19 to the registrant’s Form 10-K (File No. 000-50808) filed with the SEC on March 24, 2004).

10.20+	WCA Waste Corporation Management Incentive Plan (incorporated by reference to Exhibit 10.20 to the registrant’s Form 10-K (File No. 000-50808) filed with the SEC on March 24, 2004).

10.21+	Form of Non-Employee Director Restricted Stock Grant under the 2004 WCA Waste Corporation Incentive Plan (incorporated by reference to Exhibit 10.21 to the registrant’s Form 10-K (File No. 000-50808) filed with the SEC on March 24, 2004).

10.22	Form of Resale Restriction Agreement, dated as of December 21, 2005, between WCA Waste Corporation and each of Tom J. Fatjo, Jr., Jerome M. Kruszka, Charles A. Casalinova, Tom J. Fatjo, III, Richard E. Bean, Ballard O. Castleman and Roger A. Ramsey individually (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K (File No. 000-50808) filed with the SEC on December 22, 2005).

10.23	Solid Waste Disposal Agreement, dated as of October 3, 2005, by any between Waste Corporation of America, LLC and WCA Waste Corporation (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K (File No. 000-50808) filed with the SEC on September 30, 2005).

10.24	Amended and Restated 2004 Waste Corporation Incentive Plan, effective as of June 1, 2005 (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K (File No. 000-50808) filed with the SEC on June 1, 2005).

10.25	Reimbursement Agreement, dated as of August 30, 2002, by and among WCA Waste Systems, Inc., Waste Corporation of Texas, L.P., and Wells Fargo Bank Texas, National Association (incorporated by reference to Exhibit 10.10 to the registrant’s Form 10-Q (File No. 000-50808) filed with the SEC on May 13, 2005).

Exhibit
No.	Description
10.26	First Amendment to Reimbursement Agreement, dated as of April 20, 2005, by and among WCA Waste Systems, Inc., Waste Corporation of Texas, L.P., and Wells Fargo Bank National Association (successor by merger to Wells Fargo Bank Texas, National Association) (incorporated by reference to Exhibit 10.10 to the registrant’s Form 10-Q (File No. 000-50808) filed with the SEC on May 13, 2005).

10.27	First Lien Credit Agreement, dated as of April 28, 2005, by and among WCA Waste Systems, Inc., Wells Fargo Bank, National Association, Comerica Bank and the Lenders party thereto (incorporated by reference to Exhibit 10.10 to the registrant’s Form 10-Q (File No. 000-50808) filed with the SEC on May 13, 2005).

10.28	Second Lien Credit Agreement, dated as of April 28, 2005, by and among WCA Waste Systems, Inc., Wells Fargo Bank, National Association and the Lenders party thereto (incorporated by reference to Exhibit 10.10 to the registrant’s Form 10-Q (File No. 000-50808) filed with the SEC on May 13, 2005).

10.29*	Securities Purchase Agreement, dated as of February 10, 2006, by and among WCA Waste Corporation, Transit Waste LLC, WCA Management Company, L.P., and Waste Corporation of America, LLC.

14.1	Code of Ethics (incorporated by reference to Exhibit 14.1 to the registrant’s Form 10-K (File No. 000-50808) filed with the SEC on March 24, 2004).

21.1*	List of Subsidiaries of WCA Waste Corporation.

23.1*	Consent of KPMG LLP.

31.1*	Rule 13a-14(a)/15d-14(a) Certification of Chief Executive Officer.

31.2*	Rule 13a-14(a)/15d-14(a) Certification of Chief Financial Officer.

32.1*	Section 1350 Certification of Chief Executive Officer.

32.2*	Section 1350 Certification of Chief Financial Officer.

+	Management contract or compensatory plan, contract or arrangement.

*	Filed herewith.

†	Confidential treatment has been requested with respect to certain information contained in this agreement.

**	Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.
     The registrant hereby undertakes, pursuant to Regulation S-K, Item 601(b), paragraph (4)(iii)(A), to furnish to the Securities and Exchange Commission upon request all constituent instruments defining the rights of holders of long-term debt of the registrant and its consolidated subsidiaries not filed herewith for the reason that the total amount of securities authorized under any of such instruments does not exceed 10% of the registrant’s total consolidated assets.

SIGNATURES
     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WCA WASTE CORPORATION

By:	/s/ TOM J. FATJO, JR.

Tom J. Fatjo, Jr.
Chief Executive Officer
Date: March 16, 2006
     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Tom J. Fatjo, Jr. Tom J. Fatjo, Jr.	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	March 16, 2006

/s/ Jerome M. Kruszka Jerome M. Kruszka	President, Chief Operating Officer and Director	March 16, 2006

/s/ Charles A. Casalinova Charles A. Casalinova	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 16, 2006

/s/ Kevin D. Mitchell Kevin D. Mitchell	Vice President and Controller (Principal Accounting Officer)	March 16, 2006

/s/ Richard E. Bean Richard E. Bean	Director	March 16, 2006

/s/ Ballard O. Castleman Ballard O. Castleman	Director	March 16, 2006

/s/ Roger A. Ramsey Roger A. Ramsey	Director	March 16, 2006

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-Q

☑	Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the quarterly period ended March 31, 2006
or

☐	Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the transition period from                      to
Commission File Number: 000-50808

WCA Waste Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0829917 (I.R.S. Employer Identification No.)

One Riverway, Suite 1400 Houston, Texas 77056 (Address of principal executive offices)	77056 (Zip Code)
(713) 292-2400
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year,
if changed since last report)
     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES ☑ NO ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐
     Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). YES ☐ NO ☑
     As of May 9, 2006, there were 16,825,791 shares of WCA Waste Corporation’s common stock, par value $0.01 per share, outstanding.

RISK FACTORS AND
CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS
     Some of the statements contained in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “should,” “outlook,” “project,” “intend,” “seek,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “continue,” or “opportunity,” the negatives of these words, or similar words or expressions. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. This is true of our description of our acquisition strategy and any expected benefits from any acquisitions or acquisition strategy for example. It is also true of our statements concerning “run rates”; for a description of the basis upon which we make estimates of run rates, please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward-Looking Statements and Non-GAAP Measures” elsewhere in this report.
     We caution that forward-looking statements are not guarantees and are subject to known and unknown risks and uncertainties. Since our business, operations and strategies are subject to a number of risks, uncertainties and other factors, actual results may differ materially from those described in the forward-looking statements.
     Thus, for example, our future financial performance will depend significantly on our ability to execute our acquisition strategy, which will be subject to many risks and uncertainties including, but not limited to, the following:
•	we may be unable to identify, complete or integrate future acquisitions, which may harm our prospects;

•	we compete for acquisition candidates with other purchasers, some of which have greater financial resources and may be able to offer more favorable terms, thus limiting our ability to grow through acquisitions;

•	in connection with financing acquisitions, we may incur additional indebtedness, or may issue additional shares of our common stock, which would dilute the ownership percentage of existing stockholders;

•	businesses that we acquire may have unknown liabilities and require unforeseen capital expenditures, which would adversely affect our financial results;

•	rapid growth may strain our management, operational, financial and other resources, which would adversely affect our financial results; and

•	we may incur charges related to acquisitions, which could lower our earnings.
     Our business is also subject to a number of operational risks and uncertainties that could cause our actual results of operations or our financial condition to differ from any forward-looking statements. These include, but are not limited to, the following:
•	changes in interest rates may affect our profitability;

•	we are subject to environmental and safety laws, which restrict our operations and increase our costs;

•	we may become subject to environmental clean-up costs or litigation that could curtail our business operations and materially decrease our earnings;

•	our accruals for landfill closure and post-closure costs may be inadequate, and our earnings would be lower if we are required to pay or accrue additional amounts;

•	we may be unable to obtain financial assurances necessary for our operations, which could result in the closure of landfills or the termination of collection contract;

1

•	our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital and force us to sell assets, incur debt, or sell equity on unfavorable terms;

•	increases in the costs of disposal, labor, fuel and insurance could reduce operating margins;

•	we may not be able to maintain sufficient insurance coverage to cover the risks associated with our operations, which could result in uninsured losses that would adversely affect our financial condition;

•	our failure to remain competitive with our numerous competitors, some of which have greater resources, could adversely affect our ability to retain existing customers and obtain future business;

•	we may lose contracts through competitive bidding, early termination or governmental action, or we may have to substantially lower prices in order to retain certain contracts, any of which would cause our revenues to decline;

•	comprehensive waste planning programs and initiatives required by state and local governments may reduce demand for our services, which could adversely affect our waste volumes and the price of our landfill disposal services;

•	covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures;

•	efforts by labor unions to organize our employees could divert management attention and increase our operating expenses;

•	a general downturn in U.S. economic conditions may reduce our business prospects and decrease our revenues and cash flows;

•	current and proposed laws may restrict our ability to operate across local borders which could affect our manner, cost and feasibility of doing business;

•	we may not be successful in expanding the permitted capacity of our current or future landfills, which could restrict our growth, increase our disposal costs, and reduce our operating margins;

•	poor decisions by our regional and local managers could result in the loss of customers or an increase in costs, or adversely affect our ability to obtain future business;

•	we are vulnerable to factors affecting our local markets, which could adversely affect our stock price relative to our competitors;

•	seasonal fluctuations will cause our business and results of operations to vary among quarters, which could adversely affect our stock price;

•	failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price; and

•	our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.
     In our annual report on Form 10-K for the year ended December 31, 2005 (sometimes referred to in this report, including the notes to our financial statements, as the “10-K”), we described these and other risks in greater detail in the section entitled “Business—Risk Factors”. We refer you to that filing for additional information on these risks.
     The forward-looking statements included in this report are only made as of the date of this report and we undertake no obligation to publicly update forward-looking statements to reflect subsequent events or circumstances.

2

PART I - FINANCIAL INFORMATION
ITEM 1. FINANCIAL STATEMENTS.
WCA WASTE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$891	$678
Restricted cash	355	270
Accounts receivable, net of allowance for doubtful accounts of $760 (unaudited) and $1,190, respectively	16,379	16,127
Deferred tax assets	763	763
Prepaid expenses and other	7,866	4,728

Total current assets	26,254	22,566
Property and equipment, net of accumulated depreciation and amortization of $51,046 (unaudited) and $46,691, respectively	193,042	186,299
Goodwill, net	72,433	72,455
Intangible assets, net	4,962	5,041
Deferred financing costs, net	3,249	3,374
Restricted cash – debt service reserve fund	988	675
Interest rate swap	1,864	—
Other assets	742	1,128

Total assets	$303,534	$291,538

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,809	$6,284
Accrued liabilities and other	8,389	7,265
Accrued closure and post-closure liabilities	241	286
Note payable	2,037	73
Current maturities of long-term debt	2,402	1,910

Total current liabilities	18,878	15,818

Long-term debt, less current maturities and discount	180,091	174,352
Interest rate swap	—	711
Accrued closure and post-closure liabilities	3,518	3,332
Deferred tax liabilities	7,015	5,618

Total liabilities	209,502	199,831
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value per share. Authorized 50,000 shares; issued and outstanding 16,806 and 16,532 shares, respectively	168	165
Additional paid-in capital	87,090	86,930
Retained earnings	5,655	5,043
Accumulated other comprehensive income (loss)	1,119	(431)

Total stockholders’ equity	94,032	91,707

Total liabilities and stockholders’ equity	$303,534	$291,538

The accompanying notes are an integral part of these condensed consolidated financial statements.

3

WCA WASTE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2006	2005
Revenue	$34,680	$22,885
Expenses:
Cost of services	22,284	15,784
Depreciation and amortization	4,568	2,838
General and administrative:
Stock-based compensation	253	—
Other general and administrative	2,457	1,746

	29,562	20,368

Operating income	5,118	2,517
Other income (expense):
Interest expense, net	(4,107)	(1,352)
Other	9	4

	(4,098)	(1,348)

Income before income taxes	1,020	1,169
Income tax provision	(408)	(461)

Net income	$612	$708

Earnings per share — basic and diluted	$0.04	$0.05

Weighted average shares outstanding — basic	16,330	15,305

Weighted average shares outstanding — diluted	16,350	15,326

The accompanying notes are an integral part of these condensed consolidated financial statements.

4

WCA WASTE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Three Months Ended
	March 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$612	$708
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,568	2,838
Stock-based compensation	253	—
Amortization of deferred financing costs and debt discount	181	203
Deferred tax provision	278	461
Accretion expense for closure and post-closure obligations	71	38
Gain on sale of assets	(9)	(4)
Prepaid disposal usage	529	246
Change in operating assets and liabilities:
Accounts receivable	(44)	(1,107)
Prepaid expenses and other	377	188
Accounts payable and other liabilities	191	(839)

Net cash provided by operating activities	7,007	2,732

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of businesses, net of cash acquired	(334)	(6,548)
Proceeds from sale of fixed assets	9	11
Capital expenditures	(5,748)	(2,746)
Cost incurred on possible acquisitions	(3)	(2,003)

Net cash used in investing activities	(6,076)	(11,286)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	—	12,000
Principal payments on long-term debt	(1,717)	(1,815)
Principal payments of note payable	(1,672)	(829)
Net change in revolving line of credit	2,699	188
Decrease in restricted cash	19	—
Deferred financing costs	(47)	(375)

Net cash provided by (used in) financing activities	(718)	9,169

NET INCREASE IN CASH AND CASH EQUIVALENTS	213	615

CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	678	272

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$891	$887

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$4,096	$1,073
Income taxes paid	130	—

The accompanying notes are an integral part of these condensed consolidated financial statements.

5

WCA WASTE CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(All tables in thousands, except per share data)
1. BASIS OF PRESENTATION
WCA Waste Corporation (together with its subsidiaries, WCA or the Company) is a vertically integrated, non-hazardous solid waste collection and disposal company.
The unaudited condensed consolidated financial statements included herein have been prepared in accordance with generally accepted accounting principles in the United States and pursuant to the rules and regulations of the Securities and Exchange Commission (SEC) for quarterly reports on Form 10-Q. Certain information relating to the Company’s organization and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to such rules and regulations. The Company believes that the presentations and disclosures herein are adequate to make the information presented herein not misleading when read in conjunction with its Form 10-K filed with the SEC on March 16, 2006 (Form 10-K) which contains the Company’s audited consolidated financial statements as of and for the year ended December 31, 2005. The unaudited condensed consolidated financial statements as of March 31, 2006 and for the three months ended March 31, 2006 and 2005 reflect, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly state the financial position and results of operations for such periods. Certain reclassifications have been made to the prior period financial statements to conform to the current presentation. Please note, however, operating results for interim periods are not necessarily indicative of the results for full years. For the description of the Company’s significant accounting policies, see Note 1 to Notes to Consolidated Financial Statements included in the Form 10-K.
The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its subsidiaries after elimination of all material intercompany balances and transactions.
2. ACQUISITIONS
On February 10, 2006, the Company completed the acquisition of Transit Waste LLC from Waste Corporation of America LLC. WCA Waste Corporation was previously part of a corporate group that included Waste Corporation of America LLC. The two companies maintain certain other relationships and have certain common officers, directors and owners. The acquired operations include a municipal solid waste (MSW) landfill near Durango, Colorado and a collection operation in Bloomfield, New Mexico. Total consideration for this acquisition was approximately $5.6 million consisting of $0.4 million in cash and $5.2 million in debt assumed (net of $0.1 million of debt discount). On February 23, 2006, the Company repaid $1.3 million of the assumed debt.
The purchase price for this transaction has been allocated to the identifiable tangible assets acquired and liabilities assumed based on their estimated fair values at the time of acquisition. The purchase price allocations are considered preliminary until the Company is no longer waiting for information that it has arranged to obtain and that is known to be available or obtainable. The time required to obtain the necessary information will vary with specific acquisitions, however, the final purchase price allocation will not exceed one year from the consummation of the acquisition.
The Company’s condensed consolidated financial statements include the results of operations of the acquired business from its acquisition date. The acquisition was not significant (within the meaning of Regulation S-X) to the Company as a whole.
Based on the preliminary assessments of values for this acquisition, the Company reflected landfill cost of $2.8 million, other fixed assets of $2.5 million and net working capital of $0.3 million.

6

During 2005, two acquisitions were completed that were deemed significant (as defined by Regulation S-X) to the Company as a whole. MRR Southern located in North Carolina and Meyer & Gabbert located in Florida were completed on April 1, 2005 and October 3, 2005, respectively. The consolidated financial statements included herein include the results of MRR Southern and Meyer & Gabbert from their respective acquisition dates. The following unaudited pro forma results of operations have been prepared assuming that the acquisition had occurred as of January 1, 2005. This pro forma information is not necessarily indicative of the results of operations that would have occurred had the acquisitions been made on those dates, or of results which may occur in the future (unaudited).

Three Months Ended
March 31, 2005
Revenue	$27,605
Operating income	3,565
Net income	829
Per share data:
Net income — basic	$0.05
Net income — diluted	$0.05
3. STOCK-BASED COMPENSATION
Upon the completion of the initial public offering in 2004, the Company established the 2004 WCA Waste Corporation Incentive Plan. The plan authorizes the issuance of up to 1,500,000 shares. As of March 31, 2006, there were approximately 377,000 remaining shares authorized for issuance.
During the three months ended March 31, 2006, a total of 286,474 restricted shares of the Company’s common stock were granted to certain officers and key employees with an aggregate market value of $2.1 million on the grant dates. This value was included as unearned compensation within the stockholders’ equity section of the accompanying consolidated balance sheet. The value of the restricted shares is being amortized to expense on a straight-line basis over the required employment period, or the vesting period, as the restrictions lapse at the end of each anniversary after the date of grant.
The following table reflects the Company’s restricted share activity for the three months ended March 31, 2006:

		Weighted Average
	Shares	Grant-Date Fair Value
Unvested at December 31, 2005	204	$9.50
Granted	286	7.38
Vested	(40)	9.75
Forfeited	(1)	9.00

Unvested at March 31, 2006	449	$8.12

Prior to the adoption of SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123(R)), the Company accounted for stock-based compensation under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations. Under this method, the Company recorded no compensation expense for stock options granted to employees when the exercise price of the options is equal to or greater than the fair market value of common stock on the date of grant. The following table presents the effect on the Company’s net income and earnings per share as if the Company had adopted the fair value recognition provisions of SFAS No. 123:

Three Months Ended
March 31, 2005
Net income, as reported	$708
Stock-based compensation expense on granted options pursuant to SFAS 123, net of tax	(106)

Net income, pro forma	$602

Earnings per share – basic and diluted:
As reported	$0.05
Pro forma	$0.04

7

In accordance with SFAS No. 123, the fair value calculations at the date of grant using the Black-Scholes option pricing model were calculated with the following weighted average assumptions:

2005
Risk-free interest rate	3.44%
Volatility factor of stock price	0.35
Dividends	—
Option life	4 years
Calculated fair value per share	$3.35
On December 22, 2005, in response to SFAS 123(R), the Company’s Board of Directors approved accelerating the vesting of all outstanding “out-of-the-money” unvested stock options. All outstanding stock options had exercise prices in excess of the closing price and therefore were fully vested. Effective January 1, 2006, the Company adopted SFAS No. 123(R) using the modified prospective method. Based on the Company’s closing stock price of $6.99 at March 31, 2006, there was no aggregate intrinsic value on any outstanding stock options. No compensation expense was recorded during the first quarter of 2006 as all outstanding options were fully vested prior to January 1, 2006.
The following table reflects the Company’s option activity for the three months ended March 31, 2006:

			Weighted Average
			Remaining
		Weighted Average	Contractual Term
	Shares	Exercise Price	(years)
Outstanding at December 31, 2005	644	$9.52
Grants	—	—
Forfeitures	(1)	9.50

Outstanding at March 31, 2006	643	$9.52	8.25

4. COMPREHENSIVE INCOME (LOSS)
The components of comprehensive income (loss), net of related tax, for the three months ended March 31, 2006 and 2005 are as follows:

	Three Months
	Ended March 31,
	2006	2005
Net income	$612	$708

Change in accumulated income (loss) in interest rate swap, net of tax of $1,025	1,550	—

Comprehensive income	$2,162	$708

The Company’s interest rate swap changed from an unrealized loss of $0.7 million at December 31, 2005 to an unrealized gain of $1.9 million at March 31, 2006. This change resulted in an increase of comprehensive income by $1.6 million, net of $1.0 million in deferred tax liabilities.
5. EARNINGS PER SHARE
Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed using the treasury stock method for common stock equivalents. The detail of the earnings per share calculations for net income for the three months ended March 31, 2006 and 2005 is as follows:

8

	Three Months
	Ended March 31,
	2006	2005
Net income	$612	$708

Weighted average basic shares outstanding	16,330	15,305
Dilutive effect of options and warrants	—	20
Dilutive effect of restricted share issuances	20	1

Weighted average diluted shares outstanding	16,350	15,326

Earnings per share:
Basic	$0.04	$0.05
Diluted	$0.04	$0.05
For the three months ended March 31, 2006 and 2005, approximately 635,728 shares of common stock equivalents related to convertible notes payable and 643,000 shares of stock options were excluded from the computation of diluted earnings per share as the results would be anti-dilutive.
6. LONG-TERM DEBT AND NOTES PAYABLE
Long-term debt and notes payable are as follows:

	March 31,	December 31,
	2006	2005
Term B Loan, principal payable $250,000 per quarter, maturing in April 2011, variable interest rate based on LIBOR plus a margin (7.96% and 7.72% at March 31, 2006 and December 31, 2005, respectively)	$99,000	$99,250

Second Lien Credit Agreement, maturing in October 2011, variable interest rate based on LIBOR plus a margin (10.96% and 10.72% at March 31, 2006 and December 31, 2005, respectively)	25,000	25,000

Revolving note payable with a financial institution, maturing in April 2010, variable interest rate based on LIBOR plus a margin (7.96% and 7.72% at March 31, 2006 and December 31, 2005, respectively)	40,422	37,723

Environmental Facilities Revenue Bonds, principal payable in varying annual installments, maturing in 2020, interest rate ranging from 8.5% to 9% (8.88% and 8.94% weighted average rate at March 31, 2006 and December 31, 2005, respectively)	9,485	6,480

Notes payable to banks and financial institutions, interest ranging from 2.9% to 9.2%, payable monthly through August 2010	1,466	506

Note payable, with interest rate of 5%, due in January 2010	160	200

Seller note, with interest rate of 6%, due in May 2006	444	444

Seller convertible note, with interest rate of 5%, due in December 2009	3,000	3,000

Seller convertible notes, with interest rate of 8%, due in January 2010	4,000	4,000

	182,977	176,603
Less: Debt discount	(484)	(341)
Less: Current portion	(2,402)	(1,910)

	$180,091	$174,352

As of March 31, 2006, the Company had $100 million in total capacity under its credit facility, of which $40.4 million was outstanding under the revolving line of credit and $9.9 million in other letters of credit issued, leaving $49.7 million in availability.

9

7. LANDFILL ACCOUNTING
Capitalized Landfill Costs
At March 31, 2006, the Company owned 8 MSW landfills and 12 construction and demolition (C&D) landfills. One MSW landfill and one C&D landfill are fully permitted but not constructed and have not yet commenced operations as of March 31, 2006.
Capitalized landfill costs include expenditures for the acquisition of land and related airspace, engineering and permitting costs, cell construction costs and direct site improvement costs. At March 31, 2006, no capitalized interest had been included in capitalized landfill costs, however, in the future interest could be capitalized on landfill construction projects but only during the period the assets are undergoing activities to ready them for their intended use. Capitalized landfill costs are amortized ratably using the units-of-production method over the estimated useful life of the site as airspace of the landfill is consumed. Landfill amortization rates are determined periodically (not less than annually) based on ground surveys and other density measures and estimates made by the Company’s engineers, outside engineers, management and financial personnel.
Total available airspace includes the total of estimated permitted airspace plus an estimate of probable expansion airspace that the Company believes is likely to be permitted. Where the Company believes permit expansions are probable, the expansion airspace, and the projected costs related to developing the expansion airspace are included in the airspace amortization rate calculation. The criteria the Company uses to determine if permit expansion is probable include but are not limited to whether: (i) the Company believes the project has fatal flaws; (ii) the land is owned or controlled by the Company, or under option agreement; (iii) the Company has committed to the expansion; (iv) financial analysis has been completed and the results indicate that the expansion has the prospect of a positive financial and operational impact; (v) personnel are actively working to obtain land use, local and state approvals for an expansion; (vi) the Company believes that the permit is likely to be received; and (vii) the Company believes that the timeframe to complete the permitting is reasonable.
The Company may be unsuccessful in obtaining expansion permits for airspace that has been considered probable. If unsuccessful in obtaining these permits, certain previously capitalized costs will be charged to expense.
Closure and Post-Closure Obligations
The Company has material financial commitments for the costs associated with its future obligations for final closure, which is the closure of the landfill, the capping of the final uncapped areas of a landfill and post-closure maintenance of those facilities, which is generally expected to be for a period of up to 30 years for MSW facilities and up to five years for C&D facilities.
The impact of changes determined to be changes in estimates, based on an annual update, is accounted for on a prospective basis. The Company’s ultimate liability for such costs may increase in the future as a result of changes in estimates, legislation, or regulations.
The following table rolls forward the net landfill and closure and post-closure liabilities from December 31, 2005 to March 31, 2006:

	Landfill	Closure and Post-
	Assets, net	closure Liabilities
December 31, 2005	$127,758	$3,618
Capital expenditures	972	—
Amortization expense	(2,113)	—
Obligations incurred and capitalized	107	107
Interest accretion	—	71
Acquisitions and other adjustments	2,873	(37)

March 31, 2006	$129,597	$3,759

10

The Company’s liabilities for closure and post-closure costs are as follows:

	March 31,	December 31,
	2006	2005
Recorded amounts:
Current portion	$241	$286
Noncurrent portion	3,518	3,332

Total recorded	$3,759	$3,618

The Company’s total anticipated cost for closure and post-closure activities is $103.3 million, as measured in current dollars. The Company believes the amount and timing of these activities are reasonably estimable. Where the Company believes that both the amount of a particular closure and post-closure liability and the timing of the payments are reliably determinable, the cost, in current dollars, is inflated 2.5% until expected time of payment and then discounted to present value at the Company’s credit-adjusted risk-free rate, which is estimated to be 8.5%. Accretion expense is applied to the closure and post-closure liability based on the effective interest method and is included in cost of services. Had the Company not discounted any portion of its liability based on the amount of landfill airspace utilized to date, the closure and post-closure liability recorded would have been $15.3 million and $14.0 million at March 31, 2006 and December 31, 2005, respectively.
8. INCOME TAXES
The Company accounts for income taxes under the asset and liability method, where deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases based on enacted tax rates. The Company provides a valuation allowance when, based on management’s estimates, it is more likely than not that a deferred tax asset will not be realized in future periods. Income taxes have been provided for the three months ended March 31, 2006 based upon the Company’s anticipated 2006 annual effective income tax rate of 40.0% as compared to 39.4% for the three months ended March 31, 2005. Such rate differs from the statutory rate of 35% due to state income taxes and estimates of non-deductible expenses.
9. STOCKHOLDERS’ EQUITY
During the three months ended March 31, 2006, the Company has issued 285,527 restricted shares, net of forfeitures, under the Amended and Restated 2004 WCA Waste Corporation Incentive Plan. These shares vest over periods ranging from one to ten years from the issue date. The following table reflects the changes in stockholders’ equity from December 31, 2005 to March 31, 2006:

					Accumulated
		Additional	Unearned		Other
	Common	Paid-in	Compensation	Retained	Comprehensive
	Stock	Capital (a)	(a)	Earnings	Income (Loss)	Total
December 31, 2005	$165	$88,371	$(1,441)	$5,043	$(431)	$91,707
Net income	—	—	—	612	—	612
Issuance of restricted shares to employees	3	2,103	(2,106)	—	—	—
Accretion of unearned compensation	—	—	253	—	—	253
Repurchase of common shares	—	(90)	—	—	—	(90)
Change in accumulated income (loss) in interest rate swap, net of tax	—	—	—	—	1,550	1,550

March 31, 2006	$168	$90,384	$(3,294)	$5,655	$1,119	$94,032

(a) Combined as Additional Paid-in Capital on the accompanying condensed consolidated balance sheets.

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10. SEGMENT INFORMATION
The Company’s operations consist of the collection, transfer, processing and disposal of non-hazardous construction and demolition debris and industrial and municipal solid waste. Revenues are generated primarily from the Company’s collection operations to residential, commercial and roll-off customers and landfill disposal services. The following table reflects total revenue by source for the three months ended March 31, 2006 and 2005:

	Three Months
	Ended March 31,
	2006	2005
Collection:
Residential	$5,800	$4,370
Commercial	3,722	3,270
Roll-off	10,322	7,870

Total Collection	19,844	15,510

Disposal	14,209	9,393
Less: Intercompany	(5,168)	(3,583)

Disposal, net	9,041	5,810

Transfer and other	8,792	3,667
Less: Intercompany	(2,997)	(2,102)

Transfer and other, net	5,795	1,565

Total Revenue	$34,680	$22,885

The following table reflects certain geographic information relating to the Company’s operations. The state of Kansas includes one MSW landfill which is a part of the vertically integrated Missouri operations and is combined with Missouri to form a geographic segment. The states of Alabama, Colorado, New Mexico, South Carolina and Tennessee have been aggregated in Other due to their size.

	Kansas/			North
	Missouri	Texas	Arkansas	Carolina	Florida	Other	Corporate	Total
Three months ended March 31, 2006:
Revenue	$11,532	7,172	3,275	2,733	4,772	5,196	—	34,680
Depreciation and amortization	1,160	765	422	426	695	1,018	82	4,568
Capital expenditures	708	408	73	386	1,200	469	2,504	5,748
Capital expenditures (Acquisitions)	1	—	—	—	81	5,341	—	5,423
Three months ended March 31, 2005:
Revenue	$9,880	5,755	2,880	—	—	4,370	—	22,885
Depreciation and amortization	999	628	429	—	—	755	27	2,838
Capital expenditures	1,547	274	39	—	—	839	47	2,746
Capital expenditures (Acquisitions)	11,249	—	—	—	—	—	—	11,249

Total assets:
March 31, 2006	$65,749	31,582	27,290	45,679	61,680	46,150	25,404	303,534
December 31, 2005	64,623	32,222	27,867	45,784	62,048	40,842	18,152	291,538
11. COMMITMENTS AND CONTINGENCIES
Legal Proceedings
The Company is a party to various general legal proceedings which have risen in the ordinary course of business. While the results of these matters cannot be predicted with certainty, the Company believes that losses, if any, resulting from the ultimate resolution of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, unfavorable resolution could affect the consolidated financial position, results of operations or cash flows for the quarterly period in which they are resolved.

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Except as described above and for routine litigation incidental to our business that is not currently expected to have a material adverse effect upon its financial condition, results of operations or prospects, there are no pending material legal proceedings to which the Company is a party or to which any of its property is subject. While management believes a majority of the Company’s present routine litigation is covered by insurance, subject to deductibles and our self-insured portion (as describe below), no assurance can be given with respect to the outcome of any such proceedings or the effect such outcomes may have on the Company or that the Company’s insurance coverage would be adequate.
Other Potential Proceedings
In the normal course of business and as a result of the extensive governmental regulation of the solid waste industry, the Company may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke or deny renewal of an operating permit it holds. From time to time, the Company may also be subject to actions brought by citizens’ groups or adjacent landowners or residents in connection with the permitting and licensing of landfills and transfer stations the Company owns or operates or alleging environmental damage or violations of the permits and licenses pursuant to which the Company operates. Moreover, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of a waste management business.
No assurance can be given with respect to the outcome of any such proceedings or the effect such outcomes may have on the Company, or that the Company’s insurance coverage would be adequate. We are self insured for a portion of our general liability, workers’ compensation and automobile liability. The frequency and amount of claims or incidents could vary significantly from quarter-to-quarter and/or year-to-year, resulting in increased volatility of our costs of services. Although the Company is unable to estimate any possible losses, a significant judgment against the Company, the loss of significant permits or licenses or the imposition of a significant fine or other liabilities could have a material adverse effect on the Company’s financial condition, results of operations and prospects.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.
     The following discussion should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto included elsewhere in this quarterly report. In addition, reference should be made to our audited consolidated financial statements and notes thereto and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our annual report on Form 10-K for the year ended December 31, 2005 as filed with the SEC on March 16, 2006. The discussion below contains forward-looking statements that involve risks and uncertainties. For additional information regarding some of these risks and uncertainties please read “Risk Factors and Cautionary Statement About Forward-Looking Statements” included elsewhere in this quarterly report. Unless the context requires otherwise, references in this quarterly report on Form 10-Q to “WCA Waste,” “we,” “us” or “our” refer to WCA Waste Corporation and its direct and indirect subsidiaries on a consolidated basis .
Overview
     We are a vertically integrated, non-hazardous solid waste management company providing non-hazardous construction/demolition, industrial and municipal solid waste collection, transfer, processing, and disposal services in the south and central regions of the United States. As of March 31, 2006, we served approximately 203,000 commercial, industrial and residential customers in Alabama, Arkansas, Colorado, Florida, Kansas, Missouri, New Mexico, North Carolina, South Carolina, Tennessee and Texas. We currently own and/or operate 21 transfer stations/materials recovery facilities (MRFs), 8 MSW landfills and 12 C&D landfills. We serve our customers through these operations and our 24 collection operations. Of these facilities, two transfer stations, one MSW landfill and one C&D landfill are fully permitted but not yet opened, and two transfer stations are idle. Additionally, we currently operate but do not own two of the transfer stations, and we hold certain prepaid disposal rights at landfills in Texas, Oklahoma and Arkansas owned and operated by other parties.
Acquisition Strategy
     Our future financial performance will significantly depend on successful implementation of our strategy of acquisitions in our existing markets and selected additional markets. In markets where we already own a landfill, we intend to focus on expanding our presence by acquiring smaller companies that also operate in that market or in adjacent markets (“tuck–in” acquisitions). Tuck-in acquisitions will allow growth in revenue and increase market share and enable integration and consolidation of duplicative facilities and functions to maximize cost efficiencies and economies-of-scale. We will typically seek to enter a new market by acquiring a permitted landfill operation in that market. Upon acquiring a landfill in a new market, we then intend to expand our operations by acquiring collection and/or transfer operations and internalizing waste into the landfill.
     We intend to pursue our acquisition strategy primarily with cash, including borrowings under our $200 million combined credit facility entered into in April 2005. We may also issue shares of common stock in connection with acquisitions.
     Since completing our initial public offering in June 2004 through the three months ended March 31, 2006, we have completed 18 acquisitions. The purchase price for these acquisitions consisted of $125.4 million of cash, $4.5 million of convertible debt, $11.8 million of assumed debt (net of $0.5 million of debt discount), $5.6 million of assumed deferred tax liabilities and 1,737,852 shares of our common stock. During the three months ended March 31, 2006, we completed the acquisition of Transit Waste LLC from Waste Corporation of America LLC. WCA Waste Corporation was previously part of a corporate group that included Waste Corporation of America LLC. The two companies maintain certain other relationships and have certain common officers, directors and owners. Total consideration for the Transit acquisition included $0.4 million in cash and $5.2 million in debt assumed (net of $0.1 million of debt discount). Subsequently, we repaid $1.3 million of the assumed debt. Information concerning our acquisitions may be found in our previously filed periodic and current reports and in Note 2 to the financial statements included in Item 1 of this report.

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     The following sets forth additional information regarding our acquisitions since our initial public offering:

Company	Location	Completion Date	Operations
Texas Environmental Waste	Houston, TX	July 13, 2004	Collection
Ashley Trash Service	Springfield, MO	August 17, 2004	Collection
Power Waste	Birmingham, AL	August 31, 2004	Collection
Blount Recycling	Birmingham, AL	September 3, 2004	Collection, Landfill & Transfer Station
Translift, Inc.	Little Rock, AR	September 17, 2004	Collection
Rural Disposal, Inc.	Willow Springs, MO	November 12, 2004	Collection
Trash Away, Inc.	Piedmont, SC	November 30, 2004	Collection & Transfer Station
Gecko Investments (Eagle Ridge)	St. Louis, MO	January 11, 2005	Collection & Landfill
MRR Southern, LLC	High Point/Raleigh, NC	April 1, 2005	Landfill, Transfer Station & MRF
Triangle Environmental	Raleigh, NC	May 16, 2005	Collection
Foster Ferguson	El Dorado Springs, MO	May 16, 2005	Collection
Triad Waste	High Point, NC	May 31, 2005	Collection
Proper Disposal	Chanute, KS	May 31, 2005	Collection
Fort Meade Landfill	Ft. Meade, FL	October 3, 2005	Landfill
Meyer & Gabbert	Sarasota/Arcadia, FL	October 3, 2005	Collection, Landfill & Transfer Station
Pendergrass Refuse	Springfield, MO	October 4, 2005	Collection
Andy’s Hauling	Sarasota, FL	October 21, 2005	Collection
Transit Waste	Durango, CO/Bloomfield, NM	February 10, 2006	Collection & Landfill
     After giving effect to these acquisitions, at March 31, 2006, we owned and/or operated a total of 20 landfills, 24 collection operations and 21 transfer stations/MRFs, had approximately 290 routes and handled approximately 10,000 landfill tons per day at our landfills.
     For additional discussions of our acquisitions, please read Note 2 to the financial statements included in Item 1 of this report. After an acquisition is completed we incur integration expenses related to (i) incorporating new truck fleets into our preventative maintenance program, (ii) the testing of new employees to comply with Department of Transportation regulations, (iii) implementing our safety program, (iv) re-routing trucks and equipment, and (v) conversion of customers to our billing system. We generally expect that the costs of acquiring and integrating an acquired business will be incurred primarily during the first 12 months after acquisition. Synergies from tuck-in acquisitions can also take as long as 12 months to be realized.
General Review of First Quarter Results
     Our operations consist of the collection, transfer, processing and disposal of non-hazardous construction and demolition debris and industrial and municipal solid waste. Revenues are generated primarily from our landfill disposal services and our collection operations provided to residential, commercial and roll-off customers. Roll-off service is the hauling and disposal of large waste containers (typically between 10 and 50 cubic yards) that are loaded on to and off of the collection vehicle. Including the first quarter acquisition, our revenue segmentation (before elimination of intercompany revenue) for the three months ended March 31, 2006 was 57.2% collection operations, 26.1% disposal, 16.7% transfer and other as compared to 54.2% collection operations, 32.9% disposal, and 12.9% transfer and other for the three months ended March 31, 2005. The following table reflects our total revenue by source for the three months ended March 31, 2006 and 2005 (dollars in thousands):

	Three Months
	Ended March 31,
	2006	2005
Collection:
Residential	$5,800	$4,370
Commercial	3,722	3,270
Roll-off	10,322	7,870

Total Collection	19,844	15,510

Disposal	14,209	9,393
Less: Intercompany	(5,168)	(3,583)

Disposal, net	9,041	5,810

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	Three Months
	Ended March 31,
	2006	2005
Transfer and other	8,792	3,667
Less: Intercompany	(2,997)	(2,102)

Transfer and other, net	5,795	1,565

Total Revenue	$34,680	$22,885

     Please read Note 10 to our condensed consolidated financial statements for certain geographic information related to our operations.
     Costs of services include, but are not limited to, labor, fuel and other operating expenses, equipment maintenance, disposal fees paid to third-party disposal facilities, insurance premiums and claims expense, selling expenses, wages and salaries of field personnel located at operating facilities, third-party transportation expense and state and local waste taxes. We are self-insured for a portion of our general liability, workers’ compensation and automobile liability. The frequency and amount of claims or incidents could vary significantly from quarter-to-quarter and/or year-to-year, resulting in increased volatility of our costs of services.
     General and administrative expense includes the salaries and benefits of our corporate employees, certain centralized reporting and cash management costs and other overhead costs associated with our corporate office.
     Depreciation and amortization expense includes depreciation of fixed assets and amortization of intangible assets over their useful lives using the straight-line method.
     We capitalize third-party expenditures related to pending acquisitions, such as legal, engineering, and accounting expenses, and certain direct expenditures such as travel costs. We expense indirect acquisition costs, such as salaries and other corporate services, as we incur them. We routinely evaluate all capitalized costs, and expense those related to projects that we believe are not likely to succeed.
Forward-Looking Statements and Non-GAAP Measures
     As indicated in “Risk Factors and Cautionary Statement About Forward-Looking Statements” this report contains forward-looking statements, all of which are qualified by the risk factors and other statements set forth in that section. Among other forward-looking statements, we reiterate that we expect that our acquisition program will increase estimated revenue “run rate” to approximately $200 million and estimated EBITDA “run rate” to approximately $60 million over the three to four year period following our initial public offering in June 2004.
     “Run rate” estimates are forward-looking statements based upon a mixture of historical and other information (including projected results and forecasts) compiled by us and derived from information provided by third parties, including acquisition candidates. They are subject to all of the risks and limitations described in “Risk Factors and Cautionary Statement About Forward-Looking Statements.” They are not audited or based on GAAP. In this report, and in presentations and press releases, we provide run rate estimates with respect to us and also separately with respect to one or more acquired businesses. We determine the period over which to calculate a “run rate” based on factors we deem to be reasonable. In computing our revenue “run rates” as of the end of any given period we generally annualize the average of the monthly revenues of the companies that we acquired for the period prior to acquisition (which is the “run rate” for the acquired businesses) and add that annualized number to our revenues. In computing our estimated “EBITDA” run rates we apply the same principles in that we use in computing what our credit facilities refer to as “pro forma adjusted EBITDA,” which is an internal, non-GAAP estimate intended to provide a forecast of the potential effects resulting from acquired businesses based on assumed adjustments to items of revenue, income and expense, as well as non-cash non-recurring items and assumed internalization from acquired businesses, attributable to the transaction and having an ongoing impact that management believes to be reasonable and factually supportable. Run rate estimates of EBITDA for one or more acquired businesses are determined separately by applying similar principles and adjustments with respect to information provided by the acquired businesses. Such estimates are reported to the lenders under our credit facilities and to our board of directors. Actual revenues, EBITDA may or may not equal the estimated “run rate.”

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Our management evaluates our performance based on non-GAAP measures, of which the primary performance measure is EBITDA. EBITDA consists of earnings (net income) before interest expense (including the write-off of deferred financing costs and debt discount), income tax expense, depreciation and amortization. We also compute EBITDA before the cumulative effect of change in accounting principle and before considering the effect of discontinued operations as the effect of these items is not relevant to our ongoing operations. We also use these same measures when evaluating potential acquisition candidates.
     We believe EBITDA is useful to an investor in evaluating our operating performance because:
•	it is widely used by investors in our industry to measure a company’s operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;
•	it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization of our landfills and vehicles) from our operating results; and
•	it helps investors identify items that are within operational control. Depreciation charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.
     Our management uses EBITDA:
•	as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;
•	as one method we use to estimate a purchase price (often expressed as a multiple of EBITDA) for solid waste companies we intend to acquire. The appropriate EBITDA multiple will vary from acquisition to acquisition depending on factors such as the size of the operation, the type of operation, the anticipated growth in the market, the strategic location of the operation in its market as well as other considerations;
•	in presentations to our board of directors to enable them to have the same consistent measurement basis of operating performance used by management;
•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations;
•	in evaluations of field operations since it represents operational performance and takes into account financial measures within the control of the field operating units;
•	as a component of incentive cash bonuses paid to our executive officers and other employees;
•	to assess compliance with financial ratios and covenants included in our credit agreements; and
•	in communications with investors, lenders, and others, concerning our financial performance.

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     The following presents a reconciliation of the total EBITDA to net income (in thousands):

	Three months ended
	March 31,
	2006	2005
Total EBITDA	$9,695	$5,359
Depreciation and amortization	(4,568)	(2,838)
Interest expense, net	(4,107)	(1,352)
Income tax provision	(408)	(461)

Net income	$612	$708

     Our EBITDA, as we define it, may not be comparable to similarly titled measures employed by other companies and are not measures of performance calculated in accordance with GAAP. EBITDA should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.
Results of Operations
Three Months Ended March 31, 2006 Compared to Three Months Ended March 31, 2005
     The following table sets forth items in our condensed consolidated statement of operations and as a percentage of revenues for the three months ended March 31, 2006 and 2005 (dollars in thousands):

	Three Months Ended March 31,
	2006		2005
Revenue	$34,680	100.0%	$22,885	100.0%
Expenses:
Cost of services	22,284	64.2	15,784	69.0
Depreciation and amortization	4,568	13.2	2,838	12.4
Stock-based compensation	253	0.7	—	—
Other general and administrative	2,457	7.1	1,746	7.6

Operating income	5,118	14.8	2,517	11.0

Interest expense, net	(4,107)	(11.8)	(1,352)	(5.9)
Other income, net	9	0.0	4	0.0
Income tax provision	(408)	(1.2)	(461)	(2.0)

Net income	$612	1.8%	$708	3.1%

     Revenue. Total revenue for the three months ended March 31, 2006 increased $11.8 million, or 51.5%, to $34.7 million from $22.9 million for the three months ended March 31, 2005. Acquisitions contributed $8.2 million of the increase while internal volume growth contributed $2.0 million, operational price increases contributed $0.7 million, and pricing from fuel surcharges added $0.9 million.
     Cost of services. Total cost of services for the three months ended March 31, 2006 increased $6.5 million, or 41.2%, to $22.2 million from $15.7 million for the three months ended March 31, 2005. While cost of services increased in total, they have decreased to 64.2% of revenue from 69.0% during the same period last year. Increases in labor, insurance, fuel and disposal costs accounted for a majority of the increased cost of services mainly as a result of acquisitions since April 2005. Reductions in operating costs as a percentage of revenue were achieved related to certain licenses and fees, landfill site expenses and field administrative costs which are semi-fixed and do not increase proportional with revenue. These improvements were partially offset by fuel costs that increased as a percentage of revenue from 5.9% for the three months ended March 31, 2005 to 6.2% for the three months ended March 31, 2006.
     Depreciation and amortization. Depreciation and amortization expense for the three months ended March 31, 2006 increased by 61.0% to $4.6 million from $2.8 million for the three months ended March 31, 2005. These increases can be attributed to acquisitions, capital expenditures, and increased amortization corresponding with increased landfill volumes.

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     Stock-based compensation. The stock-based compensation expense during the three months ended March 31, 2006 relates to earned compensation associated with restricted stock grants under the Amended and Restated 2004 WCA Waste Corporation Incentive Plan.
     Other general and administrative. Total other general and administrative expense for the three months ended March 31, 2006 increased by 40.7% to $2.5 million from $1.7 million for the three months ended March 31, 2005. The increase is primarily attributable to legal and accounting expenses related to compliance with the Sarbanes-Oxley Act of 2002 as well as printing, travel, insurance and other costs, including costs associated with our ongoing acquisition program.
     Interest expense, net. Interest expense, net for the three months ended March 31, 2006 increased by 203.8% to $4.1 million from $1.4 million for the same period in 2005. The increase relates to the higher average interest rate, the higher average debt balance outstanding as a result of additional borrowings under our credit facilities primarily to fund acquisitions as well as seller notes issued and debt assumed in connection with acquisitions. Our average borrowing costs went from 5.06% at March 31, 2005 to 8.38% at March 31, 2006.
     Income tax provision. Income tax provision for the three months ended March 31, 2006 as a percentage of pre-tax income was 40.0% as compared to 39.4% for the three months ended March 31, 2005. The rate in the current year period reflects the projected full year tax rate.
Liquidity and Capital Resources
     Our business and industry is capital intensive, requiring capital for equipment purchases, landfill construction and development, and landfill closure activities in the future. Our planned acquisition strategy also requires significant capital. We plan to meet our future capital needs primarily through cash on hand, cash flow from operations and borrowing capacity under our credit facility. Additionally, our acquisitions may require seller notes, equity issuances and debt financings. We expect these sources will be adequate to fund our future capital needs and acquisition strategy for the foreseeable future.
     As of March 31, 2006, we had total outstanding long-term debt of approximately $183.0 million, consisting primarily of approximately $164.4 million outstanding under our credit facilities, and approximately $7.4 million of various seller notes and $10.9 million of assumed debt associated with acquisitions. This represented an increase of $6.4 million over our total debt outstanding as of December 31, 2005. The increase in outstanding debt since December 31, 2005 was due primarily to debt assumed in connection with the Transit Waste acquisition. Effective November 1, 2005, we entered into an interest rate swap agreement whereby we exchanged $150 million of our floating rate debt for five-year fixed-rate debt. As a result of this agreement, the LIBOR component of our interest rate will be 4.885% on the first $150 million of our borrowings for the remainder of the term of the swap agreement.
     As of March 31, 2006, we had a working capital surplus of $7.4 million which had improved $0.7 million from a working capital surplus of $6.7 million as of December 31, 2005. The improvement can be attributed to timing differences in collection of receivables and payments of current liabilities. Our credit facility includes a “swing-line” feature, which monitors cash requirements or excesses on a daily basis. After meeting current working capital and capital expenditure requirements, our cash strategy is to use the available swing-line feature of our First Lien Credit Agreement to maintain a minimum cash and cash equivalents balance and use excess cash to reduce our indebtedness under the First Lien Credit Agreement.
Tax-Exempt Bonds
     In February 2006, we assumed $3.0 million of tax-exempt Environmental Facilities Revenue Bonds as part of the debt assumed in the Transit Waste acquisition.

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Contractual Obligations
     There were no material changes outside of the ordinary course of our business during the three months ended March 31, 2006 to the other items listed in the Contractual Obligations table included in our Form 10-K filed with the SEC on March 16, 2006.
Cash Flows
     Cash provided by operations for the three months ended March 31, 2006 and 2005 was $7.0 million and $2.7 million, respectively. The changes in cash flows from operating activities are primarily due to changes in the components of working capital from period to period. Other items impacting operating cash flows include depreciation and amortization as well as stock-based compensation, both of which were non-cash expenses.
     Cash used in investing activities consist primarily of cash used for capital expenditures and the acquisition of businesses. Cash used for capital expenditures, including acquisitions, was $6.1 million and $9.3 million for the three months ended March 31, 2006 and 2005, respectively. Acquisitions of businesses accounted for $6.2 million of the decrease over the prior year period, partially offset by increased capital expenditures for normal operations.
     Cash provided by (used in) financing activities for the three months ended March 31, 2006 and 2005 was $(0.7) million and $9.2 million, respectively. Net cash provided by (used in) financing activities mainly includes borrowings under our credit facilities, repayments of debt, and financing costs associated with our credit facilities in all periods. Proceeds from financing during the three months ended March 31, 2005 include the net proceeds from the use of our credit facilities and seller notes.
Critical Accounting Estimates and Assumptions
     We make several estimates and assumptions during the course of preparing our financial statements. Since some of the information that we must present depends on future events, it cannot be readily computed based on generally accepted methodologies, or may not be appropriately calculated from available data. Some estimates require us to exercise substantial judgment in making complex estimates and the assumptions and, therefore, have the greatest degree of uncertainty. This is especially true with respect to estimates made in accounting for landfills, environmental remediation liabilities and asset impairments. We describe the process of making such estimates in Note 7 to the financial statements included in Item 1 of this report and in Note 1 (f), to our financial statements in our annual report on Form 10-K for the year ended December 31, 2005. For a description of other significant accounting policies, see Note 1 to the financial statements included in Item 1 of this report and in Note 1 to our financial statements in our annual report on Form 10-K for the year ended December 31, 2005.
     In summary, our landfill accounting policies include the following:
     Capitalized Landfill Costs
     At March 31, 2006, the Company owned 8 MSW landfills and 12 C&D landfills. One MSW landfill and one C&D landfill are fully permitted but not constructed and have not yet commenced operations as of March 31, 2006.
     Capitalized landfill costs include expenditures for the acquisition of land and airspace, engineering and permitting costs, cell construction costs and direct site improvement costs. As of March 31, 2006, no capitalized interest had been included in capitalized landfill costs. However, in the future interest could be capitalized on landfill construction projects but only during the period the assets are undergoing activities to ready them for their intended use. Capitalized landfill costs are amortized ratably using the units-of- production method over the estimated useful life of the site as airspace of the landfill is consumed. Landfill amortization rates are determined periodically (not less than annually) based on aerial and ground surveys and other density measures and estimates made by our internal and/or third-party engineers.

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     Total available airspace includes the total of estimated permitted airspace plus an estimate of probable expansion airspace that we believe is likely to be permitted. Where we believe permit expansions are probable, the expansion airspace, and the projected costs related to developing the expansion airspace are included in the airspace amortization rate calculation. The criteria we use to determine if permit expansion is probable include but, are not limited to, whether:
•	we believe that the project has fatal flaws;

•	the land is owned or controlled by us, or under option agreement;

•	we have committed to the expansion;

•	financial analysis has been completed, and the results indicate that the expansion has the prospect of a positive financial and operational impact;

•	personnel are actively working to obtain land use, local and state approvals for an expansion of an existing landfill;

•	we believe the permit is likely to be received; and

•	we believe that the timeframe to complete the permitting is reasonable.
     We may be unsuccessful in obtaining expansion permits for airspace that has been considered probable. If unsuccessful in obtaining these permits, the previously capitalized costs will be charged to expense. As of March 31, 2006, we have included 87 million cubic yards of expansion airspace with estimated development costs of approximately $68.4 million in our calculation of the rates used for the amortization of landfill costs.
     Closure and Post-Closure Obligations
     We have material financial commitments for the costs associated with our future obligations for final closure, which is the closure of the landfill, the capping of the final uncapped areas of a landfill and post-closure maintenance of those facilities, which is generally expected to be for a period of up to 30 years for MSW facilities and up to five years for C&D facilities.
     On January 1, 2003, we adopted SFAS No. 143, “Accounting for Asset Retirement Obligations” (SFAS No. 143), which provides standards for accounting for obligations associated with the retirement of long-lived assets and the associated asset retirement costs. Generally, the requirements for recording closure and post-closure obligations under SFAS No. 143 are as follows:
•	Landfill closure and post-closure liabilities are calculated by estimating the total obligation in current dollars. Cost estimates equate the costs of third parties performing the work. Any portion of the estimates which are based on activities being performed internally are increased to reflect a profit margin a third party would receive to perform the same activity. This profit margin will be taken to income once the work is performed internally.

•	The total obligation is carried at the net present value of future cash flows, which is calculated by inflating the obligation based upon the expected date of the expenditure using an inflation rate and discounting the inflated total to its present value using a discount rate. The discount rate represents our credit-adjusted risk-free rate. The resulting closure and post-closure obligation is recorded as an increase in this liability as airspace is consumed.

•	Accretion expense is calculated based on the discount rate and is charged to cost of services and increases the related closure and post-closure obligation. This expense will generally be less during the early portion of a landfill’s operating life and increase thereafter.

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     The following table sets forth the rates we used for the amortization of landfill costs and the accrual of closure and post-closure costs for the three months ended March 31, 2006 and the year ended December 31, 2005:

	Three Months Ended	Year Ended
	March 31,	December 31,
	2006	2005
Number of landfills owned	20	19

Landfill depletion and amortization expense (in thousands)	$2,113	$6,956
Accretion expense (in thousands)	71	159
Closure and post-closure expense (in thousands)	48	—

	2,232	7,115

Airspace consumed (in thousands of cubic yards)	1,141	3,854

Depletion, amortization, accretion, closure and post-closure expense per cubic yard of airspace consumed	$1.96	$1.85

     The impact of changes determined to be changes in estimates, based on an annual update, is accounted for on a prospective basis. Our ultimate liability for such costs may increase in the future as a result of changes in estimates, legislation, or regulations.

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ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.
     In the normal course of business, we are exposed to market risk including changes in interest rates. We use interest rate swap agreements to manage a portion of our risks related to interest rates. Effective November 1, 2005, we entered into an interest rate swap agreement whereby we exchanged $150 million of floating rate debt for five-year fixed-rate debt. We did not enter into the interest rate swap agreements for trading purposes.
     After giving effect to the swap, as of March 31, 2006, we had debt outstanding that bears interest at variable or floating rates of approximately $14.4 million as compared to approximately $12.0 million as of December 31, 2005. We are primarily affected by changes in LIBOR rates. After giving effect to our interest rate swap agreement, if interest rates were to change by 100 basis points, or 1%, this would result in a corresponding change of $0.1 million in annual interest charges.
ITEM 4. CONTROLS AND PROCEDURES.
     We carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures as of March 31, 2006. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective as of March 31, 2006 in ensuring that the information required to be disclosed by us (including our consolidated subsidiaries) in the reports that we file or submit under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.
     Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, a report of management’s assessment of the design and effectiveness of internal controls was included as part of the annual report on Form 10-K for the fiscal year ended December 31, 2005 as filed with the SEC on March 16, 2006. KPMG LLP, our independent registered public accountants, also attested to, and reported on, management’s assessment of the effectiveness of internal controls over financial reporting. Management’s report and the independent registered public accounting firm’s attestation report were included in Part II, Item 8 “Financial Statements and Supplementary Data” of the annual report on Form 10-K
     Based on an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, there has been no change in our internal control over financial reporting that occurred during our last fiscal quarter ended March 31, 2006, identified in connection with that evaluation, that has materially affected, or that is reasonably likely to materially affect, our internal control over financial reporting.

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PART II-OTHER INFORMATION
ITEM 1. LEGAL PROCEEDINGS.
     Please read Note 11 to our unaudited condensed consolidated financial statements included elsewhere in this quarterly report on Form 10-Q for information regarding our legal proceedings.
ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.
(a)	In January 2006, we issued a total of 132,545 shares of our common stock to certain executive officers under the Amended and Restated 2004 WCA Waste Corporation Incentive Plan. This transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933 afforded by Section 4(2). We believe that exemptions other than the foregoing exemption may exist for these transactions.

(b)	Not applicable.

(c)

				(c)	(d)
				Total number of	Maximum number (or
	(a)			shares (or units)	approximate dollar value) of
	Total number		(b)	purchased as part of	shares (or units) that may
	of shares (or units)		Average price paid	publicly announced plans	yet be purchased under the
Period	purchased		per share (or unit)	or programs	plans or programs
January 1 – January 31, 2006	—		—	—	—
February 1 – February 28, 2006	—		—	—	—
March 1 – March 31, 2006	10,915	(1)	$6.52	—	—
Total	10,915	(1)	$6.52	—	—

(1)	Represents shares of WCA Waste Corporation’s common stock surrendered to satisfy tax withholding obligations on the vesting of restricted stock.
ITEM 6. EXHIBITS.

2.1**	Reorganization Agreement, dated May 10, 2004, between WCA Waste Corporation and Waste Corporation of America, Inc. (incorporated by reference to Exhibit 2.1 to Amendment No. 2 to the registrant’s Registration Statement on Form S-1 (File No. 333-113416) filed with the SEC on May 14, 2004).

2.2	Agreement and Plan of Merger, dated May 10, 2004, between WCA Waste Corporation, Waste Corporation of America and WCA Merger Corporation (incorporated by reference to Exhibit 2.2 to Amendment No. 2 to the registrant’s Registration Statement on Form S-1 (File No. 333-113416) filed with the SEC on May 14, 2004).

2.3	Agreement and Plan of Merger, dated as of May 20, 2004, between WCA Waste Corporation and WCA Merger II Corporation (incorporated by reference to Exhibit 2.3 to Amendment No. 5 to the registrant’s Registration Statement on Form S-4 (File No. 333-114901) filed with the SEC on June 21, 2004).

2.4†**	Membership Interest Purchase Agreement, dated effective January 14, 2005, between WCA of North Carolina, L.P., MRR Southern, LLC, Material Recovery, LLC, Material Reclamation, LLC, MRR of High Point, LLC, MRR Wake Transfer Station, LLC, WCA Waste Corporation, F. Norbert Hector, Jr., D.H. Griffin, Paul M. Givens, Edward I. Weisiger, Jr. and David Griffin, Jr. (incorporated by reference to Exhibit 2.4 to the registrant’s Form 10-K (File No. 000-50808) filed with the SEC on March 24, 2004).

2.5†	Closing and Asset Purchase Agreement, dated as of October 2, 2005, by and among WCA of Florida, Inc., Meyer & Gabbert Excavating Contractors, Inc., Leonard G. Meyer, Jr. and James

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F. Gabbert (incorporated by reference to Exhibit 2.1 to the registrant’s Form 8-K (File No. 000-50808) filed with the SEC on September 30, 2005).

2.6	Agreement and Plan of Merger, dated as of September 30, 2005, by and among WCA Waste Corporation, WCA of Central Florida, Inc., WCA Management Company, L.P., Waste Corporation of America, LLC and Waste Corporation of Central Florida, Inc. (incorporated by reference to Exhibit 2.2 to the registrant’s Form 8-K (File No. 000-50808) filed with the SEC on September 30, 2005).

2.7	First Amendment to Membership Interest Purchase Agreement, dated as of March 30, 2005, by and among WCA of North Carolina, L.P., MRR Southern, LLC, WCA Waste Corporation and WCA of Wake County, L.P. (incorporated by reference to Exhibit 2.2 to the registrant’s Form 10-Q (File No. 000-50808) filed with the SEC on May 13, 2005).

3.1	Second Amended and Restated Certificate of Incorporation of WCA Waste Corporation (incorporated by reference to Exhibit 3.1 to the registrant’s Form 10-K (File No. 000-50808) filed with the SEC on December 22, 2005).

3.2	Amended and Restated Bylaws of WCA Waste Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 6 to the registrant’s Registration Statement on Form S-1 (File No. 333-113416) filed with the SEC on June 21, 2004).

4.1	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the registrant’s Registration Statement on Form S-1 (File No. 333-113416) filed with the SEC on May 14, 2004).

4.2	Trust Indenture between Gulf Coast Waste Disposal Authority and U.S. Bank National Association, as Trustee, dated as of August 1, 2002 (incorporated by reference to Exhibit 4.2 to Amendment No. 4 to the registrant’s Registration Statement on Form S-1 (File No. 333-113416) filed with the SEC on June 17, 2004).

4.3	Form of Environmental Facilities Revenue Bond (included in Exhibit 4.2).

10.1	Administrative Services Agreement, dated May 20, 2004, between WCA Waste Corporation and Waste Corporation of America, Inc. (incorporated by reference to Exhibit 10.2 to Amendment No. 3 to the registrant’s Registration Statement on Form S-1 (File No. 333-113416) filed with the SEC on June 1, 2004).

10.2+	Employment Agreement, dated March 22, 2005, between WCA Management Company, L.P., WCA Waste Corporation and Tom J. Fatjo, Jr.

10.3+	Employment Agreement, dated March 22, 2005, between WCA Management Company, L.P., WCA Waste Corporation and Jerome Kruszka (incorporated by reference to Exhibit 10.4 to the registrant’s Form 10-K (File No. 000-50808) filed with the SEC on March 24, 2004).

10.4+	Employment Agreement, dated March 22, 2005, between WCA Management Company, L.P., WCA Waste Corporation and Charles Casalinova (incorporated by reference to Exhibit 10.5 to the registrant’s Form 10-K (File No. 000-50808) filed with the SEC on March 24, 2004).

10.5+	Employment Agreement, dated March 22, 2005, between WCA Management Company, L.P., WCA Waste Corporation and Tom J. Fatjo, III (incorporated by reference to Exhibit 10.6 to the registrant’s Form 10-K (File No. 000-50808) filed with the SEC on March 24, 2004).

10.6	Capital Contribution Commitment Agreement, dated May 10,2004, between WCA Waste Corporation and Waste Corporation of America (incorporated by reference to Exhibit 10.12 to Amendment No. 2 to the registrant’s Registration Statement on Form S-1 (File No. 333-113416) filed with the SEC on May 14, 2004).

10.7	Tax Disaffiliation Agreement, dated as of May 20, 2004, by and between WCA Waste Corporation and Waste Corporation of America LLC (incorporated by reference to Exhibit 10.13 to Amendment No. 3 to the registrant’s Registration Statement on Form S-1 (File No. 333-113416) filed with the SEC on June 1, 2004).

10.8	Registration Rights Agreement, dated June 15, 2004, by and among WCA Waste Corporation, EFO Co-Investment Partners and WCA Partners, L.P. (incorporated by reference to Exhibit 10.14 to Amendment No. 4 to the registrant’s Registration Statement on Form S-1 (File No. 333-113416) filed with the SEC on June 17, 2004).

10.9+	Form of Stock Option Agreement under the 2004 WCA Waste Corporation Incentive Plan (incorporated by reference to Exhibit 10.4 to the registrant’s Form 10-Q (File No. 000-50808) filed with the SEC on November 10, 2004).

10.10+	Form of Executive Officer Restricted Stock Grant under the 2004 WCA Waste Corporation Incentive Plan (incorporated by reference to Exhibit 10.15 to the registrant’s Form 10-K (File No. 000-50808) filed with the SEC on March 24, 2004).

10.11+	WCA Waste Corporation Performance Unit Plan (incorporated by reference to Exhibit 10.19 to the registrant’s Form 10-K (File No. 000-50808) filed with the SEC on March 24, 2004).

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10.12+	WCA Waste Corporation Management Incentive Plan (incorporated by reference to Exhibit 10.20 to the registrant’s Form 10-K (File No. 000-50808) filed with the SEC on March 24, 2004).

10.13+	Form of Non-Employee Director Restricted Stock Grant under the 2004 WCA Waste Corporation Incentive Plan (incorporated by reference to Exhibit 10.21 to the registrant’s Form 10-K (File No. 000-50808) filed with the SEC on March 24, 2004).

10.14	Form of Resale Restriction Agreement, dated as of December 21, 2005, between WCA Waste Corporation and each of Tom J. Fatjo, Jr., Jerome M. Kruszka, Charles A. Casalinova, Tom J. Fatjo, III, Richard E. Bean, Ballard O. Castleman and Roger A. Ramsey individually (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K (File No. 000-50808) filed with the SEC on December 22, 2005).

10.15	Solid Waste Disposal Agreement, dated as of October 3, 2005, by any between Waste Corporation of America, LLC and WCA Waste Corporation (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K (File No. 000-50808) filed with the SEC on September 30, 2005).

10.16	Amended and Restated 2004 Waste Corporation Incentive Plan, effective as of June 1, 2005 (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K (File No. 000-50808) filed with the SEC on June 1, 2005).

10.17	Reimbursement Agreement, dated as of August 30, 2002, by and among WCA Waste Systems, Inc., Waste Corporation of Texas, L.P., and Wells Fargo Bank Texas, National Association (incorporated by reference to Exhibit 10.10 to the registrant’s Form 10-Q (File No. 000-50808) filed with the SEC on May 13, 2005).

10.18	First Amendment to Reimbursement Agreement, dated as of April 20, 2005, by and among WCA Waste Systems, Inc., Waste Corporation of Texas, L.P., and Wells Fargo Bank National Association (successor by merger to Wells Fargo Bank Texas, National Association) (incorporated by reference to Exhibit 10.10 to the registrant’s Form 10-Q (File No. 000-50808) filed with the SEC on May 13, 2005).

10.19	First Lien Credit Agreement, dated as of April 28, 2005, by and among WCA Waste Systems, Inc., Wells Fargo Bank, National Association, Comerica Bank and the Lenders party thereto (incorporated by reference to Exhibit 10.10 to the registrant’s Form 10-Q (File No. 000-50808) filed with the SEC on May 13, 2005).

10.20	Second Lien Credit Agreement, dated as of April 28, 2005, by and among WCA Waste Systems, Inc., Wells Fargo Bank, National Association and the Lenders party thereto (incorporated by reference to Exhibit 10.10 to the registrant’s Form 10-Q (File No. 000-50808) filed with the SEC on May 13, 2005).

10.21	Securities Purchase Agreement, dated as of February 10, 2006, by and among WCA Waste Corporation, Transit Waste LLC, WCA Management Company, L.P., and Waste Corporation of America, LLC. (incorporated by reference to Exhibit 10.29 to the registrant’s Form 10-K (File No. 000-50808) filed with the SEC on March 16, 2006).

31.1*	Rule 13a-14(a)/15d-14(a) Certification of Chief Executive Officer.

31.2*	Rule 13a-14(a)/15d-14(a) Certification of Chief Financial Officer.

32.1*	Section 1350 Certification of Chief Executive Officer.

32.2*	Section 1350 Certification of Chief Financial Officer.

+	Management contract or compensatory plan, contract or arrangement.

*	Filed herewith.

†	Confidential treatment has been requested with respect to certain information contained in this agreement.

**	Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.
     The registrant hereby undertakes, pursuant to Regulation S-K, Item 601(b), paragraph (4)(iii)(A), to furnish to the Securities and Exchange Commission upon request all constituent instruments defining the rights of holders of long-term debt of the registrant and its consolidated subsidiaries not filed herewith for the reason that the total amount of securities authorized under any of such instruments does not exceed 10% of the registrant’s total consolidated assets.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WCA WASTE CORPORATION
By:	/s/ Charles A. Casalinova
Charles A. Casalinova
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Kevin D. Mitchell
Kevin D. Mitchell
Vice President and Controller (Principal Accounting Officer)

Date: May 10, 2006

Report of Independent Registered Public Accounting Firm
The Board of Directors
WCA Waste Corporation (formerly WCA Waste Systems, Inc.):
We have audited the accompanying consolidated balance sheets of WCA Waste Corporation (formerly WCA Waste Systems, Inc.) (the Company) and subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders’ equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WCA Waste Corporation (formerly WCA Waste Systems, Inc.) and subsidiaries as of December 31, 2005 and 2004 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005 in conformity with U.S. generally accepted accounting principles.
We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria), and our report dated March 15, 2006 expressed an unqualified opinion on management’s assessment of, and the effective operation of, internal control over financial reporting.
As discussed in note 1 to the consolidated financial statements, effective January 1, 2003, the Company adopted the provisions of SFAS No. 143, “Accounting for Asset Retirement Obligations”.
/s/ KPMG LLP
Houston, Texas
March 15, 2006